    As filed with the Securities and Exchange Commission on November 7, 2000
                                                    Registration No. 333-49174


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          ----------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                          ----------------------------

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                         6711                 63-0574085
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
                          ----------------------------
                                 ALTON E. YOTHER
                             SOUTHTRUST CORPORATION
                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

         PAUL S. WARE, ESQ.                          BEN H. WILKINSON, ESQ.
   BRADLEY ARANT ROSE & WHITE LLP                PENNINGTON, MOORE, WILKINSON,
    2001 PARK PLACE, SUITE 1400                       BELL & DUNBAR, P.A.
        BIRMINGHAM, AL 35203                    215 SOUTH MONROE STREET, 2ND FL.
           (205) 521-8000                            TALLAHASSEE, FL 32301
                                                        (850) 222-3533
      ---------------------------------------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________________

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed maximum      Proposed maximum
         Title of each class of                Amount to be      offering price     aggregate offering       Amount of
      securities to be registered               registered          per unit               price          registration fee
----------------------------------------   -------------------- ----------------     ------------------   ----------------
Common Stock, par value
  $2.50 per share.......................     736,644 Shares(1)          *              $9,102,738(3)         $2,403.12
Rights to Purchase Series 1999 Junior
 Participating Preferred Stock..........     736,644 Rights(2)

*   Not Applicable

(1) This registration statement covers (i) the maximum number of shares of the common stock of the registrant which is expected to be issued in connection with the merger of First Bank Holding Company with and into a subsidiary of the registrant based on a conversion ratio known at the time of filing this registration statement, and (ii) the maximum number of shares of common stock reserved for issuance under various option plans of First Bank Holding Company, the obligations under which will be assumed by the registrant upon consummation of the merger, but which may be issued prior to consummation of the merger to the extent such options are currently exercisable.

(2) Represents one right issued in respect of each share of common stock of the registrant to be issued.

(3) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(f)(2) under the Securities Act of 1933.
                          ----------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                           FIRST BANK HOLDING COMPANY
                            1997 Capital Circle, N.E.
                           Tallahassee, Florida 32308


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER {__}, 2000

         Notice is hereby given that a special meeting of shareholders of First Bank Holding Company ("First Bank Holding"), a Florida corporation, will be held on December {__}, 2000 at 5:30p.m. at 1997 Capital Circle, N.E., Tallahassee, Florida for the following purposes:

                  1. to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of September 28, 2000 which provides for the merger of First Bank Holding with and into SouthTrust of Alabama, Inc., a subsidiary of SouthTrust Corporation. In the merger, each share of First Bank Holding common stock outstanding on the effective date of the merger will be converted into 1.7456 shares of SouthTrust common stock. You can find a copy of the merger agreement and related plan of merger in Exhibit A to the accompanying proxy statement/prospectus; and

                  2. to transact other business, if any, that may properly come before the special meeting or any adjournments or postponements of the special meeting.

         Only those persons who hold shares of First Bank Holding common stock at the close of business on November 8, 2000 are entitled to notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. The special meeting may be adjourned or postponed more than once without further notice being given to shareholders of First Bank Holding other than an announcement being made at the special meeting or at any adjournment or postponement of the special meeting. Any business referred to in this notice may be transacted at any adjournment or postponement of the special meeting.

         Appraisal rights are available under Florida law to First Bank Holding shareholders with respect to the merger. Please see the section entitled "Your Right to Dissent from the Merger" beginning on page {____} of the accompanying proxy statement/prospectus for a discussion of the availability of appraisal rights and the procedures required to be followed to assert dissenters' rights in connection with the merger.

         We look forward to seeing you at the special meeting. Your vote is important. Please mark, sign and return your proxy card, whether or not you plan to attend the special meeting.

                                            By Order of the Board of Directors


                                             /s/ Susie B. Andrews
                                            ------------------------------------
                                                 Susie B. Andrews, Secretary

Tallahassee, Florida
November {__}, 2000


WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT FIRST BANK HOLDING MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                               Proxy Statement of
                           FIRST BANK HOLDING COMPANY

                    For a Special Meeting of its Shareholders
                        to be held December {_____}, 2000

                 This Proxy Statement includes the Prospectus of
                             SOUTHTRUST CORPORATION
                Relating to up to 736,644 shares of common stock
                           (Par Value $2.50 Per Share)

              TO BE ISSUED IN CONNECTION WITH A PROPOSED MERGER OF
                         FIRST BANK HOLDING COMPANY INTO
                           SOUTHTRUST OF ALABAMA, INC.
                     A SUBSIDIARY OF SOUTHTRUST CORPORATION

In the merger, each of your shares of First Bank Holding common stock will be converted into 1.7456 shares of SouthTrust common stock. This represents a value of ${__________} based on the {____________}, 2000 closing price of SouthTrust common stock.

         Your board of directors has unanimously approved this strategic merger which provides First Bank Holding with growth and opportunities that would not have been available to us on a stand-alone basis. In addition, it provides you with the opportunity to participate as a stockholder in one of the nation's twenty-six largest bank holding companies. In order to complete this merger, we need your approval. This document is being furnished to you in connection with the solicitation of proxies by our board of directors for our use at the special meeting of shareholders. This proxy statement/prospectus only offers the shares of SouthTrust referred to in this document and does not offer them where it is illegal to do so.


                                SPECIAL MEETING

                    WHERE:     1997 Capital Circle, N.E.
                               Tallahassee, Florida

                    WHEN:      December {_____}, 2000

                    TIME:      5:30 p.m. local time


Your board of directors believes that the merger is in the best interest of First Bank Holding and its shareholders and strongly encourages you to vote "FOR" approval of the merger agreement. Our financial advisor, Allen C. Ewing & Co., has issued its opinion to the First Bank Holding board of directors that the exchange ratio is fair from a financial point of view to First Bank Holding shareholders.


     SouthTrust common stock is traded and quoted on The Nasdaq Stock Market under the symbol "SOTR."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES THAT SOUTHTRUST IS OFFERING THROUGH THIS DOCUMENT ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF SOUTHTRUST, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

        The date of this proxy statement/prospectus is November {__}, 2000, and it is being mailed or otherwise delivered to First Bank Holding shareholders on or about that date.

                      REFERENCES TO ADDITIONAL INFORMATION

         This proxy statement/prospectus incorporates important business and financial information about SouthTrust from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus, other than certain exhibits to those documents, by requesting them in writing or by telephone from SouthTrust at the following address:

                             SouthTrust Corporation
                              420 North 20th Street
                            Birmingham, Alabama 35203
                           Attention: Alton E. Yother
                                 (205) 254-0000

         IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY {__________}, {__________}, 2000 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

         See "Where You Can Find More Information" on page {____} for further information.

                                TABLE OF CONTENTS


REFERENCES TO ADDITIONAL INFORMATION.............................................................................ii

TABLE OF CONTENTS...............................................................................................iii

COMMON QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................1

SUMMARY  .........................................................................................................2


SELECTED FINANCIAL INFORMATION....................................................................................6
         Selected financial information about SouthTrust..........................................................6
         Selected financial information about First Bank Holding..................................................7
         Selected pro forma information...........................................................................8
         Unaudited Comparative per Share Data.....................................................................9

A WARNING ABOUT FORWARD-LOOKING INFORMATION......................................................................10

THE SPECIAL MEETING..............................................................................................11
         The Record Date; Quorum Requirement.....................................................................11
         Voting Rights and Votes Required........................................................................11
         Voting at the Special Meeting; Proxies..................................................................11
         Solicitation of Proxies.................................................................................12
         Effect of "Abstentions" and "Broker Non-Votes"..........................................................12

THE MERGER.......................................................................................................13
         General  ...............................................................................................13
         Effective Time of the Merger............................................................................13
         Background of and Reasons of First Bank Holding for the Merger..........................................14
         Reasons of SouthTrust for the Merger....................................................................15
         Opinion of Financial Advisor to First Bank Holding......................................................15
         Interests of Certain Persons in the Merger..............................................................21
         Effect of the Merger on First Bank Holding Common Stock.................................................23
         Effect of the Merger on First Bank Holding Stock Options................................................23
         Distribution of SouthTrust Stock Certificates...........................................................24
         Your Right to Dissent from the Merger...................................................................24
         Timing of Completion of the Merger......................................................................28
         Regulatory Approvals....................................................................................28
         Conditions to be Satisfied or Waived before the Merger Can be Completed.................................29
         Conduct of Business by First Bank Holding Pending the Merger............................................30
         Other Covenants and Agreements..........................................................................31
         Waiver and Amendment....................................................................................32
         Termination of the Merger Agreement.....................................................................32
         Break-Up and Termination Fees...........................................................................33
         Resales of Shares of SouthTrust Common Stock............................................................34
         Anticipated Accounting Treatment........................................................................34
         Expenses ...............................................................................................35

FEDERAL INCOME TAX CONSEQUENCES..................................................................................35

DESCRIPTION OF SOUTHTRUST CAPITAL STOCK..........................................................................37
         General  ...............................................................................................37
         SouthTrust Common Stock.................................................................................37
         SouthTrust Preferred Stock..............................................................................40

MARKET PRICE AND DIVIDEND INFORMATION WITH RESPECT TO
         SOUTHTRUST COMMON STOCK AND FIRST BANK HOLDING COMMON STOCK.............................................41
         Market Price............................................................................................41
         Dividends...............................................................................................42

COMPARISON OF RIGHTS OF
         STOCKHOLDERS OF SOUTHTRUST AND
         SHAREHOLDERS OF FIRST BANK HOLDING......................................................................43
         Voting Rights...........................................................................................43
         Rights on Liquidation...................................................................................43
         Rights of Pre-emption...................................................................................44
         Rights to Call a Special Meeting of the Stockholders....................................................44
         Right to Amend Corporate Governing Documents............................................................44
         Right of Dissent and Appraisal..........................................................................44
         Election and Classification of the Board of Directors...................................................44
         Nomination of Directors by Stockholders.................................................................45
         Rights to Remove a Director.............................................................................45
         Rights to Reports to Stockholders.......................................................................45
         Effect of the Issuance of Preferred Stock...............................................................45
         Rights Attached to Capital Stock........................................................................46

SUPERVISION AND REGULATION.......................................................................................46
         SouthTrust..............................................................................................46
         First Bank Holding......................................................................................49

INFORMATION CONCERNING THE BUSINESS OF FIRST BANK HOLDING........................................................49

FIRST BANK HOLDING MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS........................................................52

WHERE YOU CAN FIND MORE INFORMATION..............................................................................63

EXPERTS AND COUNSEL..............................................................................................65

SUBMISSION OF SHAREHOLDER PROPOSALS AND OTHER MATTERS............................................................65

FIRST BANK HOLDING COMPANY AUDITED FINANCIAL STATEMENTS.........................................................F-1

EXHIBIT A - AGREEMENT AND PLAN OF MERGER........................................................................A-1

EXHIBIT B - OPINION OF ALLEN C. EWING & CO. ....................................................................B-1

EXHIBIT C
         FLORIDA BUSINESS CORPORATION ACT DISSENT PROVISIONS....................................................C-1

                  COMMON QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.       WHAT DO I NEED TO DO NOW?

A. Just indicate on your proxy card how you want to vote with respect to the merger agreement. Sign and return the proxy card in the enclosed prepaid return envelope marked "Proxy" as soon as possible, so that your shares may be represented and voted at the special meeting to be held on December {____}, 2000.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions provided by your broker. Your failure to instruct your broker to vote your shares will be the equivalent of voting against the approval of the merger agreement.

Q.       CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. Yes. There are three ways in which you may revoke your proxy and change your vote. First, you may send a written notice to the Secretary of First Bank Holding stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. Third, you may attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy.

Q.       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After the merger is completed, SouthTrust will send you written instructions explaining how you should exchange your stock certificates.

Q.       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We expect the merger to be completed during the fourth quarter of 2000. We are working towards completing the merger as quickly as possible.
         To do so, the shareholders of First Bank Holding must approve the merger agreement and the merger and we must obtain the banking and other regulatory approvals that are necessary to complete the merger.

Q. WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN COPIES OF THIS PROXY STATEMENT/PROSPECTUS?

A.       You should contact Alton E. Yother of SouthTrust, telephone (205)
         254-5000.

                                     SUMMARY

         This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. Each item in this summary refers to the page where that subject is discussed in more detail. You should carefully read the entire proxy statement/prospectus and other documents to which we refer to fully understand the merger. See "Where You Can Find More Information" on page {____} on how to obtain copies of those documents. In addition, the merger agreement is attached as Exhibit A to this proxy statement/prospectus. We encourage you to read the merger agreement because it is the legal document that governs the merger.

INFORMATION REGARDING SOUTHTRUST AND FIRST BANK HOLDING

SOUTHTRUST CORPORATION
420 NORTH 20TH STREET
BIRMINGHAM, ALABAMA 35203
(205) 254-5000

SouthTrust is a Delaware corporation and a registered financial holding company, and one of its wholly owned subsidiaries is SouthTrust of Alabama, Inc., an Alabama corporation. SouthTrust of Alabama owns SouthTrust Bank, an Alabama banking corporation. SouthTrust, through its subsidiaries, engages in a full range of banking services from 640 banking locations in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Texas. As of June 30, 2000, SouthTrust had consolidated total assets of approximately $44.3 billion, which ranked it as the twenty-sixth largest bank holding company in the United States.

SouthTrust has pursued a strategy of acquiring banks and financial institutions in or near major metropolitan or growth markets in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Texas. The purpose of this strategy is to give SouthTrust business development opportunities in metropolitan markets with favorable prospects for population and per capita income growth.

SouthTrust routinely evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this proxy statement/prospectus, discussions, and in some cases, negotiations and due diligence activities leading to the execution of preliminary or definitive acquisition agreements may occur or be in progress. These transactions may involve SouthTrust acquiring such financial institutions in exchange for cash or capital stock, and, depending on the terms of these transactions, may dilute the SouthTrust common stock to be issued to you in the merger.

FIRST BANK HOLDING COMPANY
1997 CAPITAL CIRCLE, N.E.
TALLAHASSEE, FLORIDA 32308
(850) 668-4034

First Bank Holding is a Florida corporation and a registered bank holding company, whose subsidiary is First Bank, a Florida banking corporation. As of the date of this proxy statement/prospectus, the bank has 3 branches in addition to its main office and 4 ATMs located in Florida. At June 30, 2000, First Bank Holding had consolidated assets of $99,806,000, deposits of $89,522,000 and shareholders' equity of $8,556,000.

RECOMMENDATIONS OF FIRST BANK HOLDING'S BOARD AND OPINION OF FINANCIAL ADVISOR. (SEE PAGE {____})

The First Bank Holding board believes that the merger is in your best interests and has unanimously approved the merger agreement. The First Bank Holding board of directors recommends that you vote "FOR" approval of the merger agreement.

In deciding to approve the merger, First Bank Holding's board considered the opinion of its financial advisor, Allen C. Ewing & Co., that as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the exchange ratio is fair, from a financial point of view, to the shareholders of First Bank Holding. The full text of this opinion is attached as Exhibit B to this proxy statement/prospectus, and you are urged to read this opinion in its entirety.

SPECIAL MEETING TO BE HELD ON DECEMBER {       }, 2000 (SEE PAGE {____})

The special meeting of First Bank Holding shareholders will be held at 5:30 p.m. on {________}, December {__}, 2000, at 1997 Capital Circle, N.E., Tallahassee, Florida. At the special meeting, you will be asked to consider and vote to approve the merger agreement (which provides for the merger of First Bank Holding into SouthTrust of Alabama).

RECORD DATE SET AT NOVEMBER 8, 2000, TWO-THIRDS VOTE OF OUTSTANDING SHARES IS REQUIRED TO APPROVE MERGER (SEE PAGE {____})

You can vote at the special meeting if you owned First Bank Holding common stock at the close of business on November 8, 2000. As of that date, there were 401,000 shares of First Bank Holding common stock issued and outstanding and entitled to be voted at the special meeting. The affirmative vote of the holders of at least two-thirds of the shares of First Bank Holding common stock entitled to be cast on the merger agreement is required. Our directors and executive officers beneficially owned, as of the record date, and are entitled to vote 153,423.5 shares of First Bank Holding common stock, which represents approximately 38% of the outstanding shares of First Bank Holding common stock. If you do not vote your shares of common stock, it will have the effect of a vote against the merger.

The merger does not have to be approved by SouthTrust's stockholders.

DISSENTERS' APPRAISAL RIGHTS (SEE PAGE {____})

Under Florida law, you have the right to dissent from the merger and obtain an amount in cash equivalent to the appraised value of your shares of First Bank Holding common stock when the merger is completed. However, you may only receive this cash payment if you correctly dissent from the merger by following specified procedures. The relevant sections of Florida law are attached to this proxy statement/prospectus as Exhibit C.

SOUTHTRUST BANK WILL BE THE SURVIVING BANK (SEE PAGE {_____})

First Bank Holding will be merged with and into SouthTrust of Alabama, and SouthTrust of Alabama will be the surviving corporation after the merger. The directors and officers of SouthTrust of Alabama before the merger will continue to serve as the directors and officers of SouthTrust of Alabama after the merger. In a related transaction, First Bank will be merged with and into SouthTrust Bank. Some of the officers of First Bank will become officers of SouthTrust Bank.

MERGER CONSIDERATION WILL BE 1.7456 SOUTHTRUST SHARES FOR EACH SHARE OF FIRST BANK HOLDING. (SEE PAGE {___})

When the merger is complete, each of your shares of First Bank Holding common stock will be converted into 1.7456 shares of SouthTrust common stock. This exchange ratio is fixed. However, the market price of SouthTrust common stock may change at any time. Consequently, the value of the SouthTrust common stock you will be entitled to receive as a result of the merger may be significantly higher or lower than its current value or its value at the date of the special meeting. However, your board of directors may terminate the merger with SouthTrust in the event that the market price of SouthTrust common stock drops below $22.00 per share during a defined trading period.

In the case of fractional shares, you will receive cash instead of a fractional share. For example, if you hold 100 shares of First Bank Holding common stock, you will receive 174 shares of SouthTrust common stock, plus a cash payment equal to the value of 0.56 of a share of SouthTrust common stock.

With respect to options to acquire First Bank Holding common stock, SouthTrust will assume such options in accordance with the terms of the existing option plans. The options will become options to acquire SouthTrust common stock in an amount and for an exercise price adjusted pursuant to the exchange ratio, as described on page {___}.

GENERALLY, THE MERGER WILL BE A TAX-FREE TRANSACTION FOR FIRST BANK HOLDING SHAREHOLDERS (SEE PAGE {______})

We expect that for United States federal income tax purposes, you will not recognize any gain or loss in the merger, except in connection with any cash that you may receive instead of a fractional share of SouthTrust common stock or your exercise of dissenters' appraisal rights. Your holding period for the SouthTrust common stock received in the merger, which determines how any gain or loss should be treated for federal income tax purposes upon future sales of SouthTrust common stock, generally will include your holding period for the shares of First Bank Holding common stock you exchange in the merger.

This tax treatment may not apply to all First Bank Holding shareholders, including shareholders who are non-U.S. persons or dealers in securities. You should consult your own tax advisor for a full understanding of the merger's tax consequences for you.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE {____})

Some of the directors and executive officers of First Bank Holding have interests in the merger that are different from, or in addition to, your interests. Among those are certain employment and change in control agreements that provide for payments upon the occurrence of the merger, as well as certain rights to indemnification and the rights to participate in the employee benefit plans of SouthTrust.

CONDITIONS THAT MUST BE SATISFIED FOR THE MERGER TO OCCUR (SEE PAGE {____})

Completion of the merger is subject to various conditions which include:

     -   approval of the merger agreement by First Bank Holding shareholders;

     - receipt of all banking and other regulatory consents and approvals necessary to permit completion of the merger; and

     - receipt of the legal opinion concerning the tax implications of the merger.

REGULATORY APPROVALS WE MUST OBTAIN FOR THE MERGER (SEE PAGE {____})

We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System and the Alabama State Banking Department. SouthTrust has filed applications with the Federal Reserve Board and Alabama State Banking Department for approval of the merger and has given notice to the Florida Department of Banking and Finance. In addition, the merger is subject to the approval of or notice to other regulatory authorities. We cannot be certain when or if we will obtain the regulatory approvals.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE {_____})

First Bank Holding and SouthTrust can mutually agree at any time to abandon the merger and terminate the merger agreement, even if our shareholders have approved it. Your board may also abandon the merger in the event that the market price of SouthTrust common stock drops below $22.00 per share during a defined trading period. Additionally, either the SouthTrust board or the First Bank Holding board may decide, without the consent of the other, to abandon the merger if:

     - the other party breaches the merger agreement in a material way and does not, or cannot, correct the breach in 30 days;

     -   the merger has not been completed by March 31, 2001;

     - a governmental authority denies an approval necessary to complete the merger, in a final and nonappealable way;

     -   our shareholders fail to approve the merger agreement; or

     - certain conditions to the obligations of First Bank Holding and SouthTrust to complete the merger cannot be satisfied.

     Under certain circumstances, in the event of termination of the merger agreement by either First Bank Holding or SouthTrust, the terminating party may be required to pay the other party a termination fee of $150,000.00. Furthermore, First Bank Holding may be required to pay SouthTrust a break- up fee of $1,000,000 in the event the merger agreement is terminated and certain circumstances accompany such termination, all as described on pages {___} to {___}.

NO SOLICITATION (SEE PAGE {___})

First Bank Holding has agreed that we will not, directly or indirectly, solicit or encourage an acquisition proposal by any other person.

SHAREHOLDER RIGHTS (SEE PAGE {___})

     Currently, your rights as a First Bank Holding shareholder are governed by Florida law, and our articles of incorporation and by-laws. After the merger, you will become a SouthTrust stockholder and your rights as a stockholder will be governed by Delaware law and SouthTrust's restated certificate of incorporation and restated by-laws.

MARKET PRICE INFORMATION

SouthTrust common stock is traded on Nasdaq under the symbol "SOTR." First Bank Holding common stock is not traded on any exchange, and there is no established public trading market for such stock. We are aware of certain transactions in our common stock that have occurred since January 1, 2000, and believe the prices of such transactions ranged from $22.00 to $25.00 per share (although the prices of all transactions are not known). The following table sets forth the historical price of SouthTrust common stock and the pro forma equivalent of our common stock as of the date preceding the public announcement of the merger and as of the most recent date practicable preceding this proxy statement/prospectus. The pro forma equivalent of our common stock was calculated using the last sales price of the SouthTrust common stock multiplied by the exchange ratio of 1.7456.

                            SouthTrust       First Bank
                           Common Stock        Holding
                         Last Sales Price    Equivalent
                         ----------------    ----------
September 27, 2000           $ 30.563         $  53.35
November {__}, 2000          $ {____}         $ {____}

                         SELECTED FINANCIAL INFORMATION

SELECTED FINANCIAL INFORMATION ABOUT SOUTHTRUST

         The table below presents selected historical consolidated financial information about SouthTrust. The historical income statement data for the five fiscal years ended December 31, 1995 to 1999 is derived from audited consolidated financial statements of SouthTrust. The financial data for the interim periods ended June 30, 1999 and 2000 is derived from the unaudited historical consolidated financial statements of SouthTrust and reflect in the opinion of management of SouthTrust all adjustments of a normal recurring nature necessary for a fair presentation of the unaudited interim period data. Results for the interim periods do not necessarily indicate results which may be expected for any other interim or annual period. You should read the following table in conjunction with the consolidated financial statements of SouthTrust, and the notes relating to the consolidated financial statements, contained in documents included elsewhere in this proxy statement/prospectus or incorporated into this document by reference. See "Where You Can Find More Information" on page {___}.

                         SOUTHTRUST AND ITS SUBSIDIARIES

                                                                                                               Six Months
                                                         Years Ended December 31,                            Ended June 30,
                                       -----------------------------------------------------------     ------------------------
                                             1999        1998        1997       1996        1995             2000        1999
                                         ----------- ----------- ----------- ----------- -----------     -----------  -----------
INCOME STATEMENT DATA
  (in thousands, except per share data):
  Interest income....................    $ 2,906,447 $ 2,557,462 $ 2,232,252 $ 1,804,220 $ 1,484,623     $ 1,657,151  $ 1,366,055
  Interest expense...................      1,539,538   1,386,256   1,186,079     938,194     791,423         950,188      712,756
                                         ----------- ----------- ----------- ----------- -----------     -----------  -----------
    Net interest income..............      1,366,909   1,171,206   1,046,173     866,026     693,200         706,963      653,299
  Provision for loan losses..........        141,249      94,796      90,613      90,027      61,286          54,844       62,138
                                         ----------- ----------- ----------- ----------- -----------     -----------  -----------
Net interest income after
    provision for loan losses........      1,225,660   1,076,410     955,560     775,999     631,914         652,119      591,161
  Non-interest income................        443,557     385,842     270,507     254,809     208,664         232,542      218,054
  Non-interest expense...............      1,010,501     914,443     748,216     643,298     536,534         532,428      491,529
                                         ----------- ----------- ----------- ----------- -----------     -----------  -----------
  Income before income taxes.........        658,716     547,809     477,851     387,510     304,044         352,233      317,686
  Income taxes.......................        215,543     179,199     171,143     132,807     105,039         114,273      103,476
                                         ----------- ----------- ----------- ----------- -----------     -----------  -----------
    Net income.......................    $   443,173 $   368,610 $   306,708 $   254,703 $   199,005     $   237,960  $   214,210
                                         =========== =========== =========== =========== ===========     ===========  ===========
  Net income per diluted
    common share.....................    $      2.63 $      2.25 $      2.03 $      1.79 $      1.57     $      1.41  $      1.27
  Cash dividends declared
     per common share................           0.88        0.76        0.67        0.59        0.53            0.50         0.44
  Average diluted common
    shares outstanding
    (in thousands)...................        168,778     164,148     151,008     142,154     126,687         168,740      168,667

BALANCE SHEET DATA (at period end)
  (in thousands):
  Total assets.......................    $43,262,512 $38,133,774 $30,906,445 $26,223,193 $20,787,024     $44,344,503  $40,066,506
  Total loans, net...................     31,697,841  27,317,506  22,474,785  19,331,132  14,655,162      32,043,373   29,178,407
  Total deposits.....................     27,739,345  24,839,892  19,586,584  17,305,493  14,575,077      28,627,591   26,296,668
  Total stockholders' equity.........      2,927,429   2,738,266   2,194,641   1,734,892   1,430,870       3,064,848    2,829,531

SELECTED FINANCIAL INFORMATION ABOUT FIRST BANK HOLDING

         The following table presents selected historical consolidated financial information for First Bank Holding. Our historical income statement data for the five fiscal years ended December 31, 1995 to 1999 is derived from our audited consolidated financial statements. The financial data for the interim periods ended June 30, 2000 and June 30, 1999, are derived from the unaudited historical consolidated financial statements of First Bank Holding and reflect in the opinion of our management all adjustments of a normal recurring nature necessary for a fair presentation of unaudited interim period data. Results for the interim periods do not necessarily indicate results which may be expected for any other interim or annual period. You should read the following table in conjunction with our financial statements, and the notes relating to our financial statements, contained in this document. See "Financial Statements of First Bank Holding" at pp. F-1 to F-26.

                     FIRST BANK HOLDING AND ITS SUBSIDIARIES

                                                                                                                    Six Months
                                                             Years Ended December 31,                             Ended June 30,
                                             ----------------------------------------------------------      -----------------------
                                                1999        1998        1997        1996        1995            2000         1999
                                             ----------  ----------  ----------  ----------  ----------      ----------   ----------
INCOME STATEMENT DATA
  (in thousands, except per share data):
  Interest income.........................   $    7,026  $    6,637  $    5,810  $    4,867  $    4,055      $    3,953   $    3,328
  Interest expense........................        2,910       2,845       2,343       2,001       1,507           1,814        1,283
                                             ----------  ----------  ----------  ----------  ----------      ----------   ----------
    Net interest income...................        4,116       3,792       3,467       2,866       2,548           2,139        2,045
  Provision for loan losses...............          250         198         248         119         136              47          125
                                             ----------  ----------  ----------  ----------  ----------      ----------   ----------
  Net interest income after
    provision for loan losses.............        3,866       3,594       3,219       2,747       2,412           2,092        1,920
  Non-interest income.....................        1,440       1,252       1,133         762         482             512          669
  Non-interest expense....................        3,928       3,620       3,258       2,708       2,110           1,770        1,886
                                             ----------  ----------  ----------  ----------  ----------      ----------   ----------
  Income before income taxes..............        1,378       1,226       1,094         801         784             834          703
  Income taxes............................          418         373         351         254         264             284          218
                                             ----------  ----------  ----------  ----------  ----------      ----------   ----------

  Net income .............................   $      960  $      853  $      743  $      547  $      520      $      550   $      485
                                             ==========  ==========  ==========  ==========  ==========      ==========   ==========

  Net income per diluted
    common share..........................   $     2.33  $     2.08  $     1.82  $     1.34  $     1.29      $     1.34   $     1.18
  Cash dividends declared
    per common share......................         0.20        0.12        0.12        0.12        0.10              --           --
  Average diluted common shares
    outstanding (in thousands)............          411         410         408         407         405             411          411

BALANCE SHEET DATA (at period end)
  (in thousands):
  Total assets............................   $  101,242  $   90,108  $   81,793  $   72,683  $   58,629      $   99,806   $   92,300
  Total loans, net of
    unearned income.......................       73,142      59,969      54,364      44,973      34,549          74,267       65,843
  Total deposits..........................       92,088      81,884      74,404      66,257      52,931          89,522       77,965
  Total stockholders' equity..............        8,020       7,606       6,738       5,967       5,500           8,556        7,795


SELECTED PRO FORMA INFORMATION

         The following table presents unaudited pro-forma combined financial information for SouthTrust and First Bank Holding which has been prepared to give you a better picture of the possible financial position of the combined company had the merger already taken place at the beginning of each fiscal period described below. This information is known as "pro forma" information and has been prepared by combining certain selected historical information about us and SouthTrust together. This pro forma information has been prepared for illustrative purposes only. You should not rely on this information as being indicative of the financial results the combined company would have had if the merger had already been completed or will have in the future if the merger is completed. This information should be read in conjunction with our financial statements and the consolidated financial statements of SouthTrust and the respective related notes included elsewhere in this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference. See "Financial Statements of First Bank Holding" at pp. F-1 through F-26 and "Where You Can Find More Information" on page {___}.

                         PRO FORMA COMBINED INFORMATION
                       SOUTHTRUST AND FIRST BANK HOLDING

                                                                                         Six Months Ended
                                                    Years Ended December 31,                 June 30,
                                              -----------------------------------     -----------------------
                                                 1999        1998         1997           2000         1999
                                              ----------  ----------   ----------     ----------   ----------
INCOME STATEMENT DATA
   (in thousands, except per share data):
Interest income.............................  $2,913,473  $2,564,099   $2,238,062     $1,661,104   $1,369,383
Interest expense............................   1,542,448   1,389,101    1,188,422        952,002      714,039
                                              ----------  ----------   ----------     ----------   ----------
  Net interest income.......................   1,371,025   1,174,998    1,049,640        709,102      655,344
Provision for loan losses...................     141,499      94,994       90,861         54,891       62,263
                                              ----------  ----------   ----------     ----------   ----------
Net interest income after provision
  for loan losses...........................   1,229,526   1,080,004      958,779        654,211      593,081
Non-interest income.........................     444,997     387,094      271,640        233,054      218,723
Non-interest expense........................   1,014,429     918,063      751,474        534,198      493,415
                                              ----------  ----------   ----------     ----------   ----------
Income before income taxes..................     660,094     549,035      478,945        353,067      318,389
Income taxes................................     215,961     179,572      171,494        114,557      103,694
                                              ----------  ----------   ----------     ----------   ----------
  Net income................................  $  444,133  $  369,463   $  307,451     $  238,510   $  214,695
                                              ==========  ==========   ==========     ==========   ==========

Net income per diluted common share.........  $     2.64  $     2.24   $     2.03     $     1.41   $     1.28
Average diluted common shares outstanding
  (in thousands)............................     168,277     164,864      151,720        168,828      168,072

BALANCE SHEET DATA
   (in millions)
Total assets................................  $   43,364  $   38,224   $   30,988     $   44,445   $   40,158
Total loans, net of unearned income.........      31,773      27,378       22,529         32,117       29,243
Total deposits..............................      27,832      24,922       19,661         28,718       26,375
Total stockholders' equity..................       2,935       2,746        2,202          3,074        2,838

UNAUDITED COMPARATIVE PER SHARE DATA

         The following table shows information about the net income per share, cash dividends per share and book value per share of SouthTrust and of First Bank Holding on an historical basis, and similar information after giving effect to the merger (which is called "pro forma" information). In presenting the pro forma information, we assumed that we had been merged as of the beginning of the earliest period presented. SouthTrust's pro forma amounts represent the pro forma amounts of the two companies combined. We used the exchange ratio of
1.7456 in computing the First Bank Holding pro forma equivalent amounts. The pro forma information gives effect to the merger under the pooling-of-interests method of accounting in accordance with generally accepted accounting principles, or GAAP.

         We expect that we will incur merger and integration charges as a result of combining our companies. The pro forma information is helpful in illustrating the financial characteristics of the combined company under one set of assumptions. However, it does not reflect these expenses and, accordingly, does not attempt to predict or suggest future results. Also, it does not necessarily reflect what the historical results of the combined company would have been had our companies been combined for the periods presented. The information for interim periods does not necessarily reflect results that would be expected for the entire year or any other interim period. You should read the information in the following table in conjunction with our financial statements and the financial statements of SouthTrust, and the respective related notes, included elsewhere in this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference, and with the unaudited pro forma combined information contained on the preceding page. See "Financial Statements of First Bank Holding" at pp. F-1 through F-26 and "Where You Can Find More Information" on page {_____}.

                                                                         Years Ended                  Six Months Ended
                                                                         December 31,                     June 30,
                                                               --------------------------------    ---------------------
                                                                 1999        1998        1997        2000         1999
                                                               --------    --------   ---------    --------    ---------
Net income per diluted common share:
         SouthTrust......................................      $   2.63    $   2.25   $    2.03    $   1.41    $    1.27
         First Bank Holding..............................          2.33        2.08        1.82        1.34         1.18
         SouthTrust pro forma combined...................          2.64        2.24        2.03        1.41         1.28
         First Bank Holding pro forma equivalent.........          4.61        3.91        3.54        2.47         2.23

Cash dividends per common share:
         SouthTrust......................................      $   0.88    $   0.76   $    0.67    $   0.50    $    0.44
         First Bank Holding..............................          0.20        0.12        0.12         -0-          -0-
         SouthTrust pro forma combined...................          0.88        0.76        0.67        0.50         0.44
         First Bank Holding pro forma equivalent.........          1.53        1.32        1.16        0.87         0.76

Book value per common share (period end):
         SouthTrust......................................      $  17.44    $  16.38   $   14.28    $  18.22    $   16.90
         First Bank Holding..............................         20.00       18.97       16.80       21.34        19.44
         SouthTrust pro forma combined...................         17.41       16.35       14.26       18.19        16.87
         SouthTrust pro forma equivalent.................         30.39       28.55       24.89       31.76        29.45

                   A WARNING ABOUT FORWARD-LOOKING INFORMATION

         This proxy statement/prospectus contains information about possible or assumed future results of operation or the performance of SouthTrust after the merger is completed. These forward-looking statements may be made directly in this document or may be contained in documents which are incorporated by reference from other documents into this document. You can identify many of these forward-looking statements by looking for statements that are preceded by, followed by or include the words "believes", "expects", "anticipates", "estimates" or similar expressions.

         These forward-looking statements are not guarantees of future performance and involve risks and uncertainties. In addition, many of these forward-looking statements are based on assumptions about the future that may prove to be inaccurate. Many possible events and factors could affect the future financial results and performance of SouthTrust. This could cause actual results and performance to differ materially from those expressed in the forward-looking statements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date it is made, and you should consider the risks of inaccuracies when you consider and decide on the merger.

         Listed below are events and factors which may cause the forward-looking statements to be inaccurate:

         - we may have more trouble or be delayed in obtaining regulatory approvals for the merger;

         - SouthTrust may experience lower than expected revenues after the merger, higher than expected operating costs after the merger or higher than expected losses of deposits, customers and business after the merger;

         - after the merger, SouthTrust may experience lower than expected cost savings from the merger, or delays in obtaining, or an inability to obtain, cost savings from the merger;

         - we may have more trouble integrating our businesses or retaining key personnel;

         - competition among depository and other financial institutions may increase significantly;

         -        adverse changes in the securities markets may occur;

         - changes in inflation and in the interest rate environment may reduce our margins or reduce the fair value of our investments;

         - adverse changes in general economic conditions, either nationally or in the combined company's market areas may occur;

         - adverse legislative or regulatory changes that adversely affect our business may occur;


         - after the merger, SouthTrust may experience difficulties in entering new markets successfully and capitalizing on growth opportunities; or

         - technological changes and systems integration may be more difficult or expensive than we expect.

                               THE SPECIAL MEETING

         SouthTrust and First Bank Holding have agreed that First Bank Holding will be merged into SouthTrust of Alabama. The merger can not be completed unless our shareholders approve it. Your board is providing this proxy statement/prospectus to you in connection with our solicitation of proxies for use at the special meeting of our shareholders and at any adjournments or postponements thereof. The special meeting of our shareholders will take place on December {__}, 2000, at 5:30 p.m., local time, at 1997 Capital Circle, N.E., Tallahassee, Florida, unless it is postponed or adjourned to a later date. At the special meeting, you will be asked to vote on a proposal to approve the merger. We encourage all of our shareholders to vote on the proposal to approve the merger and we hope that the information contained in this document will help you decide how you wish to vote at the special meeting. SouthTrust is also providing this proxy statement/prospectus to you as a prospectus in connection with the offer and sale by SouthTrust of its shares of common stock as a result of First Bank Holding's merger into SouthTrust of Alabama.

THE RECORD DATE; QUORUM REQUIREMENT

         Your board of directors has determined that only those persons or entities who are recorded in our records as holding shares of First Bank Holding common stock as of the close of business on November 8, 2000, are entitled to notice of and to vote at the special meeting. This notice of special meeting accompanies this proxy statement/prospectus.

         Before any business may be transacted at the special meeting, a sufficient number of our shareholders who between them hold at least a majority of the issued and outstanding shares of First Bank Holding common stock entitled to vote at the special meeting must be present, either in person or by proxy, at the special meeting. As of the record date, there were 401,000 shares of First Bank Holding common stock issued and outstanding. Accordingly, at least 200,501 shares of First Bank Holding common stock must be present at the special meeting.

VOTING RIGHTS AND VOTES REQUIRED

         Each share of First Bank Holding common stock held by you is entitled to one vote on every matter to be considered at the special meeting. Approval of the merger requires the affirmative vote of our shareholders who hold at least two-thirds of the issued and outstanding shares of First Bank Holding common stock (i.e. 267,334 shares of First Bank Holding common stock).

         As of the close of business on the record date our directors and executive officers and their affiliates beneficially owned and were entitled to vote approximately 153,423.5 shares of First Bank Holding common stock, which represents approximately 38% of the shares of First Bank Holding common stock issued and outstanding on that date. Each of our directors and executive officers has indicated his or her present intention to vote, or cause to be voted, the shares of First Bank Holding common stock owned by him or her FOR the proposal to approve the merger at the special meeting. IF YOU DO NOT VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

VOTING AT THE SPECIAL MEETING; PROXIES

          If you wish to vote on the proposal you may either attend the special meeting and vote your shares of First Bank Holding common stock in person, or you may appoint a person to act as your proxy who will vote your shares at the special meeting in accordance with your instructions. Every shareholder is welcome and encouraged to attend the special meeting. If you wish to vote your shares by way of a proxy, please complete, sign and date the proxy card enclosed with this proxy statement/prospectus and mail it to us in the enclosed envelope. If you properly complete a proxy and we receive the proxy before or at the special meeting, your shares of First Bank Holding common stock will be voted in accordance with the voting instructions you completed on the proxy. If you grant a proxy by signing and returning to us the enclosed proxy card without completing the voting instructions, your shares of First Bank Holding common stock will be voted "FOR" the proposal to approve the merger. Our board of directors is not aware of any other matter to be presented for action by our shareholders at the special meeting. If, however, other matters do properly come before the special meeting, your shares will be voted or not voted on such other matters by the persons named in your proxy in their discretion and best judgment.

         In the event a quorum is not present at the time the special meeting is convened, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may postpone the special meeting or may adjourn the special meeting with or without a vote of our shareholders. If we propose to adjourn the special meeting by a vote of our shareholders, the persons named in the enclosed form of proxy will vote all First Bank Holding common stock for which they have voting authority in favor of an adjournment.

         You may revoke your proxy at any time prior to its exercise at the special meeting by:

         - writing to us and notifying us that you wish to revoke your written proxy

         - by properly completing, signing and returning to us another proxy which is dated after any proxy or proxies previously granted by you or

         -        by attending the special meeting and voting in person.

         All written notices of revocation and other communications about your proxy should be addressed to us as follows:

                               First Bank Holding
                           1997 Capital Circle, N.E.
                           Tallahassee, Florida 32308
                          Attention: Susie B. Andrews

         All notices of revocation of proxies must be received by us as originals sent by U.S. mail or overnight courier. You may not revoke your proxy by sending us your written notice by any other means, including facsimile, telex or any form of electronic communication.

         If you grant a proxy by completing, signing and returning to us the enclosed proxy card, you are not prevented from attending the special meeting and voting in person. However, your attendance at the special meeting will not by itself revoke a proxy that you have previously granted; you must also vote in person at the special meeting. If you instructed your broker to vote your shares of First Bank Holding common stock, you must contact your broker and follow your broker's directions in order to change your vote.

         Please do not send your stock certificates representing the shares of First Bank Holding common stock held by you to us at this time. If the merger is approved at the special meeting, SouthTrust's exchange agent, American Stock Transfer & Trust Company, will send you a letter of transmittal with instructions which will describe how you can surrender your stock certificates and exchange your shares of First Bank Holding common stock for shares of SouthTrust common stock after the merger is completed.

SOLICITATION OF PROXIES

         This proxy solicitation is being made by our board of directors. In addition to the use of the mail, we may solicit proxies by telephone, telegraph or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to the beneficial owners of shares of First Bank Holding common stock.

EFFECT OF "ABSTENTIONS" AND "BROKER NON-VOTES"

         We intend to count "abstentions" and "broker non-votes" only for the purpose of determining if a quorum is present at the special meeting; they will not be counted as votes cast on the proposal to approve the merger. An "abstention" will occur if your shares are deemed to be present at the special meeting, either because you attend the special meeting or because you have properly completed and returned a proxy, but you do not vote on any matter at the special meeting. A "broker non-vote" will occur if your shares are held by a broker or nominee and the shares are deemed to be present at the special meeting but you have not instructed your broker or nominee how to vote. Brokerage firms which hold shares in street name for a client may not vote the client's shares with respect to any "non-discretionary" item if the client has not furnished voting instructions to the brokerage firm. Accordingly, abstentions and broker non-votes will have the same effect as a vote against a proposal.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT OUR SHAREHOLDERS DO THE SAME. WE ENCOURAGE ALL OF OUR SHAREHOLDERS TO VOTE ON THE PROPOSAL TO APPROVE THE MERGER.

                                   THE MERGER

         The following discussion describes the material aspects of the merger. Since this discussion is a summary, it may not contain all of the information that is important to you to make your decision about the merger. To understand the merger fully, and for a more complete description of the legal terms of the merger, we encourage you to read this entire proxy statement/prospectus and the merger agreement completely and carefully. A copy of the merger agreement without any exhibits or schedules is attached as Exhibit A to this proxy statement/prospectus.

         If you do not wish to receive shares of SouthTrust common stock in exchange for your shares of First Bank Holding common stock, there is a procedure under Florida law by which you can obtain the appraised value of your shares of First Bank Holding common stock, provided you follow the procedure exactly. We encourage you to read the section entitled "Your Right to Dissent from the Merger" on page {_____}, carefully review the attached Exhibit C which contains the procedure under Florida law and to consult your legal counsel.

GENERAL

         Our board of directors has unanimously adopted the merger agreement and approved the merger. If the merger is completed:

         - First Bank Holding will be merged into SouthTrust of Alabama and will cease to exist as a separate corporate entity;

         - SouthTrust of Alabama, as the surviving entity, will succeed to all of our assets and liabilities;

         - the merged entity will be an Alabama corporation and will operate under the name "SouthTrust of Alabama, Inc.";

         - the current officers and directors of SouthTrust of Alabama will be the officers and directors of the merged entity;

         - your shares of First Bank Holding common stock will be exchanged for shares of SouthTrust common stock;

         -        our shareholders will become stockholders of SouthTrust; and

         - the operations of First Bank Holding and First Bank will be merged into the operations of SouthTrust and its subsidiaries.

At the time of the merger, each share of First Bank Holding common stock which you currently hold will be converted into the right to receive 1.7456 shares of SouthTrust common stock. No fractional shares of SouthTrust common stock will be issued in the merger. If you are entitled to receive a fractional share of SouthTrust common stock, then, in lieu thereof, you will receive a cash payment. The cash payment will equal the product of (1) the fractional interest which you would otherwise be entitled to receive, and (2) the last sale price of SouthTrust common stock as reported by Nasdaq on the last trading day preceding completion of the merger. All rights with respect to shares of First Bank Holding common stock issuable upon the exercise of stock options will be converted into the right to receive shares of SouthTrust common stock.

EFFECTIVE TIME OF THE MERGER

         We will consummate the merger if it is approved by our shareholders, all required regulatory approvals and actions are obtained and taken and all other conditions to the merger have been met. See "Regulatory Approvals" on page {__} for a description of the nature of the approvals to be obtained and how the timing of the merger may be affected by the approval process. The merger will become effective on the date and at the time when articles of merger are filed with the Secretaries of State of Alabama and Florida, unless a later date is specified in the articles of merger. SouthTrust intends to file the articles of merger on the first business day following the later to occur of (1) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the merger, and (2) the date on which the shareholders of First Bank Holding approve the merger agreement, although SouthTrust and First Bank Holding may agree to another date.

          If the merger is not completed by March 31, 2001, or any other date as agreed to by the parties, either party may terminate the merger agreement, provided the terminating party has not breached any provision of the merger agreement. See "Termination of the Merger Agreement" on page {__} for more details of how the merger agreement may be terminated.

BACKGROUND OF AND REASONS OF FIRST BANK HOLDING FOR THE MERGER

         From time to time over the past several years, the directors of First Bank Holding during regularly scheduled board of directors meetings have discussed the business and prospects of First Bank Holding, conditions in the business and community banking market in Florida, and the merger activity among financial institutions in the state. Among other things, the board considered whether or not to expand the franchise by seeking acquisitions of other financial institutions, as well as the possibility of merging with another financial institution. In addition, during this time period, First Bank Holding was approached on an unsolicited basis by several companies who expressed moderate to serious interest in acquiring First Bank Holding.

         In November of 1999, the board of directors and senior management of First Bank Holding held a two day facilitated planning retreat to consider the direction of the company over the ensuing five year period. As a result of this planning retreat, the board determined to engage a financial consultant to develop plans and solicit possible interest from third parties for the board to consider in regard to the sale of First Bank Holding. If, however, no acceptable companies or offers were approved by August 2000, management of First Bank Holding would embark on the implementation of a plan, which called for the independent operation of First Bank Holding for the next 5 years.

         The primary reasons for the board's decision to pursue this direction were to better offer our customers a wider range of financial products and to enhance shareholder value.

         In January 2000, First Bank Holding contracted with Allen C. Ewing & Company to fulfill the direction contemplated by the board of directors. In June 2000, Allen C. Ewing & Company presented to the Board of directors of First Bank Holding a proposal from SouthTrust which ultimately called for issuing 700,000 shares of SouthTrust stock for the outstanding 401,000 shares of First Bank Holding stock. The exchange rate of the transaction would be 1.7456 shares of SouthTrust stock for every one share of First Bank Holding stock presently outstanding. It was only contemplated that the exchange would be a tax-free reorganization.

         The board of directors approved the proposal subject to approval of the stockholders at a special stockholders meeting. Several factors were considered by First Bank Holding's board in arriving at this decision and include the following.

         -        terms of the proposed transaction;

         - the current financial condition and results of operation of First Bank Holding;

         - the value of the consideration to be received by the shareholders of First Bank Holding relative to the current book value of First Bank Holding;

         - the current competitive and regulatory environment for financial institutions in general;

         - the exchange of First Bank Holding common stock for SouthTrust common stock in this transaction will provide First Bank Holding's shareholders with a more widely held and actively traded investment;

         - First Bank Holding's shareholders would receive stock in a company that has historically paid cash dividends to its stockholders;

         - the likelihood of receiving regulatory approval of the proposed transaction; and

         - that the merger is expected to be a tax-free transaction for federal income tax purposes (except with regard to cash received instead of fractional shares).

         The board, further, took into account the "fairness opinion" as prepared by Allen C. Ewing & Company and described within this proxy statement/prospectus. The board, in its deliberations, did not assign any relative or specific weight to any of the factors that are discussed above, and individual directors may have given different weights to different factors as they were discussed. In addition, the above discussion of the information and factors considered by the board of directors is not intended to be exhaustive of the factors considered.

THE BOARD OF DIRECTORS OF FIRST BANK HOLDING HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTEREST OF FIRST BANK SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF FIRST BANK VOTE IN FAVOR OF THE MERGER AND THE MERGER AGREEMENT.

REASONS OF SOUTHTRUST FOR THE MERGER

         SouthTrust is engaging in the merger because the merger is consistent with SouthTrust's expansion strategy within the Southern United States. The acquisition of First Bank Holding and First Bank will augment SouthTrust's existing market share in Florida and will enhance its competitive position in such market.

OPINION OF FINANCIAL ADVISOR TO FIRST BANK HOLDING

         The board of directors of First Bank Holding, of Tallahassee, Florida, retained Allen C. Ewing & Co. in the spring of 2000 to assist the board of directors of First Bank Holding in developing and implementing a strategy for marketing First Bank Holding and for the purpose of rendering its opinion to the shareholders of First Bank Holding as to the fairness, from a financial point of view, of the terms of any transaction resulting from the negotiations. The board of directors selected a proposal by SouthTrust as offering the greatest value and the most attractive terms to First Bank Holding's shareholders.

         Allen C. Ewing issued its written opinion dated October 26, 2000, and no limitations were imposed by the board of directors of First Bank Holding on the scope of Allen C. Ewing's analysis or the procedures followed by Allen C. Ewing in rendering its opinion. Allen C. Ewing's opinion is directed to First Bank Holding's board of directors and does not constitute a recommendation to any First Bank Holding shareholder as to how such shareholder should vote on the merger. Allen C. Ewing has not been requested to opine as to, and the opinion does not address, the underlying business decision by First Bank Holding's board to enter into the merger.

         In issuing its opinion, Allen C. Ewing assumed and relied upon the accuracy and completeness of the financial and other information used by it in arriving at its opinion as provided by First Bank Holding. Allen C. Ewing made no independent verification of the assets and liabilities of First Bank Holding. The opinion is based upon market and economic conditions as they existed on the date of the merger agreement. Events occurring after the date of issuance of the opinion including, but not limited to, changes in the market price of securities, the results of operations, or material changes in the value of the assets or liabilities of First Bank Holding could affect the assumptions used and the conclusions of the opinion.

         The full text of Allen C. Ewing's opinion is attached as Appendix B to this Proxy Statement/Prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix B. First Bank Holding's shareholders are urged to read the opinion in its entirety.

         In arriving at its opinion, Allen C. Ewing:

         - reviewed the audited statements prepared by James D.A. Holley & Co., PA, Tallahassee, Florida, for the fiscal years ended December 31, 1995 through December 31, 1999;

         - reviewed the call reports of First Bank filed with the regulators reflecting the operations of First Bank for the periods ended December 31, 1998, December 31, 1999, March 31, 2000, June 30, 2000, and September 30, 2000;

         -        reviewed the merger agreement dated September 28, 2000;

         -        reviewed the budget for First Bank for the year 2000;

         - reviewed other financial information concerning First Bank and First Bank Holding;

         - compared the values and terms of the merger agreement with SouthTrust with the values and terms of transactions in Florida and the Southeast involving comparable institutions;

         -        examined First Bank's market share in the Leon County market;

         - compared First Bank's financial performance with other comparable banking institutions operating in Florida;

         - reviewed the financial condition of SouthTrust and the impact of the proposed transaction on the earnings per share of SouthTrust; and

         - reviewed the recent price performance and trading activity in the shares of SouthTrust.

         Allen C. Ewing held discussions with the management of First Bank concerning its historical operations, its future prospects, and the decision of its board of directors to negotiate a transaction with SouthTrust.

         The following paragraphs summarize the most pertinent portions of the financial and comparative analysis prepared by Allen C. Ewing in arriving at its opinion. They do not purport to be a complete description of the analysis performed or the matters considered by Allen C. Ewing in arriving at its opinion.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not readily susceptible to summary description. In arriving at its opinion, Allen C. Ewing did not attribute any particular weight to any one factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Allen C. Ewing believes that its analysis must be considered as a whole and that considering any portions of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analysis, Allen C. Ewing made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond First Bank Holding's control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. As described above, Allen C. Ewing's opinion, along with its presentations to First Bank Holding's board, was just one of many factors taken into consideration by First Bank Holding's board in entering in to the merger agreement.

         Trading History of First Bank Holding's Shares

         In view of the fact that the shares of First Bank Holding are closely held, Allen C. Ewing determined that there was no meaningful trading market in the shares of First Bank Holding that would affect the values discussed in this opinion.

         Analysis of SouthTrust Shares

         Allen C. Ewing examined the profitability, quality, and liquidity of the shares of SouthTrust including a comparison of SouthTrust's operating performance with the average of six other regional bank holding companies including AmSouth Bancorporation, The Colonial BancGroup, Inc., Compass Bancshares, Inc., Regions Financial Corporation, Union Planters Corporation, and Huntington Bancshares Incorporated. Allen C. Ewing compared the following 1999 performance indicators of SouthTrust with the average performance of the six bank holding companies.

    PERFORMANCE INDICATOR                            SOUTHTRUST                     BANK HOLDING COMPANIES
    ---------------------                          --------------                   ----------------------
Return on Average Assets                                 1.09%                               1.21%
Return on Average Equity                                16.05%                              16.19%
Ratio of Non-performing Assets/Assets                    0.40%                               0.42%
Ratio of Equity/Assets                                   6.79%                               7.14%

         Allen C. Ewing reviewed market prices and volumes for SouthTrust and compared the performance of SouthTrust shares to the other regional banks. Allen
C. Ewing found the recent market performance of SouthTrust to be superior to the other bank holding companies and that SouthTrust shares offer excellent liquidity to its shareholders.

         Selection of Valuation Method

         In valuing financial institutions, there are several methods available to determine if a prospective transaction is fair, from a financial point of view, to the shareholders of the institution to be acquired. These methods include:

         (1) Market Comparison Method: A comparison of the purchase price of the transaction with prices paid for similar banks during periods of similar economic activity and bank valuations based on ratios commonly used in the industry including price/book and price/earnings

         (2) Control Premium Method: This method only applies to selling companies where there is a public market for their shares, and, as there is not an active market for the shares of First Bank Holding, this method is not applicable;

         (3) Net Asset or Liquidating Value Method: This method does not apply to profitable banks and is only used in periods of severely depressed markets;

         (4) Discounted Cash Flow Method: This method is often used in valuing community banks for the primary purpose of confirming valuations determined by the Market Comparison or other methods.

         The Discounted Cash Flow Method is based on a forecast of earnings and dividends for a period of years based on the historical performance of First Bank Holding with an estimate of the proceeds of a projected sale at the end of the period. The present value of these projected cash flows is determined using an array of discount rates reflecting the risks and accuracy of the projections. Earnings for small banks can be volatile, which can have an adverse affect on any one year's earnings, and earnings projections for smaller banks tend to have less reliability than projections for larger banks. This tends to reduce the accuracy of the Discounted Cash Flow method in determining the market value of an institution. Allen C. Ewing believes that the Market Comparison Method provides the soundest choice for determining the fairness of this transaction, and that the Discounted Cash Flow Method is useful in confirming the valuation determined by the Market Comparison Method.

         Analysis of Comparable Companies

         Using industry information including information prepared by SNL Securities, Allen C. Ewing compared the financial performance of First Bank Holding with two comparable groups of banks. In the first group, Allen C. Ewing compared performance indicators of First Bank with the average performance of 220 independent Florida community banks.

    PERFORMANCE INDICATOR                             FIRST BANK                         FLORIDA BANKS
    ---------------------                             ----------                         -------------
Return on Average Assets                                 1.09%                               0.87%
Return on Average Equity                                13.18%                              10.00%
Ratio of Non-performing Assets/Assets                    0.24%                               0.15%
Ratio of Equity/Assets                                   7.90%                               9.15%
Net Interest Margin                                      4.82%                               4.55%

         In the second group, Allen C. Ewing compared performance indicators of First Bank with the average performance indicators of 4 selected comparable banks in Florida, which were merged or agreed to merge with larger companies during the first nine months of 2000.

     PERFORMANCE INDICATOR                           FIRST BANK                       COMPARABLE BANKS
     ---------------------                           ----------                       ----------------
Return on Average Assets                                 1.09%                               0.49%
Return on Average Equity                                13.18%                               6.23%
Ratio of Non-performing Assets/Assets                    0.24%                               0.52%
Ratio of Equity/Assets                                   7.90%                               6.85%
Net Interest Margin                                      4.82%                               4.35%

         Allen C. Ewing determined that the performance ratios of First Bank in 1999 were superior to the averages of the 220 Florida banks and the four comparable Florida banks that agreed to merge in 2000.

         Analysis of Comparable Transactions

         Allen C. Ewing reviewed the terms and financial characteristics of selected transactions involving the acquisition of banks by commercial bank holding companies in the first nine months of 2000. Allen C. Ewing selected transactions for comparison involving banks in Florida and the Southeastern United States of similar size and profitability. Allen C. Ewing selected transactions that occurred in a period of similar economic activity and similar market valuations involving banks of similar asset size. Allen C. Ewing selected 4 transactions in Florida involving banks with assets ranging from $70.0 million to $178.0 million, and 5 transactions in Georgia, South Carolina, and Virginia involving banks with assets ranging from $64.0 million to $146.0 million. These banks were community banks serving smaller communities, and were profitable and adequately capitalized. None of the banks had a problem with excessive non-performing assets. The 9 transactions that met the above criteria included the following transactions:

    Acquiree                                    Acquiror
    --------                                    --------
Village Banc                                 Harris Bankcorp, Inc.
(Naples, Florida)                            (Illinois)


Commerce National Corp.                      Wachovia Corporation
(Winter Park, Florida)                       (North Carolina)


East Coast Bank Corp.                        Regions Financial Corporation
(Ormond Beach, Florida)                      (Alabama)

Peoples State Bank                           Alabama National BanCorp
(Groveland, Florida)                         (Alabama)


Independent Bancshares                       United Community Banks, Inc.
(Georgia)                                    (Georgia)


North Point Bancshares                       United Community Banks, Inc.
(Georgia)                                    (Georgia)


Rockingham Heritage Bank                     Marathon Financial Corporation
(Virginia)                                   (Virginia)


Ridgeway Bancshares                          RHBT Financial Corp.
(South Carolina)                             (South Carolina)


First Bankshares                             Capital City Bank Group, Inc.
(Georgia)                                    (Florida)

         Allen C. Ewing utilized the two primary ratios that are generally utilized in the banking industry for comparing the relative prices paid in transactions involving banks.

                                   First Bank Holding/                 Florida                    Southeastern
        Ratio                          SouthTrust                   Transactions                  Transactions
        -----                      -------------------              ------------                  ------------
Price/Book                                2.70                          2.37                          2.16
Price/Earnings                           22.61                         22.29                         20.56

Allen C. Ewing observed that the price/book of First Bank Holding/SouthTrust transaction was significantly higher than the nine comparable transactions and that the price/earnings ratio was higher.

         Because the reasons for and circumstances surrounding each of the transactions were diverse and because of the differences between the operations of First Bank and the nine banks in the selected transactions, Allen C. Ewing believes that a strict reliance on the quantitative comparable transaction analysis is, by itself, not conclusive. Notwithstanding these differences, Allen
C. Ewing believes that the averages of the valuation ratios, i.e., price/book and price/earnings for these nine transactions are relevant in determining fairness of the valuation ratios of First Bank Holding/SouthTrust transaction.

         Discounted Cash Flow Analysis

         Allen C. Ewing projected the cash flows of First Bank Holding based on First Bank Holding's historical performance for a five-year period ended December 31, 2004, which assumes that First Bank Holding would continue to operate as an independent institution. For purposes of this Discounted Cash Flow analysis, Allen C. Ewing assumed that the projected dividends would be paid by First Bank Holding at a similar payout ratio that it has utilized in the past, and that First Bank Holding would enter into a merger contract as of December 31, 2004. The projected earnings for the year 2004 were multiplied by the average price/book and price/earnings ratio of all Florida bank transactions for the past ten years, which were, respectively, 2.35 times and 21.38 times. These two values were given equal weight in determining the projected proceeds from a sale of First Bank Holding at December 31, 2004. The projected dividends and sales proceeds were discounted to present value utilizing a discount rate, which was determined based on Allen C. Ewing's estimate of the rate that investors would require in making an investment in First Bank Holding based on the above projections and assumptions. Allen C. Ewing calculated the discount rate by layering appropriate risk rates, which took into consideration the riskless rate of Treasury Notes for the period of the projections (five years), the general risks of equity investment, and an additional risk rate reflecting the volatility of earnings of small banks. Allen C. Ewing used a range of 14% to 16% in its calculations of present value.

         Based on the Discounted Cash Flow Analysis, Allen C. Ewing determined that the present value of the projected cash flows was less than the values represented by First Bank Holding/SouthTrust Merger Agreement and that the Discounted Cash Flow analysis supported the fairness of the transaction to First Bank Holding's shareholders.

         Company's Right to Terminate and Price Volatility

         Prior to the closing of the transaction, the board of directors of First Bank Holding may elect to terminate the transaction if the Average Price of SouthTrust shares during the Determination Period is below $22.00 per share. Because the number of SouthTrust shares to be issued is fixed, representing a fixed exchange ratio of 1.7456 SouthTrust shares for each First Bank Holding share, the market value of the transaction will vary prior to closing proportionate to the market price of SouthTrust shares. The transaction will be consummated at an average price of $22.00 or higher, and SouthTrust does not have the right to terminate the transaction or to reduce the number of shares to be issued regardless of the price of SouthTrust shares. While the possibility exists of the transaction taking place at an average price of SouthTrust shares as low as $22.00 exists, it is Ewing's opinion that the earnings potential and the current low market valuation of SouthTrust shares and the unrestricted upside value provided by the terms of the merger agreement offer significantly higher price potential for the First Bank Holding shareholders, and offset the possibility of a lower transaction price as of the closing date.

         Marketing of First Bank Holding

         The board of directors of First Bank Holding developed a marketing program to solicit interest in First Bank Holding from approximately eight qualified bank holding companies whose shares were acceptable to the Board of Directors in terms of investment value and quality. Allen C. Ewing assisted the board of directors in this process, which resulted in specific interest being expressed by several bank holding companies, including SouthTrust. Several offers were made by SouthTrust during the negotiating period leading to the acceptance of the merger agreement by the board of directors of First Bank Holding. The proposal from SouthTrust was selected by the board because of the higher market value and advantageous terms that it represented.

         Compensation of Allen C. Ewing & Co.

         Allen C. Ewing served as financial advisor to First Bank Holding in addition to rendering its opinion, and First Bank Holding has agreed to pay Allen C. Ewing at closing a transaction fee of one percent (1.0%) of the value of the consideration paid by SouthTrust for the shares of First Bank Holding, including $15,000 paid to Allen C. Ewing for its issuance of its opinion. First Bank Holding has agreed to indemnify Allen C. Ewing against certain liabilities as delineated in Allen C. Ewing's agreement with First Bank Holding.

         Experience of Allen C. Ewing & Co.

         As a part of its investment banking business, Allen C. Ewing is regularly engaged in the valuation of securities in connection with mergers and acquisitions, underwritings, private placements, trading and market making activities, and valuations for various other purposes. First Bank Holding's board of directors engaged Allen C. Ewing based on its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in Florida, and its general investment banking experience in the financial services industry.

         In the ordinary course of its business as a broker/dealer, Allen C. Ewing may, from time to time, purchase securities from, and sell securities to, banking and thrift companies and as a market maker in securities may from time to time have a long or short position in, and buy or sell, debt or equity securities of banking and thrift companies for its own account and for the account of its customers. As of the date of this proxy statement/prospectus, Ewing had no such position in the securities of First Bank Holding or SouthTrust.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         General

         Certain members of the management and the boards of directors of First Bank Holding and First Bank have interests in the merger that are in addition to any interests they may have as shareholders of First Bank Holding generally. These interests include, among others, provisions in the merger agreement relating to indemnification of First Bank Holding's and First Bank's directors and officers and certain employee benefits, as described below.

         SouthTrust has agreed in the merger agreement that after the merger is completed, it will indemnify, defend and hold harmless each person entitled to indemnification from First Bank Holding and First Bank against all liabilities arising out of actions or omissions occurring after completion of the merger to the same extent and subject to the same conditions as officers, directors and employees of SouthTrust as set forth in the restated certificate of incorporation and by-laws of SouthTrust, under such directors' and officers' liability insurance policies as SouthTrust may then make available and by applicable law.

         Following completion of the merger and subject to certain conditions described below, SouthTrust has agreed that the officers and employees of First Bank Holding or First Bank who SouthTrust or any of its affiliates employ will be eligible to participate in the employee benefit plans of SouthTrust, including welfare and fringe benefit plans, on the same basis and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust, except that (1) with respect to SouthTrust's group health plan, SouthTrust will credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the group medical insurance plan of First Bank Holding or First Bank during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's group medical benefits plan for such current year, and SouthTrust will waive all waiting periods under said plans for pre-existing conditions; and (2) credit for each such employee's past service with First Bank Holding or First Bank prior to the completion of the merger will be given by SouthTrust to employees for purposes of: (1) determining vacation and sick leave benefits and accruals in accordance with the established policies of SouthTrust; and (2) establishing eligibility for participation in, and vesting under SouthTrust's welfare and fringe benefit plans and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service.

         Employment Agreements for Certain Executive Officers

         First Bank previously entered into an employment and change of control agreement with Frederick C. Nixon, the President of First Bank Holding and the President and Chief Executive Officer of First Bank. First Bank also previously entered into change of control agreements with each of Susie B. Andrews, Senior Vice President and Chief Operating Officer of First Bank, and Tami H. Chandler, Vice President of First Bank. As a condition to the merger, Mr. Nixon, Ms. Andrews and Ms. Chandler entered into employment agreements with SouthTrust's banking subsidiary, SouthTrust Bank. Each of the new employment agreements is dated September 27, 2000 and will become effective upon completion of the merger. The new employment agreements will supersede and replace any and all other employment agreements or arrangements between each of Mr. Nixon, Ms. Andrews and Ms. Chandler and First Bank.

         Frederick C. Nixon

         Mr. Nixon's employment agreement provides that upon completion of the merger, SouthTrust Bank will pay Mr. Nixon a lump sum payment, subject to certain limitations, in an amount equal to 2.99 multiplied by the five-year average of taxable income paid by First Bank Holding or First Bank to Mr. Nixon. The employment agreement further provides that SouthTrust Bank will employ Mr. Nixon for a period commencing on the closing date of the merger and ending upon the earlier of (1) 30 days after the date on which all of First Bank's operational systems are converted to SouthTrust Bank's operational systems, or
(2) the date that is six months after the closing date of the merger. Under the terms of the employment agreement, SouthTrust Bank will pay Mr. Nixon a base salary at a rate of $150,000 per annum. Mr. Nixon is entitled to participate on the same basis as other similarly situated executive personnel of SouthTrust and its affiliates in all incentive and benefit programs or arrangements made available by SouthTrust and its affiliates to such employees. The employment agreement also provides Mr. Nixon with particular benefits, including vacation, reimbursement for business expenses and personal use of an automobile furnished by SouthTrust Bank. In the event Mr. Nixon's employment is terminated by SouthTrust Bank for any reason, SouthTrust Bank will be under no further obligation to make payments or provide benefits to Mr. Nixon, except for base salary earned but unpaid at the time of his termination, payment for accrued vacation, reimbursable expenses incurred but not yet reimbursed, any earned but unpaid incentive awards due to Mr. Nixon and group health coverage that is required to be continued by applicable law. Mr. Nixon's employment agreement provides that for a period of one year after Mr. Nixon's employment is terminated by SouthTrust Bank or after expiration of his employment period, Mr. Nixon will not (1) compete with SouthTrust Bank or its affiliates in a defined territory, or (2) solicit employees of SouthTrust Bank and its affiliates to terminate their employment. In consideration for Mr. Nixon's agreement to refrain from competing with SouthTrust and soliciting its employees to terminate their employment, SouthTrust Bank will pay Mr. Nixon an amount equal to his base salary at the time his employment is terminated.

         Susie B. Andrews

         Ms. Andrews' employment agreement provides that upon the completion of the merger, SouthTrust Bank will pay Ms. Andrews, subject to certain limitations, a lump sum payment of $160,000. Ms. Andrews' employment agreement further provides that SouthTrust Bank will employ Ms. Andrews for a period commencing on the closing date of the merger and ending 30 days after the date on which all of First Bank's operational systems are converted to SouthTrust Bank's operational systems. SouthTrust Bank will pay Ms. Andrews a base salary at a rate of $85,000 per annum. Under the employment agreement, Ms. Andrews will be entitled to participate on the same basis as other similarly situated employees of SouthTrust and its affiliates in all incentive and benefit programs or arrangements made available by SouthTrust and its affiliates to such employees. The employment agreement provides for particular benefits including vacation and reimbursement of business expenses. In the event that Ms. Andrews' employment is terminated by SouthTrust Bank for any reason, SouthTrust Bank will not be obligated to make payments or provide benefits to Ms. Andrews except for earned but unpaid or unreimbursed amounts and group health coverage required to be continued by applicable law. Ms. Andrews' employment agreement provides that for a period of six months following the termination of her employment or upon expiration of her employment period, Ms. Andrews will not (1) compete with SouthTrust Bank or its affiliates in a defined territory, or (2) solicit any employees of SouthTrust Bank and its affiliates to terminate their employment. In consideration for her agreement not to compete with SouthTrust Bank and its affiliates, SouthTrust Bank will pay Ms. Andrews, on a semi-monthly basis, an amount equal to the semi-monthly payments of her base salary at the time of her termination of employment. At the end of Ms. Andrews' noncompetition period, subject to certain conditions, Ms. Andrews will be entitled to receive severance payments from SouthTrust Bank calculated in accordance with a formula set forth in her employment agreement.

         Tami H. Chandler

         Ms. Chandler's employment agreement provides that upon the completion of the merger, SouthTrust Bank will pay Ms. Chandler, subject to certain limitations, a lump sum payment of $144,000. Ms. Chandler's employment agreement further provides that SouthTrust Bank will employ Ms. Chandler for a period commencing on the closing date of the merger and ending on the first anniversary thereof and will pay her a base salary at a rate of $80,000 per annum. Under the employment agreement, Ms. Chandler will be entitled to participate on the same basis as other similarly situated employees of SouthTrust and its affiliates in all incentive and benefit programs or arrangements made available by SouthTrust and its affiliates to such employees. The employment agreement also provides for particular benefits including vacation and reimbursement of business expenses. If Ms. Chandler remains employed by SouthTrust Bank for one year, then, upon expiration of her employment agreement, she will not be subject to any obligations to refrain from competing with SouthTrust Bank or its affiliates. However, in the event that Ms. Chandler's employment is terminated for cause or upon notice by Ms. Chandler prior to the end of her one-year employment period, then SouthTrust Bank will not be further obligated to make payments or provide benefits to Ms. Chandler except for earned but unpaid or unreimbursed amounts and group health coverage required to be continued by applicable law. Furthermore, for a period of one year following Ms. Chandler's termination, she will be prohibited from (1) competing with SouthTrust or its affiliates within a defined territory, and (2) soliciting employees of SouthTrust or its affiliates to terminate their employment. In the event the employment agreement is terminated by SouthTrust Bank other than for cause or upon notice by Ms. Chandler, then SouthTrust Bank will be obligated to pay Ms. Chandler the remainder of her base salary that would have been due to be paid had the employment agreement not been terminated early. Moreover, Ms. Chandler will be prohibited from competing with SouthTrust Bank or its affiliates and from soliciting employees of SouthTrust Bank or its affiliates from terminating their employment for a period the length of which is dependent upon the number of days Ms. Chandler was employed by SouthTrust Bank and calculated in accordance with the terms of her employment agreement. During the non-competition period, Ms. Chandler would be entitled to receive payments calculated in accordance with a formula set forth in her employment agreement.

EFFECT OF THE MERGER ON FIRST BANK HOLDING COMMON STOCK

         Subject to approval of the merger agreement by our shareholders, the receipt of required regulatory approvals, and satisfaction of other conditions, First Bank Holding will be merged with and into SouthTrust of Alabama. Upon completion of the merger, each share (excluding (1) shares held by any of First Bank Holding's subsidiaries or by SouthTrust or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and (2) shares dissenting from approval of the merger agreement) of First Bank Holding common stock will be converted into the right to receive
1.7456 shares of SouthTrust common stock.

         The conversion ratio, including the number of shares of SouthTrust common stock issuable in the merger, is subject to appropriate adjustment in the event of certain stock splits, stock dividends, reclassifications or similar distributions effected by SouthTrust. No fractional shares of SouthTrust common stock will be issued in the merger, and in lieu thereof, each First Bank Holding shareholder that otherwise would have been entitled to receive a fractional share of SouthTrust common stock will be entitled to receive a cash payment in an amount equal to the product of (1) the fractional interest of a share of SouthTrust common stock to which such holder otherwise would have been entitled, and (2) the last sale price of SouthTrust common stock as reported by Nasdaq on the last trading day preceding the completion of the merger.

         Because the conversion ratio of shares of SouthTrust common shares for First Bank Holding common shares is fixed, our shareholders will not be compensated for decreases in the market price of SouthTrust common stock which may occur before completion of the merger. However, in the event that the average market price of SouthTrust common stock falls below $22.00 during a 10 consecutive day trading period beginning 45 days prior to completion of the merger, your board of directors may terminate the merger agreement by a majority vote. In the event the market price of SouthTrust common stock increases prior to completion of the merger, the value of the SouthTrust common stock to be received by our shareholders would increase.

         OUR SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SOUTHTRUST COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICE OF SOUTHTRUST COMMON STOCK ON THE DATE THE MERGER BECOMES EFFECTIVE OR AS TO THE MARKET PRICE OF SOUTHTRUST COMMON STOCK THEREAFTER.

EFFECT OF THE MERGER ON FIRST BANK HOLDING STOCK OPTIONS

         Upon completion of the merger, all rights with respect to options to acquire shares of First Bank Holding common stock granted under our stock option plans will be assumed by SouthTrust. SouthTrust will assume such rights in accordance with the terms of our stock option plans regardless of whether the options are exercisable at the time the merger is completed. Rights to acquire shares of First Bank Holding common stock will become rights to acquire shares of SouthTrust common stock on an adjusted basis. Upon completion of the merger:

         - each First Bank Holding stock option assumed by SouthTrust may be exercised solely for shares of SouthTrust common stock;

         - the number of shares of SouthTrust common stock issuable upon the exercise of each option will be equal to product of (1) the number of shares of First Bank Holding common stock issuable upon exercise of the option immediately prior to completion of the merger, and (2) 1.7456; and

         - the per share exercise price of each First Bank Holding stock option will be adjusted by dividing the per share exercise price in effect immediately prior to completion of the merger by 1.7456 and rounding up to the nearest cent.

         For example, if you held an option to acquire 100 shares of First Bank Holding common stock at a per share exercise price of $20 per share immediately prior to completion of the merger, then your option would be converted into an option to acquire 174 shares of SouthTrust common stock (100 x 1.7456) at a per share exercise price of $11.45 per share (20 / 1.7456).

         As soon as practicable after completion of the merger, SouthTrust will file a registration statement on Form S-3 or Form S-8, as the case may be, with respect to the shares of SouthTrust common stock subject to First Bank

Holding stock options. SouthTrust will use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of First Bank Holding stock options remain outstanding.

         It is intended that SouthTrust's assumption of First Bank Holding stock options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code of 1986, as amended, as to any stock option which is an incentive stock option as defined in Section 422 of the Code. All restrictions or limitations on transfer with respect to shares of our common stock awarded under First Bank Holding stock option plans, to the extent such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the shares of SouthTrust common stock into which First Bank Holding options are converted, unless such restrictions arise under the Securities Act of 1933 and are eliminated by virtue of the registration statement filed by SouthTrust on Form S-3 or S-8, as the case may be.

DISTRIBUTION OF SOUTHTRUST STOCK CERTIFICATES

         After the effective date of the merger, SouthTrust will insure that its exchange agent, American Stock Transfer & Trust Company, will send transmittal materials to you for use in exchanging certificates representing shares of First Bank Holding common stock for shares of SouthTrust common stock. Each stock certificate representing shares of First Bank Holding common stock will be canceled when they are surrendered to American Stock Transfer & Trust Company. YOU SHOULD NOT SURRENDER YOUR CERTIFICATES REPRESENTING SHARES OF FIRST BANK HOLDING COMMON STOCK UNLESS AND UNTIL YOU RECEIVE THE TRANSMITTAL FORM AND ACCOMPANYING INSTRUCTIONS. You should carefully read and follow the instructions in the transmittal form to ensure proper delivery of your stock certificates representing shares of First Bank Holding common stock to the exchange agent and to ensure the proper issuance of your shares of SouthTrust common stock. You will not receive any new certificates representing shares of SouthTrust common stock or any payments in cash for fractional shares unless and until you surrender all of your certificates representing all of your shares of First Bank Holding common stock to the exchange agent for exchange. SouthTrust is not required to pay any dividends or other distributions on SouthTrust common stock with a record date occurring after the effective time of the merger to any former First Bank Holding shareholder who has not delivered his or her First Bank Holding stock certificate for exchange. All paid dividends and other distributions and a check for any amount representing a fractional share interest will be delivered to each shareholder who has exchanged his or her certificates, in each case without interest.

         After the effective time of the merger, we will not record any transfers of shares of First Bank Holding common stock in our corporate records. Certificates representing shares of First Bank Holding common stock presented to us for transfer after the effective time will be canceled and exchanged for certificates representing shares of SouthTrust common stock and a check for the amount due in lieu of fractional shares, if any.

         Neither SouthTrust, its exchange agent, nor any other person shall be liable to any of our former shareholders for any amount or property delivered in good faith to a public official pursuant to any applicable abandoned property or similar law.

YOUR RIGHT TO DISSENT FROM THE MERGER

                  The following discussion is not a complete statement of the law pertaining to dissenters' rights under Florida law. If you wish to dissent from the merger and receive the fair value in cash of your shares of First Bank Holding common stock instead of receiving shares of SouthTrust common stock, you should carefully read the following discussion, review the full text of the applicable law relating to dissenter's rights which is attached to this proxy statement/prospectus as Exhibit C and consult with your legal counsel before electing or attempting to exercise these rights.

         If you hold one or more shares of First Bank Holding common stock you are entitled to dissenter's rights under Florida law. This means you may dissent from the merger and receive an amount in cash representing the fair value of the shares of First Bank Holding common stock held by you. This value may differ from the value of the consideration that you would otherwise receive in the merger. The availability of your right to dissent from the merger and obtain the fair value of your shares of First Bank Holding common stock is conditioned upon compliance with a complicated procedure which is set forth in Sections 607.1301, 607.1302 and
607.1320 of the Florida Business Corporation Act, which is referred to in the following discussion as the dissent provisions. A copy of the full text of the dissent provisions is attached as Exhibit C.

If you have a beneficial interest in one or more shares of First Bank Holding common stock that are held of record in the name of another person or entity, such as a broker or nominee, and you want to dissent from the merger, you must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect your right to dissent from the merger.

Failure to timely and properly comply with the procedure specified below will result in the complete loss of your dissenters' rights in the merger.

How to exercise and perfect your right to dissent

In order to be eligible to exercise your right to dissent from the merger:


1. you must deliver to First Bank Holding prior to the vote on the merger written notice that you intend to demand payment for your shares of First Bank Holding common stock if the merger is approved and completed; and

2. you must not vote your shares of First Bank Holding common stock in favor of the merger.

If you wish to exercise your right to dissent, you should send this notice, and all communications to

                            First Bank Holding, to:

                           First Bank Holding Company
                           1997 Capital Circle, N.E.
                           Tallahassee, Florida 32308
                Attention: Susie B. Andrews, Corporate Secretary

                      You should sign every communication.

         If you do not fully satisfy both of the above requirements you will not be entitled to receive payment for your shares of First Bank Holding common stock under the dissent provisions. Instead, you will receive shares of SouthTrust common stock and cash in lieu of fractional shares, as described in the merger agreement. A PROXY OR VOTE AGAINST THE PROPOSED ACTION DOES NOT CONSTITUTE A DEMAND FOR PAYMENT. However, provided that you fully satisfy both of the requirements listed above, a failure to vote against the proposal will not constitute a waiver of your appraisal rights.

         If the merger is approved at the special meeting and if you satisfied both of the requirements referred to in (1) and (2) above, First Bank Holding will deliver to you written notice that the merger was approved within ten (10) days after the date of the special meeting. Within twenty (20) days after you receive written notice from First Bank Holding, you must file with First Bank Holding a written notice of your election to dissent. This notice must:

         -        state that you are electing to dissent from the merger;

         -        state your name and address;

         - state the number of your shares of First Bank Holding common stock as to which you dissent;

         - state that you are demanding payment of the fair value of your shares of First Bank Holding common stock; and

         - be accompanied by certificates representing your shares of First Bank Holding common stock.

         If you file an election to dissent and submit the stock certificates representing your shares of First Bank Holding common stock, you will not be entitled to vote or to exercise any other rights as a shareholder of First Bank Holding. You may withdraw your election to dissent from the merger at any time before First Bank Holding makes an offer to purchase your shares, as described below, by filing written notice of withdrawal with First Bank Holding. After First Bank Holding offers to buy your shares, you may not withdraw your election to dissent unless First Bank Holding consents thereto. If you do not demand payment and submit the certificates representing your shares of First Bank Holding common stock according to the instructions and by the date discussed above, you will not be entitled to receive payment for your shares of First Bank Holding common stock. Instead you will receive shares of SouthTrust common stock and cash in lieu of fractional shares, as described in the merger agreement.

First Bank Holding must make an offer

         Within ten (10) days after the time in which you were entitled to file notice of election to dissent, or within ten (10) days after the merger is completed, whichever is later (but in no event later than ninety (90) days after the special meeting), we must make a written offer to pay you, provided you have complied with your obligations under the dissent provisions, the amount we estimate to be the fair value of your shares of First Bank Holding common stock. If the merger is not completed within ninety (90) days after the special meeting, then our offer to purchase your shares may be made conditional upon completion of the merger. This offer of payment must be accompanied by the following:

         - our balance sheet as of the latest available date but no more than twelve (12) months prior to our offer; and

         - our profit and loss statement for the twelve (12) month period ended on the date of our balance sheet.

If you accept First Bank Holding's offer

         If within thirty (30) days after we make our offer you agree to accept our offer of payment in full satisfaction of your demand, then we will pay you the appropriate amount within ninety (90) days after the date of our offer or the completion of the merger, whichever is later. When we pay you, you will cease to have any interest in your shares of First Bank Holding common stock.

Commencement of Legal Proceedings

         If we fail to make an offer to purchase your shares within the specified time, or if you fail to accept our offer within thirty (30) days after we make our offer, then we may file an action in any court of competent jurisdiction in Leon County, Florida and request that the fair value of your shares be determined. We must file this action within thirty (30) days after we receive a written demand from any dissenting shareholder to pay the fair value of his or her shares, provided such written demand is made within sixty (60) days after the merger is completed. If we do not receive such a written demand, then we may, at our election, file this action at any time during the sixty
(60) day period after the merger is completed.

         If we do not institute legal proceedings, then you or any dissenting shareholder may do so in the name of First Bank Holding. All dissenting shareholders will be made party to this proceeding, and we must properly serve all dissenting shareholders with a summons and complaint.

         The court may appoint one or more persons as appraisers to recommend a fair value for your shares. The appraiser or appraisers shall have the powers specified in the order appointing them or any amendment to it. Every shareholder who is made a party to this proceeding is entitled to judgment for the amount the court finds as the fair value of their shares of First Bank Holding common stock. We must pay each dissenting shareholder the amount due him or her within ten (10) days after final determination of the proceedings. The judgment may include a fair rate of interest to be determined by the court.

         The costs and expenses of an appraisal proceeding must be determined by the court and will be assessed against us, but the court may assess costs against any or all of the dissenting shareholders as the court deems equitable and to the extent the court finds that any shareholder has acted arbitrarily, vexatiously or not in good faith.

         Expenses determined by the court will include reasonable compensation and expenses for the appraisers. However, expenses determined by the court will not include fees and expenses of counsel and experts employed by us or by any dissenting shareholder. If the fair value of the shares, as determined by the court, materially exceeds the amount which we offered to pay for the shares of any dissenting shareholder, then the court may award reasonable compensation to any attorney or expert employed by such dissenting shareholder.

         See "Federal Income Tax Consequences" on page {__} for a discussion on how the federal income tax consequences of your action will change if you elect to dissent from the merger.

TIMING OF COMPLETION OF THE MERGER

         We are working towards completing the merger as soon as possible. Assuming that the merger is approved by our shareholders and by all applicable regulatory authorities, we anticipate that completion of the merger will occur in the fourth quarter of 2000. However, the merger cannot be completed unless and until:

         -        our shareholders approve the merger agreement;

         -        all conditions to the merger have been waived or satisfied;
                  and

         - the merger has been approved by the Board of Governors of the Federal Reserve System and the Alabama State Banking Department.

         The merger timing may be affected by the timing of the regulatory review of any application for approval of the merger. For a more detailed discussion of the regulatory procedures and any potential effects on the timing of the completion, see "Regulatory Approvals" immediately following.

REGULATORY APPROVALS

         In addition to obtaining your approval, the merger cannot be completed unless and until we obtain all requisite regulatory approvals. The merger must be approved by the Federal Reserve Board pursuant to the Bank Holding Company Act and the Federal Reserve Act and by the Alabama State Banking Department. On October 11, 2000, we, together with SouthTrust, submitted an application seeking approval of the merger to the Federal Reserve Board and to the Alabama State Banking Department. In reviewing the application, the Federal Reserve Board is required to consider, among other factors, SouthTrust's and our financial and managerial resources and future prospects and the convenience and needs of the communities to be served after the merger is completed. In addition, the Federal Reserve Board must also take into account the record of performance in meeting the credit needs of the entire community, including low to moderate income neighborhoods, served by us and SouthTrust. The Federal Reserve Board has the authority to deny the merger application if it concludes that the combined entity would have an inadequate capital position. In addition, the Federal Reserve Board may not approve the merger if it:

         -        would result in a monopoly;

         - would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States;

         - may have the effect in any section of the United States of substantially lessening competition;

         -        may have the effect of tending to create a monopoly; or

         -        would result in a restraint of trade;

unless the Federal Reserve Board finds that the anti-competitive effects of the merger are outweighed clearly by public interest and by the probable effect of the merger in meeting the convenience and needs of the communities served. For example, the Federal Reserve Board may consider if the merger can reasonably be expected to produce benefits to the public, such as greater convenience, continued local banking services or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interests, or unsound banking practices.

         The Alabama State Banking Department must also approve the merger. In its review, the state regulatory authority will consider substantially similar considerations as those considered by the Federal Reserve Board. We are also required to give notice of the proposed transaction to the Florida Department of Banking and Finance.

         The Federal Reserve Board is required to furnish notice of and a copy of our application requesting approval of the merger to the other federal supervisory and regulatory banking agencies and to the appropriate state regulatory authorities, which will have thirty (30) days to submit their views and recommendations on the merger to the Federal Reserve Board. Furthermore, we are required to publish notice of the fact that the application has been filed with the Federal Reserve Board and, if there is sufficient public comment about the merger, the Federal Reserve Board may hold a public hearing about the merger if it determines that such a hearing would be appropriate. If any comments are made or a hearing is called, the period during which the application is subject to review by the Federal Reserve Board may be prolonged and the determination of the Federal Reserve Board on the application for approval may be delayed. In addition, the merger may be challenged on antitrust grounds by a private person, a state attorney general or by the United States Department of Justice. If the Department of Justice commences an antitrust action, it will suspend the effectiveness of the Federal Reserve Board's approval of the merger unless and until a court specifically orders otherwise. The Department of Justice may analyze and conclude differently from the Federal Reserve Board about the competitive effects of the merger and may impose conditions before it will approve of the merger, including requiring the divestiture of assets and branches of any of the parties.

         Assuming Federal Reserve Board approval is granted, the merger may not be consummated until 30 days after such approval, during which time the Department of Justice may challenge the merger on antitrust grounds. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period may be reduced by no less than 15 days. The commencement of any antitrust action, however, would postpone the effectiveness of the Federal Reserve Board approval until a court specifically orders otherwise.

         Neither we nor SouthTrust are aware of any other material governmental or regulatory approvals or actions that are required to complete the merger, other than those described above. Should any other approval or action be required, it is the current intention of both parties to obtain those approvals or actions. Any approval received from the Federal Reserve Board or any other governmental agency reflects only that agency's view that the merger does not contravene the competitive standards imposed by applicable law and regulation, and that the merger is consistent with applicable regulatory policies relating to the safety and soundness of the banking industry. The approval of the merger by the Federal Reserve Board and state regulatory authorities is not an endorsement or recommendation of the merger.

         WE CANNOT ASSURE YOU THAT ALL REQUISITE REGULATORY APPROVALS WILL BE OBTAINED AND, IF OBTAINED, WHEN THEY WILL BE OBTAINED. WE ALSO CANNOT ASSURE YOU THAT ANY APPROVAL WILL NOT BE CONDITIONED UPON MATTERS WHICH WILL CAUSE SOUTHTRUST OR US TO RECONSIDER AND PERHAPS ABANDON THE MERGER; NOR CAN WE ASSURE YOU THAT THERE WILL BE NO CHALLENGE TO THE MERGER OR, IF SUCH A CHALLENGE IS MADE, THE RESULT OF SUCH CHALLENGE.

CONDITIONS TO BE SATISFIED OR WAIVED BEFORE THE MERGER CAN BE COMPLETED

         Neither we nor SouthTrust is required to complete the merger unless various conditions have either been satisfied or, where appropriate, waived by the party in whose favor the condition is granted. These conditions include, among others, the following:

         - our shareholders and all applicable regulatory agencies have approved the merger;

         - there is no temporary, preliminary or permanent order, law or other action which prohibits the merger from being completed or makes the merger illegal;

         - the shares of SouthTrust common stock to be issued in the merger are validly registered (or a valid exemption from such registration requirements has been obtained) under all applicable state and federal laws and no stop orders suspending the effectiveness of such registration shall have been issued;

         - there is no fact or event which would have a material adverse impact on a party nor is there a moratorium on banking, state of war, national emergency or suspension of trading which would render the merger impractical;

         - the representations and warranties of all parties are accurate in all material respects and the obligations and agreements made by all parties have been fully performed;

         - there is no fact or event which would significantly affect the financial benefit to SouthTrust in completing the merger;

         - holders of no more than 5% of our outstanding shares shall have elected to exercise their right to dissent;

         - SouthTrust may account for the merger as a pooling-of-interests;

         - there shall not be any material increase in our loan agreements, notes or borrowing arrangements, except those arising in the ordinary course of business;

         - receipt by each party of an opinion on various legal aspects of the merger from legal counsel representing the other party;

         - we shall have received an opinion from legal counsel representing SouthTrust opining that the merger shall qualify as a tax-free reorganization within the meaning of section 368 of the Internal Revenue Code and Allen C. Ewing & Co. shall not have withdrawn its fairness opinion, set forth as Exhibit B to this proxy statement/prospectus; and

         - the directors, officers and non-executive employees of First Bank Holding and First Bank identified in the merger agreement have offered to rescind certain purchases of First Bank Holding common stock as specified in the merger agreement.

CONDUCT OF BUSINESS BY FIRST BANK HOLDING PENDING THE MERGER

         We have agreed that until the merger is completed we will take no action which will materially and adversely affect SouthTrust's or our ability to obtain any consents required to complete the merger, to perform any of either of our obligations under the merger agreement or to complete the merger. In addition, we have also agreed that until the merger is completed we will operate our business only in the usual, regular and ordinary course in substantially the same manner as we currently do and that we will preserve our current assets and business relationships and retain the services of our key employees and officers. We have agreed that we will not, without first obtaining SouthTrust's consent:

         - amend our organizational documents or our authorized capital stock;

         -        issue more shares of First Bank Holding common stock;

         - issue or grant any options, warrants or other rights to purchase shares of First Bank Holding common stock;

         - declare dividends or other distributions on shares of First Bank Holding common stock (except for our normal and recurring annual dividend which we may declare if the merger has not become effective by the record date of SouthTrust's fourth quarter dividend);

         - except in the ordinary course of business consistent with past practice, incur any material liability or indebtedness, directly or as guarantor;

         - make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000, except as otherwise provided in the merger agreement;

         - sell or otherwise dispose of any of our property or our interest in property which has a book value in excess of or in exchange for consideration in excess of $25,000;

         - except as may be provided in the merger agreement, pay any bonuses to our officers and directors or generally increase the compensation of our officers, directors and employees;

         - except as otherwise provided in the merger agreement, enter into any new or amend any existing employment, consulting, non-competition or independent contractor agreement or enter into or amend any incentive, profit sharing, retirement or other employee benefit plan, except as may be required by law;

         - enter into or extend any agreement, lease or license relating to property or services where our liability is more than $25,000;

         - change the rate of interest paid on our time deposits or on our certificates of deposit, except in accordance with our past banking practices;

         - with respect to our investment portfolio, purchase or acquire any investment securities having an average remaining life to maturity greater than five years, or except as provided in the merger agreement, any asset-backed security;

         - except as otherwise contemplated by the merger agreement, acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person;

         - commence or settle any action or proceeding, legal, governmental or otherwise, against us which involves material money damages or a restriction upon any of our operations; or

         -        agree or commit to do any of the foregoing.

OTHER COVENANTS AND AGREEMENTS

Mutual Agreements

         Both we and SouthTrust have agreed that each of us will:

         - use our best efforts to take all action required under the merger agreement to permit the merger to be completed at the earliest possible date;

         - cooperate in furnishing information for the preparation and filing of this proxy statement/prospectus;

         - cooperate in the preparation and filing of any regulatory application required to be filed with respect to the merger;

         - not publish any news release or other public announcement or disclosure about the merger without the consent of the other;

         - advise the other as to our general status and ongoing operations and of any material inaccuracies in data provided to the other; and we, in addition, have agreed to advise SouthTrust of any materially adverse change in our financial condition, assets, business or operations; and

         - if the merger is not completed, for a period of five years after the merger agreement is terminated keep as confidential all information relating to, and provided by the other, except as may be required by law and with respect to information which is already in the public domain.


Agreements of SouthTrust

         SouthTrust has agreed to take all actions necessary to validly register, or obtain valid exemptions from registration, pursuant to applicable federal and state securities laws the shares of SouthTrust common stock it will issue in the merger. In addition, SouthTrust has agreed to reserve enough shares of SouthTrust common stock to fulfill the share exchange requirements of the merger after it is completed and to cause these additional shares of SouthTrust common stock to be listed on Nasdaq.

         SouthTrust has also agreed that all of our employees and officers who are employed by SouthTrust after the merger is completed will be eligible to participate in SouthTrust's employee benefit plans on the same basis and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust, subject to various waiting periods and deductions, and such employees and officers will receive credit, for vesting purposes, for all periods of time served as our employees.

         SouthTrust has agreed in the merger agreement that after the effective time of the merger, it will indemnify, defend and hold harmless each person entitled to indemnification from First Bank Holding and First Bank against all liabilities arising out of actions omissions occurring at or after the effective time of the merger to the same extent and subject to the same conditions as officers, directors and employees of SouthTrust as set forth in SouthTrust's restated certificate of incorporation and by-laws, under such directors' and officers' liability insurance policy as SouthTrust may then make available, and by applicable law.

Agreements of First Bank Holding; No Solicitation

         We have agreed that we will not directly, nor ask anyone to, solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any proposal for a merger or other business combination involving First Bank Holding or for the acquisition of a significant equity interest in First Bank Holding or for the acquisition of a significant portion of our assets or liabilities. We have agreed to promptly advise SouthTrust orally and in writing of any inquiries or proposals we receive. We have also agreed to use our best efforts to obtain the consent of any third party which is necessary to transfer and assign all of our right, interest and title in any property or contract to SouthTrust Bank.

WAIVER AND AMENDMENT

         Prior to or at the effective time, either party may: (1) waive any default in the performance of any term of the merger agreement by the other; and (2) waive or extend the time for compliance or fulfillment by the other of any and all of the other's obligations, except with respect to any condition which, if not satisfied, would result in the violation of any law or any applicable governmental regulation. Furthermore, our obligations may change if the merger agreement is amended. The merger agreement may be amended if both parties execute a written document which amends the existing terms of the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

         We may terminate the merger agreement and abandon the merger any time prior to the effective time if both parties mutually consent to the termination. The merger agreement may also be terminated and the merger abandoned at any time before the merger is completed by either SouthTrust or First Bank Holding if:

         - the merger has not been completed by March 31, 2001; provided the party wishing to terminate is not then in breach of its representations, warranties, covenants or agreements under the merger agreement, which breach is the cause of or has resulted in the failure of the merger to be completed before March 31, 2001;

         - any of the representations and warranties of the other party are inaccurate and the inaccuracy cannot be, or has not been, cured within thirty (30) days after notice to cure has been given; provided the party wishing to terminate is not also in breach of its representations and warranties under the merger agreement;

         - the other party materially breaches any of its covenants or agreements and the breach cannot be, or has not been, cured within thirty (30) days after notice to cure has been given; provided the party wishing to terminate is not also in breach of its representations and warranties under the merger agreement;

         - any of the conditions required to be completed before the merger can be completed cannot be satisfied by March 31, 2000 and have not been waived; provided the party wishing to terminate is not also in breach of its representations and warranties under the merger agreement;

         - a regulatory authority denies approval of the merger by final nonappealable action or if any action taken by a regulatory authority is not appealed within the time limit for appeal;

         -        our shareholders fail to approve the merger agreement; or

         - your board of directors decides by majority vote to abandon the merger in the event that the market price of SouthTrust common stock drops below $22.00 per share during a certain trading period defined in the merger agreement.

         If the merger agreement is terminated, it will become void and have no effect, except that some of the provisions of the merger agreement may continue after the termination, in particular, the provisions requiring First Bank Holding to pay SouthTrust a break-up fee under certain circumstances and each party's obligation to pay the other a termination fee under certain circumstances. See "Break-Up and Termination Fees" immediately following this section. Provisions requiring the parties to keep confidential any information they have obtained, other than through publicly available sources, about the other party will also continue after termination of the merger agreement. In the event the merger agreement is terminated, each party will still remain liable for any uncured willful breach of any of its representations, warranties, covenants or other agreements which gave rise to the termination.

BREAK-UP AND TERMINATION FEES

         Under certain circumstances, First Bank Holding may be obligated to pay SouthTrust a $1,000,000 break-up fee if the merger is not completed. If (1) a third party offers or proposes to enter into one of the "acquisition transactions" specified in the merger agreement and described below with First Bank Holding or First Bank, (2) the proposed merger of SouthTrust of Alabama and First Bank Holding is subsequently disapproved by your board of directors or by our shareholders resulting in termination of the merger agreement, and, (3) within one year after termination of the merger agreement, First Bank Holding or First Bank enters into an "acquisition transaction" with the third party, then First Bank Holding will be required to pay SouthTrust $1,000,000. The "acquisition transactions" which could trigger First Bank Holding's obligation to pay a $1,000,000 break-up fee to SouthTrust are defined in the merger agreement and generally include:

         - a merger or consolidation of any company (other than SouthTrust) with First Bank Holding or First Bank;

         - a purchase, lease or other acquisition of all or substantially all of the assets of First Bank Holding or First Bank;

         - the acquisition of beneficial ownership of 35% or more of the voting power of First Bank Holding or First Bank; or

         - a bona fide tender or exchange offer to acquire 35% or more of the voting power of First Bank Holding.

         Each party may also have an obligation to pay the other a termination fee of $150,000 if the merger agreement is terminated. If SouthTrust terminates the merger agreement for any reason other than as provided below and, at the time of SouthTrust's termination, First Bank Holding has not breached its obligations under the merger agreement, then SouthTrust will be obligated to pay First Bank Holding a $150,000 termination fee. If First Bank Holding terminates the merger agreement for any reason other than as provided below and SouthTrust has not breached any of its obligations under the merger agreement, then First Bank Holding is required to pay SouthTrust a termination fee of $150,000. However, in the event that either SouthTrust or First Bank Holding terminates the merger agreement because the merger has not occurred by March 31, 2001 through no fault of the terminating party, then neither party will not be obligated to pay the other a termination fee. Furthermore, if First Bank Holding elects to terminate the merger agreement because the market price of SouthTrust common stock falls below $22 during a defined trading period, then First Bank Holding will not be obligated to pay SouthTrust a termination fee.

RESALES OF SHARES OF SOUTHTRUST COMMON STOCK


         If the merger is approved and completed, generally, the shares of SouthTrust common stock issued to you will be freely transferable and not subject to any restrictions.

         However, if you are an "affiliate" of First Bank Holding when the merger is completed or you become an "affiliate" of SouthTrust as a result of or after the merger is completed, you will be subject to restrictions which will limit how you may sell your shares of SouthTrust common stock and in some cases may limit the number of shares of SouthTrust common stock that you may sell at any one time.

                            WHAT IS AN "AFFILIATE"?

         An "affiliate" of an entity is generally deemed to include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with the entity.

         Affiliates may include various executive officers and directors as well as various principal shareholders: for example, shareholders who hold 10% or more of the issued and outstanding capital stock of the entity.

         If you are deemed to be an affiliate of First Bank Holding, you may not resell the shares of SouthTrust common stock issued to you in the merger until financial results covering at least thirty (30) days of combined operations of SouthTrust and First Bank Holding have been published within the meaning of
Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies. Following such date, you may resell the shares of SouthTrust common stock issued to you in the merger only:

         -        in transactions permitted by Rule 145 under the Securities
                  Act; or

         - otherwise as permitted by the Securities Act, such as pursuant to an effective registration statement or in transactions which are otherwise exempt from registration under the Securities Act.

         Rule 145 imposes restrictions on the manner in which an affiliate may resell and the quantity of any such resale of any of the shares of SouthTrust common stock received by the affiliate in the merger. This proxy statement/prospectus does not cover resales of SouthTrust's common stock received by any person who may be deemed to be an affiliate of First Bank Holding, and SouthTrust does not intend to register such shares for resale. We have agreed in the merger agreement to cause each person who may be deemed to be an "affiliate" of ours to execute and deliver to SouthTrust an affiliate letter in which the affiliate agrees not to offer, sell or otherwise transfer any of the shares of SouthTrust common stock distributed to them in connection with the merger except in compliance with Rule 145 or in a transaction otherwise exempt from the Securities Act.

         If you are deemed to be an affiliate of First Bank Holding before the merger, you should insure that any subsequent sale or transfer of your shares of SouthTrust common stock is made in compliance with one of the above listed exceptions.

ANTICIPATED ACCOUNTING TREATMENT

         We expect the merger to qualify as a pooling of interests. This means that after the merger is complete, SouthTrust may reflect the merger for accounting and financial reporting purposes as if First Bank Holding and SouthTrust had always been combined. Under this method of accounting, the book value of our assets, liabilities and shareholders' equity, as reported on our financial statements prior to completion of the merger, will be carried forward to the consolidated financial statements of SouthTrust and no goodwill will be created that would otherwise be required to be expensed against the future earnings of the merged entity. It is a condition to the merger that SouthTrust will not have determined that the merger will fail to qualify for pooling-of-interests accounting treatment. To insure that pooling-of-interests accounting treatment may be used in connection with the merger, persons who were identified as affiliates of First Bank Holding will be subject to certain restrictions on transfers of the SouthTrust common stock they receive. For more information on these restrictions, see "Resales of Shares of SouthTrust Common Stock" immediately prior to this section.

EXPENSES

         SouthTrust will be responsible and pay for all of the expenses incurred by it in connection with completing the merger, and we will be responsible and pay for our expenses incurred in connection with the completion of the merger.


                        FEDERAL INCOME TAX CONSEQUENCES

                           The following section describes the material federal
                  income tax consequences of the merger to First Bank Holding shareholders who hold their shares of common stock as capital assets. This section does not address state, local or foreign tax consequences of the merger.

         This section is based on the federal tax laws that are currently in effect. These laws are subject to change at any time, possibly with retroactive effect. This is not a complete description of all of the consequences of the merger in your particular circumstances. We do not address the U.S. federal income tax considerations applicable to certain classes of stockholders, including:

                  -        financial institutions;
                  -        insurance companies;
                  -        tax-exempt organizations;
                  -        dealers in securities or currencies;
                  -        traders in securities that elect to mark to market;
                  - persons who are not for United States federal income tax purposes:
                           -        a citizen or resident of the United States;
                           -        a domestic corporation;
                           - an estate whose income is subject to United States federal income tax regardless of its source; or
                           - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust;
                  - persons who acquired or acquire shares of First Bank Holding common stock pursuant to the exercise of employee stock options or otherwise as compensation; and
                  - persons who do not hold their shares of First Bank Holding common stock as a capital asset.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR ABOUT THE FEDERAL INCOME TAX CONSEQUENCES UNDER YOUR OWN PARTICULAR FACTS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

         Neither we, SouthTrust nor any of SouthTrust's subsidiaries have requested or will receive an advance ruling from the Internal Revenue Service as to any of the federal income tax consequences of the merger to holders of First Bank Holding common stock or to SouthTrust or First Bank Holding. The consummation of the merger is conditioned upon our receipt of an opinion of Bradley Arant Rose & White LLP as to certain of the federal income tax consequences of the merger to our shareholders. The opinion of Bradley Arant Rose & White LLP is based entirely upon the Internal Revenue Code of 1986, as amended, current regulations under the Internal Revenue Code, current administrative rulings and practice, and judicial authority, all of which are subject to change, possibly with retroactive effect. Management of SouthTrust has represented to Bradley Arant Rose & White LLP that it has no plan or intention to cause SouthTrust to redeem or otherwise reacquire the shares of SouthTrust common stock issued in the merger.

         Unlike a ruling from the IRS, an opinion is not binding on the IRS and neither we nor SouthTrust can assure you that the IRS will not take a position contrary to one or more positions reflected in this proxy statement/prospectus or that the positions stated in the opinion will be upheld by the courts if challenged by the IRS.

         In the opinion of Bradley Arant Rose & White LLP, First Bank Holding shareholders who exchange all of their shares of First Bank Holding common stock for shares of SouthTrust common stock pursuant to the merger will be subject to the following material U.S. federal income tax consequences:

                  (1) The merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. First Bank Holding, SouthTrust and SouthTrust of Alabama each will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

                  (2) You will recognize no gain or loss upon your exchange of First Bank Holding common stock solely for SouthTrust common stock.

                  (3) The basis of the shares of SouthTrust common stock received by you (including any fractional share interests to which you may be entitled) will be the same as the basis of the shares of First Bank Holding common stock surrendered in exchange therefor.

                  (4) The holding period of the shares of SouthTrust common stock received by you (including any fractional share interest to which you may be entitled) will include the period during which you held such shares provided that such shares surrendered were held by you as a capital asset within the meaning of Section 1221 of the Internal Revenue Code by the First Bank Holding shareholders as of the Effective Time of the Merger.

                  (5) The receipt by you of cash instead of a fractional share of SouthTrust common stock will be treated as though such fractional share actually was issued in the merger and thereafter redeemed by SouthTrust for cash. The receipt of such cash instead of a fractional share by a holder of First Bank Holding common stock will be treated as a distribution by SouthTrust in full payment in exchange for the fractional share as provided in Section 302(a) of the Internal Revenue Code.

                  (6) Our shareholders who exercise dissenters' rights, and as a result receive only cash, will be treated as having received such cash as a distribution in redemption of their shares of First Bank Holding common stock, subject to the provisions and limitations of
         Section 302 of the Internal Revenue Code. Our shareholders who receive only cash, and who hold no SouthTrust common stock, directly or indirectly through the application of Section 318(a) of the Internal Revenue Code, following the merger will be treated as having a complete termination of interest within the meaning of Section 302(b)(3) of the Internal Revenue Code, and the cash received will be treated as a distribution in full payment in exchange for such holder's First Bank Holding common stock as provided in Section 302(a) of the Internal Revenue Code. As provided in Section 1001 of the Internal Revenue Code, gain will be realized and recognized by such First Bank Holding shareholders measured by the difference between the redemption price and the adjusted tax basis of the shares of First
         Bank Holding common stock that are surrendered. Provided that Section 341 of the Internal Revenue Code (relating to collapsible corporations) is inapplicable and the First Bank Holding common stock is a capital asset in the hands of such holders, the gain, if any, will constitute capital gain. Such gain will constitute long-term capital gain if the surrendered shares of First Bank Holding common stock were held by the shareholder for a period greater than one year prior to the merger; if the surrendered shares of First Bank Holding common stock were held by such shareholder for a period of one year or less, the gain will constitute short-term capital gain.

         The opinion of Bradley Arant Rose & White LLP is rendered solely with respect to certain federal income tax consequences of the merger under the Internal Revenue Code, and does not extend to the income or other tax consequences of the merger under the laws of any State or any political subdivision of any State. The opinion also does not extend to any tax effects or consequences of the merger to SouthTrust, SouthTrust of Alabama or

SouthTrust Bank, other than those expressly stated in the opinion. No opinion is expressed as to the federal tax treatment of the transaction under any other provisions of the Internal Revenue Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the opinion.

                    DESCRIPTION OF SOUTHTRUST CAPITAL STOCK

                           The descriptive information below outlines certain
                  provisions of SouthTrust's restated certificate of incorporation, restated by-laws, certificate of designations and the general corporation law of Delaware. The information is not complete and is qualified by the more detailed provisions of SouthTrust's certificate of incorporation, by-laws and certificate of designations, which are incorporated by reference as exhibits to this document, and the general corporation law of Delaware. See "Where You Can Find More Information" on page {____________} for information on how to obtain copies of these incorporated documents.

GENERAL

         The authorized capital stock of SouthTrust consists of 500,000,000 shares of common stock, par value $2.50 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of June 30, 2000, there were 168,233,823 shares of SouthTrust common stock issued and outstanding, exclusive of shares held as treasury stock, and no shares of SouthTrust preferred stock were outstanding. As of June 30, 2000, 2,000,000 shares of SouthTrust preferred stock designated as Series 1999 Junior Participating Preferred Stock were reserved for issuance upon the exercise of certain rights described below under "Stockholder Rights Plan" on page {__}.

         Since SouthTrust is a holding company, the right of SouthTrust, and hence the right of creditors and stockholders of SouthTrust, to participate in any distribution of assets of any subsidiary, including SouthTrust Bank, upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that the claims of SouthTrust itself as a creditor of the subsidiary may be recognized.

SOUTHTRUST COMMON STOCK

  Dividend Rights

         Holders of SouthTrust common stock are entitled to their proportionate share of dividends declared by SouthTrust's board of directors out of funds legally available for payment of dividends, subject to any prior rights of any SouthTrust preferred stock outstanding. Under Delaware law, SouthTrust may pay dividends out of surplus or net profits for the fiscal year in which declared or for the preceding fiscal year, even if its surplus accounts are in a deficit position. The sources of funds for payment of dividends by SouthTrust are its subsidiaries. Because its primary subsidiary is a bank, payments made by SouthTrust are limited by law and regulations of the bank regulatory authorities.

  Voting Rights and Other Matters

         SouthTrust stockholders have one vote for each share of common stock held on all matters brought before the stockholders. The holders of SouthTrust common stock do not have the right to cumulate their shares of SouthTrust common stock in the election of directors. SouthTrust's restated certificate of incorporation requires the vote of the holders of 70% of the voting power of the outstanding voting securities of SouthTrust to approve a transaction or a series of transactions with an "Interested Stockholder" which would result in SouthTrust being merged into or with another corporation or securities of SouthTrust being issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect. An "Interested Stockholder" is generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder. An exception exists in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of SouthTrust's board of directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder.

         SouthTrust common stock does not have any conversion rights, and there are no redemption or sinking fund provisions applicable to SouthTrust common stock. Holders of SouthTrust common stock are not entitled to any preemptive rights to subscribe for any additional securities which may be issued.

  Liquidation Rights

         In the event of liquidation, holders of SouthTrust common stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts required to be paid to the holders of any SouthTrust preferred stock issued by SouthTrust.

  Provisions with Respect to Board of Directors

         SouthTrust's restated certificate of incorporation provides that the members of SouthTrust's board of directors are divided into three classes as nearly equal in number as possible. Stockholders elect each class for a three-year term. At each annual meeting of stockholders of SouthTrust, the stockholders elect roughly one-third of the members of SouthTrust's board of directors for a three-year term, and the other directors remain in office until their three-year terms expire. Therefore, control of SouthTrust's board of directors cannot be changed in one year, and at least two annual meetings must be held before stockholders can change a majority of the members of SouthTrust's board of directors.

  Special Vote Requirements for Certain Amendments to Restated Certificate of Incorporation

         The general corporation law of the State of Delaware and the restated certificate of incorporation and by-laws of SouthTrust provide that stockholders may remove a director, or SouthTrust's entire board of directors, only for cause. The restated certificate of incorporation and by-laws of SouthTrust also provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire board of directors from office. Stockholders may amend certain portions of the restated certificate of incorporation of SouthTrust described in certain of the preceding paragraphs, including those related to business combinations and the classified board of directors, only by the affirmative vote of the holders of 70% of the voting power of the outstanding voting stock of SouthTrust.

  Anti-Takeover Effects of Special Provisions

         Some of the provisions contained in the restated certificate of incorporation and by-laws of SouthTrust described above have the effect of making it more difficult to change SouthTrust's board of directors, and may make SouthTrust's board of directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure. As a result, these provisions may adversely affect the price that a potential purchaser would be willing to pay for the capital stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the capital stock of SouthTrust.

  Stockholder Rights Plan

         Each share of SouthTrust common stock outstanding as of February 22, 1999, including those that may be issued under this proxy statement/ prospectus, carries with it one preferred share purchase right, referred to in this proxy statement/prospectus as a "right." If the rights become exercisable, each right entitles the registered holder of a right to purchase one one-hundredth of a share of the series 1999 junior participating preferred stock at a purchase price of $150.00. Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a stockholder as a result of holding the right.

         The rights trade automatically with shares of SouthTrust common stock. A holder of SouthTrust common stock may exercise the rights only under the circumstances described below. The rights will generally cause substantial dilution to a person or group that attempts to acquire SouthTrust common stock on terms not approved by SouthTrust's board of directors. The rights should not interfere with any merger or other business combination that SouthTrust's board of directors approves since they may redeem the rights before a person or group acquires 15% or more of the outstanding shares of SouthTrust's common stock. The rights may, but are not intended to, deter takeover proposals that may be in the interests of SouthTrust's stockholders.

         Holders may exercise their rights only following a distribution date. A distribution date will occur on the earlier of:

         - 10 days after a public announcement that a person or group has acquired or obtained the right to acquire 15% or more of the outstanding shares of SouthTrust's common stock; or

         - 10 days after a person or group makes or announces an offer to purchase SouthTrust's common stock, which, if successful, would result in the acquisition of 15% or more of the outstanding shares of common stock; or

         - 10 days after the SouthTrust's board of directors declares that a person or group has become the beneficial owner of at least 10% of the outstanding shares of SouthTrust's common stock, and that this ownership might cause SouthTrust's board of directors to take action which is not in SouthTrust's long-term interests or which will impact SouthTrust to the detriment of its stockholders.

         The rights have additional features that will be triggered upon the occurrence of specified events, including:

         - if a person or group acquires 15% or more of the outstanding shares of SouthTrust common stock, holders of the rights, other than such person or group whose rights will have become void, may purchase common stock, instead of SouthTrust's series 1999 junior participating preferred stock, having a value of twice the right's then current purchase price;

         - if SouthTrust is involved in certain business combinations or the sale of 50% or more of its assets or earning power after a person or group acquires 15% or more of its outstanding common stock, the holders of the rights, other than such person or group whose rights will have become void, may purchase common stock of the acquirer or an affiliated company having a value of twice the right's then current purchase price; or

         - if a person or group acquires 15% or more of the outstanding shares of SouthTrust common stock, SouthTrust's board of directors may, at any time before the person or group acquires 50% or more of the outstanding shares of common stock, exchange all or part of the rights, other than rights held or previously held by the 15% or greater stockholder, for common stock at an exchange ratio of one share of SouthTrust common stock per right, subject to adjustment for any stock split, stock dividend or similar transaction.

         At any time prior to the earlier of (1) 10 days after a person or group acquires 15% or more of the outstanding shares of SouthTrust common stock, or (2) February 22, 2009, SouthTrust's board of directors may redeem all of the rights at a price of $.01 per right, subject to adjustment for stock dividends, stock splits and similar transactions. SouthTrust's board of directors in its sole discretion may establish the effective time, basis and conditions of the redemption. However, the board may not redeem any of the rights after it determines that a person or group owning at least 10% of SouthTrust common stock poses a threat to SouthTrust. Immediately after the redemption of the rights, the holder can no longer exercise the rights and can only receive the redemption price described above.

         The rights will expire on February 22, 2009, unless SouthTrust redeems or exchanges them before then or extends the expiration date. SouthTrust's board of directors may amend the terms of the rights, other than the redemption price, without the consent of the holders of the rights at any time prior to a distribution date in any manner the board deems desirable. SouthTrust's board of directors may amend the terms of the rights without the consent of the holders of the rights after the distribution date only if the amendment does not adversely affect the interests of the holders of the rights.

         This description of the rights and the series 1999 participating preferred stock is not complete and is qualified in its entirety by reference to SouthTrust's Amended and Restated Stockholder's Rights Agreement with American Stock Transfer & Trust Company dated as of August 1, 2000 and the certificate of designation for the series 1999 junior participating preferred stock.

  Transfer Agent

         The transfer agent for SouthTrust common stock is American Stock Transfer & Trust Company.

SOUTHTRUST PREFERRED STOCK

  General

         Under SouthTrust's restated certificate of incorporation, SouthTrust's board of directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of SouthTrust preferred stock in one or more series. SouthTrust's board must adopt a resolution or resolutions providing for the issuance of such series and determining the relative rights and preferences of the shares of any such series with respect to the rate of dividend, call provisions, payments on liquidation, sinking fund provisions, conversion privileges and voting rights and whether the shares shall be cumulative, non-cumulative or partially cumulative. The holders of SouthTrust preferred stock would not have any preemptive right to subscribe for any shares issued by SouthTrust. It is not possible to state the actual effect of the authorization and issuance of SouthTrust preferred stock upon the rights of holders of SouthTrust common stock unless and until SouthTrust's board of directors determines the price and specific rights of the holders of a series of SouthTrust preferred stock. Such effects might include, however,

         - restrictions on dividends on SouthTrust common stock if dividends on SouthTrust preferred stock have not been paid;

         - dilution of the voting power of SouthTrust common stock to the extent that SouthTrust preferred stock has voting rights, or that any SouthTrust preferred stock series is convertible into SouthTrust common stock;

         - dilution of the equity interest of SouthTrust common stock unless the SouthTrust preferred stock is redeemed by SouthTrust; and

         - SouthTrust common stock not being entitled to share in SouthTrust's assets upon liquidation until satisfaction of any liquidation preference granted SouthTrust preferred stock.

         While the ability of SouthTrust to issue SouthTrust preferred stock is, in the judgment of SouthTrust's board of directors, desirable in order to provide flexibility in connection with possible acquisitions and other corporate purposes, its issuance could impede an attempt by a third party to acquire a majority of the outstanding voting stock of SouthTrust.

  Series 1999 Junior Participating Preferred Stock

         In connection with the adoption of the Stockholder Rights Plan described above, SouthTrust's board of directors designated 2,000,000 shares of SouthTrust's authorized but unissued SouthTrust preferred stock as series 1999 junior participating preferred stock. One share of series 1999 preferred stock will be approximately equivalent in terms of dividend and voting rights to 100 shares of SouthTrust common stock. No shares of series 1999 preferred stock have been issued as of the date of this proxy statement/prospectus.

             MARKET PRICE AND DIVIDEND INFORMATION WITH RESPECT TO SOUTHTRUST COMMON STOCK AND FIRST BANK HOLDING COMMON STOCK

MARKET PRICE

         SouthTrust common stock is quoted on Nasdaq under the symbol SOTR. The following table sets forth, for the periods indicated, the high and low sales prices per share of SouthTrust common stock as reported by Nasdaq. On {_______________}, 2000, the most recent date practicable preceding the date of this proxy statement/prospectus, the last reported sale price of the SouthTrust common stock as reported by Nasdaq was ${___________}. All prices are adjusted to reflect a three-for-two stock split effected on February 26, 1998.

                                                                     Price*
                                                          ----------------------------
                                                             High                Low
                                                          ---------          ---------

     1998:

         First Quarter..............................      $ 45.1250          $ 35.7500
         Second Quarter.............................        45.0000            39.2500
         Third Quarter..............................        45.3750            30.6875
         Fourth Quarter.............................        39.0000            24.8750

     1999:

         First Quarter..............................        42.3750            35.3750
         Second Quarter.............................        42.8750            36.0000
         Third Quarter..............................        38.9380            32.7500
         Fourth Quarter.............................        41.8125            32.7500

     2000:

         First Quarter..............................        37.0630            20.8750
         Second Quarter ............................        30.3750            22.5000
         Third Quarter..............................        32.1250            22.6250

---------------

* The information listed above was obtained from the National Association of Securities Dealers, Inc., and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.


         First Bank Holding common stock is not traded on any exchange, and there is no established public trading market for our stock. There are no bid or asked prices available for First Bank Holding common stock. We are aware of certain transactions in our common stock that have occurred since January 1, 2000. Although the prices of all transactions are not known, we believe that such prices ranged from $22.00 to $25.00 per share of First Bank Holding common stock. We cannot give you any assurance that these trades were effected on an arm's-length basis. Transactions in our common stock are infrequent and are negotiated privately between persons involved in those transactions.

         On {____________}, the last sale price of SouthTrust common stock as obtained from Nasdaq was ${______}. On September 27, 2000 and September 29, 2000 (the trading days immediately before and after the public announcement of the merger), the last sale prices of SouthTrust common stock, as obtained from Nasdaq, were $30.563 and $31.438, respectively.

DIVIDENDS

         The following table sets forth, for the periods indicated, the dividends declared by SouthTrust per share of SouthTrust common stock, as well as the pro-forma dividend per share of First Bank Holding common stock after the merger based on the number of shares of SouthTrust common stock to be issued pursuant to the merger. The dividends have been adjusted to reflect a three-for-two stock split of SouthTrust common stock effected on February 26, 1998.

                                                                                          Pro-Forma
                                          SouthTrust         First Bank Holding         Dividend Per
                                         Common Stock           Common Stock              Share of
                                         Dividend Per           Dividend Per         First Bank Holding
                                             Share                 Share                  Stock(1)
                                         ------------        ------------------      ------------------
1998:

    First Quarter                          $ 0.1900               $    -0-                $ 0.3316
    Second Quarter                           0.1900                    -0-                  0.3316
    Third Quarter                            0.1900                    -0-                  0.3316
    Fourth Quarter                           0.1900                 0.1200                  0.3316

1999:

    First Quarter                            0.2200                    -0-                  0.3840
    Second Quarter                           0.2200                    -0-                  0.3840
    Third Quarter                            0.2200                    -0-                  0.3840
    Fourth Quarter                           0.2200                 0.2000                  0.3840

2000:

    First Quarter                            0.2500                    -0-                  0.4364
    Second Quarter                           0.2500                    -0-                  0.4364
    Third Quarter                            0.2500                    -0-                  0.4364
    Fourth Quarter                           0.2500(2)              0.2200(3)               0.4364

---------------

(1) The pro-forma dividend per share of First Bank Holding common stock is equal to the SouthTrust common stock dividend per share multiplied by the conversion ratio and represents the dividend that would have been distributed on the number of shares of SouthTrust common stock you will receive for each share of First Bank Holding common stock.

(2) On October 18, 2000, SouthTrust declared a quarterly cash dividend of $0.2500 per share of SouthTrust common stock. The dividend is payable on January 2, 2001 to stockholders of record at the close of business on November 24, 2000.

(3) In the merger agreement, SouthTrust agreed that we may declare our normal and recurring annual dividend if the merger is not effective by the record date of SouthTrust's fourth quarter dividend. It is not expected that the merger will be effective by November 24, 2000, the record date of SouthTrust's fourth quarter dividend. Therefore, your board of directors anticipates that it will declare a fourth quarter cash dividend of $0.2200 per share of First Bank Holding common stock.

         Dividends paid by SouthTrust on SouthTrust common stock are at the discretion of SouthTrust's board of directors and are affected by certain legal restrictions on the payment of dividends as described below, SouthTrust's earnings and financial condition and other relevant factors. SouthTrust has increased the dividend paid on SouthTrust common stock for 29 consecutive years. The current policy of SouthTrust is to pay dividends on a quarterly basis. Subject to an evaluation of its earnings and financial condition and other factors, including the legal restrictions on the payment of dividends as described below, SouthTrust anticipates that it will continue to pay regular quarterly dividends with respect to SouthTrust common stock.

         There are certain limitations on the payment of dividends to SouthTrust by its bank subsidiary. As an Alabama banking corporation, the amount of dividends that SouthTrust's subsidiary bank may declare in one year, is subject to certain limitations imposed by both the Federal Reserve Board and the Alabama Department of Banking. These limitations are described in greater detail under "Supervision and Regulation - - SouthTrust - - Dividend Restrictions" on page { }. Under the described laws and regulations, at June 30, 2000, approximately $490 million was available for payment of dividends to SouthTrust by its bank subsidiary.

                            COMPARISON OF RIGHTS OF
                         STOCKHOLDERS OF SOUTHTRUST AND
                       SHAREHOLDERS OF FIRST BANK HOLDING

         The rights of SouthTrust stockholders are governed by Delaware law and SouthTrust's restated certificate of incorporation and by-laws. The rights of our shareholders are currently governed by Florida law and our articles of incorporation and by-laws. There are differences between Delaware law and Florida law and between the respective chartering documents of SouthTrust and First Bank Holding that will affect the relative rights of SouthTrust stockholders and our shareholders.

         The following discussion describes and summarizes the material differences between the rights of SouthTrust stockholders and First Bank Holding shareholders. With respect to each issue described below, the information set forth in the left column describes the rights our shareholders currently enjoy, while the information set forth in the right column describes the rights enjoyed by SouthTrust's stockholders. If the merger is completed, any First Bank Holding shareholder who becomes a stockholder of SouthTrust will be entitled and become subject to all of the rights described in the right column. The following discussion is not a complete discussion of all of the differences. For a complete understanding of all of the differences, you will need to review the restated certificate and by-laws of SouthTrust, the articles of incorporation and by-laws of First Bank Holding, Delaware General Corporation Law and the Florida Business Corporation Act. Copies of the respective chartering documents of both SouthTrust and First Bank Holding may be obtained from the corporate secretary of each company. See page {____} for details of who to contact to obtain copies of these documents.

         FIRST BANK HOLDING                                                               SOUTHTRUST

                                                       VOTING RIGHTS
Holders of shares of First Bank Holding common                          Holders of shares of SouthTrust common stock are
stock are entitled to one vote for each share of                        entitled to one vote for each share of common stock
common stock held. Holders of fractional shares of                      held.
First Bank Holding common stock are entitled to a
corresponding fractional vote for each fractional
share held.

                                                     RIGHTS ON LIQUIDATION

In the event of liquidation, First Bank Holding                         In the event of liquidation, SouthTrust stockholders
shareholders are entitled to receive pro-rata any                       are entitled to receive pro-rata any assets
assets distributable to First Bank Holding                              distributable to SouthTrust stockholders with respect
shareholders with respect to the shares of First Bank                   to the shares of SouthTrust common stock held by
Holding common stock held by them, after payment                        them, after payment of
of indebtedness.                                                        indebtedness.

                                                      RIGHTS OF PRE-EMPTION

Holders of shares of First Bank Holding common                          Holders of shares of SouthTrust common stock do
stock do not have any pre-emptive rights to subscribe                   not have any pre-emptive rights to subscribe to or
to or acquire additional shares of First Bank Holding                   acquire additional shares of SouthTrust common
common stock which may be issued.                                       stock which may be issued.

                                        RIGHTS TO CALL A SPECIAL MEETING OF THE STOCKHOLDERS

Special meetings of shareholders may be called by                       Holders of shares of capital stock of any class do not
the holders of not less than fifty percent (50%) of all                 have any rights to call a special meeting of
the shares of First Bank Holding common stock                           SouthTrust's stockholders or to require that
entitled to vote at the meeting.                                        SouthTrust's board of directors call a special
                                                                        meeting.

                                            RIGHT TO AMEND CORPORATE GOVERNING DOCUMENTS

A majority of the holders of First Bank Holding's                       A majority of the holders of SouthTrust's capital
common stock who are entitled to vote may by                            stock who are entitled to vote may by affirmative
affirmative vote amend First Bank Holding's articles                    vote amend SouthTrust's certificate of incorporation.
of incorporation. Holders of a majority of the First                    However, one of the provisions of SouthTrust's
Bank Holding common stock may by affirmative                            certificate of incorporation may only be amended by
vote amend the by-laws of First Bank Holding.                           the affirmative vote of holders of at least 70% of the
                                                                        issued and outstanding shares of SouthTrust capital
                                                                        stock.

                                                                        Holders of a majority of SouthTrust capital stock
                                                                        who are entitled to vote may by affirmative vote
                                                                        amend the bylaws of SouthTrust.

                                                 RIGHT OF DISSENT AND APPRAISAL

Our shareholders have dissent and appraisal rights                      Holders of shares of SouthTrust common stock have
under Sections 607.1301, 607.1302 and 607.1320 of                       no rights to dissent from certain corporate actions
the Florida Business Corporation Act. Under these                       proposed to be taken by SouthTrust.
provisions, shareholders of First Bank Holding may
dissent from certain corporate actions proposed by
our management and receive the fair value of their
shares of First Bank Holding common stock as of or
immediately prior to the effective time of the
proposed corporate action.

                                        ELECTION AND CLASSIFICATION OF THE BOARD OF DIRECTORS

Each member of our board of directors is elected                        The board of directors of SouthTrust is classified into
annually at the annual meeting of shareholders. Each                    three (3) classes of directors. Each director serves for
director is elected to serve for a term of one year.                    a three (3) year term. At each annual stockholder
                                                                        meeting, one-third (1/3) of the board of directors is
                                                                        elected. Accordingly, control of the board of
                                                                        directors of SouthTrust cannot be changed in one
                                                                        year; at least two annual meetings must be held
                                                                        before a majority of the board of directors may be
                                                                        changed. Holders of shares of SouthTrust common
                                                                        stock do not have the right to cumulate their votes in
                                                                        the election of directors.

                                      NOMINATION OF DIRECTORS BY STOCKHOLDERS

Any shareholder may nominate a person to stand for                      In addition to the right of the board of directors to
election at an annual meeting of the shareholders of                    make nominations for the election of directors, any
First Bank Holding without complying with any                           stockholder may nominate a person to stand for
special notice requirements.                                            election at an annual meeting of the stockholders of
                                                                        SouthTrust, provided the stockholder complies with
                                                                        special advance notice requirements.

                                            RIGHTS TO REMOVE A DIRECTOR

A director may be removed with or without cause by                      A director may be removed "for cause" by the
the affirmative vote of the First Bank common                           affirmative vote of SouthTrust stockholders who hold
shareholders who hold a majority of the shares                          at least 70% of the voting power of SouthTrust's
entitled to vote. Any vacancy on First Bank                             issued and outstanding capital stock which is entitled
Holding's board of directors, including a vacancy                       to vote for the election of directors. The vacancy
created by a removal of a director with or without                      created by this type of removal may be filled by a
cause, may be filled by a person who is voted on by a                   person who is voted on by a majority of the directors
majority of the directors then in office, though less                   then in office. The newly elected director will serve
than a quorum of the board of directors, or by the                      for the remainder of the unexpired term of the
shareholders. The new director will serve for the                       director removed from office.
remainder of the unexpired term of the new director's
predecessor in office.

                                                                        Any vacancies on SouthTrust's board of directors
                                                                        created by the death, resignation, retirement,
                                                                        disqualification or removal from office other than for
                                                                        cause of a director or the creation of a new
                                                                        directorship, may be elected only by action of a
                                                                        majority of the directors then in office. The new
                                                                        director will serve for the remainder of the unexpired
                                                                        term of the class of director to which the director has
                                                                        been appointed.

                                         RIGHTS TO REPORTS TO STOCKHOLDERS

Our shares of common stock are not registered under                      Shares of SouthTrust common stock are registered
the Securities Exchange Act of 1934. Accordingly,                        under the Securities Exchange Act of 1934.
we are not subject to the reporting requirements of                      Accordingly, SouthTrust is required to provide
the Exchange Act. We provide annual reports containing                   annual reports containing audited financial
audited financial statements to our shareholders.                        statements to stockholders. SouthTrust also provides
                                                                         reports to its stockholders on an interim basis which
We regularly file reports with the Federal Reserve                       contain unaudited financial information.
Board and the Florida Department of Banking and Finance,
some of which may be inspected by the public.                            SouthTrust and its banking subsidiary SouthTrust
                                                                         Bank regularly file reports with the Federal Reserve
                                                                         Board and the Alabama State Banking Department,
                                                                         some of which may be inspected by the public.

                                     EFFECT OF THE ISSUANCE OF PREFERRED STOCK

First Bank Holding's board of directors is authorized                   SouthTrust's board of directors is authorized to issue
to issue 500,000 shares of preferred stock and can                      up to 5,000,000 shares of preferred stock and can
determine the class and rights attached to any share                    determine the class and rights to be attached to any
of preferred stock. The board of directors has not                      share of preferred stock.
created any series of preferred stock.

                                                                        In 1998 the board of directors adopted resolutions
                                                                        which created 2,000,000 shares of series 1999 junior
                                                                        participating preferred stock. No shares of this class
                                                                        of preferred stock have been issued yet. However, if
                                                                        and when they are, the voting, liquidation, dividend
                                                                        and other rights of holders of shares of SouthTrust
                                                                        common stock will be affected. The voting power of
                                                                        each share of SouthTrust common stock will be
                                                                        diluted as each share of this class of preferred stock
                                                                        will be entitled to 100 votes on each proposal
                                                                        submitted to a vote of SouthTrust's stockholders.
                                                                        Shares of preferred stock will have preferential rights
                                                                        with respect to the payment of dividends and the
                                                                        distribution of SouthTrust's assets in the event of a
                                                                        liquidation of SouthTrust.

                                          RIGHTS ATTACHED TO CAPITAL STOCK

Shares of First Bank Holding common stock have no                       Each share of SouthTrust common stock which is
rights attached to them.                                                currently or will be issued has or will have one right
                                                                        attached to it.

                                                                        Under specified conditions, each right entitles the
                                                                        stockholder to purchase one-one hundredth of a share
                                                                        of series 1999 junior participating preferred stock at a
                                                                        purchase price of $150.00

                           SUPERVISION AND REGULATION

SOUTHTRUST

         General

         SouthTrust is a bank holding company that is qualified as a financial holding company within the meaning of the Bank Holding Company Act and is registered with the Board of Governors of the Federal Reserve System. The Bank Holding Company Act permits a financial holding company to engage in a variety of financial activities, some of which are not permitted for other bank holding companies that are not financial holding companies. As a financial holding company, SouthTrust is required to file with the Federal Reserve Board semi-annual reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may also make examinations of SouthTrust and each of its subsidiaries.

         SouthTrust Bank, SouthTrust's Alabama state chartered banking subsidiary that is a member of the Federal Reserve System, is subject to primary federal regulation by the Federal Reserve Board and is also subject to the regulation of the Federal Deposit Insurance Corporation and the Alabama State Banking Department.

         Dividend Restrictions

         Various federal and state statutory provisions limit the amount of dividends SouthTrust Bank can pay to SouthTrust without regulatory approval. Approval of the Federal Reserve Board is required for payment of any dividend by a state chartered bank like SouthTrust Bank that is a member of the Federal Reserve System, sometimes referred to as a state member bank, if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits (as defined by regulatory agencies) for that year combined with its retained net profits for the proceeding two years. In addition, a state member bank may not pay a dividend in an amount greater than its net profits then on hand. State member banks may also be subject to similar restrictions imposed by the laws of the states in which they are chartered.

         Under Alabama law, a bank may not pay a dividend in excess of 90% of its net earnings until the bank's surplus is equal to at least 20% of its capital. SouthTrust Bank is also required by Alabama law to obtain the prior approval of the Superintendent of the State Banking Department of Alabama for its payment of dividends if the total of all dividends declared by SouthTrust Bank is any calendar year will exceed the total of (1) SouthTrust Bank's net earnings (as defined by statute) for that year, plus (2) its retained net earnings for the preceding two years, less any required transfers to surplus. In addition, no dividends may be paid from SouthTrust Bank's surplus without the prior written approval of the Superintendent.

         In addition, federal bank regulatory authorities have authority to prohibit SouthTrust Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed an unsafe or unsound practice. The ability of SouthTrust Bank to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

         Capital Requirements

         SouthTrust and SouthTrust Bank are subject to the risk-based capital requirements and guidelines imposed by the Federal Reserve Board. For the purposes of the Federal Reserve Board's risk-based capital requirements, SouthTrust's and SouthTrust Bank's assets and certain specified off-balance sheet commitments and obligations are assigned to various risk categories. The capital of SouthTrust and SouthTrust Bank, in turn, is classified in one of three tiers: core ("Tier 1") capital, which includes common and qualifying preferred stockholder's equity, less certain intangibles and other adjustments; supplementary ("Tier 2") capital, which includes, among other items, preferred stockholder's equity not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations; and market risk ("Tier 3") capital, which includes qualifying unsecured subordinated debt.

         SouthTrust, like other bank holding companies, is required to maintain Tier 1 capital and "total capital" (the sum of Tier 1, Tier 2 and Tier 3 capital) equal, respectively, to at least 4% and 8% of its total risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit). In addition, in order for a holding company or bank to be considered "well capitalized" for regulatory purposes, its Tier 1 and total capital ratios must be 6% and 10% on a risk-adjusted basis, respectively. As of June 30, 2000, SouthTrust met both requirements, with Tier 1 and total capital equal to 6.99% and 10.61% of its respective total risk-weighted assets. As of June
30, 2000, SouthTrust Bank was also in compliance with applicable capital requirements.

         The Federal Reserve Board has adopted rules to incorporate market and interest rate risk components into its risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under these market risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

         The Federal Reserve Board also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital divided by adjusted quarterly average assets) of 3% if the holding company has the highest regulatory rating and meets certain other requirements, or of 3% plus an additional "cushion" of at least 100 to 200 basis points if the holding company does not meet those requirements. As of June 30, 2000, SouthTrust's average leverage ratio was 6.91%.

         Failure to meet capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC, issuance of a capital directive, a prohibition on the taking of brokered deposits and certain other restrictions on its business.

         The Federal Deposit Insurance Corporation Improvement Act of 1991, or FDICIA, among other things, identifies five capital categories for insured depository institutions: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, is adequately capitalized if it meets each such measure, is undercapitalized if it fails to meet any such measure, is significantly undercapitalized if it is significantly below such measure and is critically undercapitalized if it fails to meet any critical capital level set forth in applicable regulations. The critically undercapitalized level occurs where tangible equity is less than 2% of total tangible assets or less than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         FDICIA generally prohibits a depository institution from making any capital distribution, including payment of a dividend, or paying any management fee to its holding company if the depository institution would be undercapitalized after making the payment. Undercapitalized depository institutions became subject to restrictions on borrowing from the Federal Reserve System, effective as of December 19, 1993. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

         Source of Strength

         According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, the cross-guaranty provisions of the Federal Deposit Insurance Act provide that if the FDIC suffers or anticipates a loss as a result of a default by a banking subsidiary or by providing assistance to a subsidiary in danger of default, then any other bank subsidiaries may be assessed for the FDIC's loss.

         The Riegle-Neal Interstate Banking and Branching Efficiency Act

         The Interstate Banking Act provides that adequately capitalized and managed bank holding companies are permitted to acquire banks in any state. State laws prohibiting interstate banking or discriminating against out-of-state banks were preempted as of the effective date, although states were permitted to require that target banks located within the state be in existence for a period of up to five years before such bank may be subject to the Interstate Banking Act. The Interstate Banking Act establishes deposit caps which prohibit acquisitions that would result in the acquiror controlling 30% or more of the deposits of insured banks and thrifts held in the state in which the acquisition or merger is occurring or in any state in which the target maintains a branch or 10% or more of the deposits nationwide. State-level deposit caps are not preempted as long as they do not discriminate against out-of-state acquirors, and the federal deposit caps apply only to initial entry acquisitions.

         Recent Legislation

         On November 12, 1999, President Clinton signed into law legislation that allows bank holding companies to engage in a wider range of nonbanking activities, including greater authority to engage in securities and insurance activities. Under the Gramm-Leach-Bliley Act, a bank holding company that elects to become a financial holding company may engage in any activity that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines by regulation or order is (1) financial in nature, (2) incidental to any such financial activity, or (3) complementary to any such financial activity and does not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally. This legislation makes significant changes in U.S. banking law, principally by repealing certain restrictive provisions of the 1933 Glass-Steagall Act. The new law specifies activities that are deemed to be financial in nature, including lending, exchanging, transferring, investing for others, or safeguarding money or securities; underwriting and selling insurance; providing financial, investment, or economic advisory services; underwriting, dealing in or making a market in, securities; and any activity currently permitted for bank holding companies by the Federal Reserve Board under Section 4(c)(8) of the Bank Holding Company Act. The legislation does not authorize banks or their affiliates to engage in commercial activities that are not financial in nature. A bank holding company may elect to be treated as a financial holding company only if all depository institution subsidiaries of the holding company are well-capitalized, well-managed and have at least a satisfactory rating under the Community Reinvestment Act. Effective March 13, 2000, SouthTrust elected financial holding company status.

         The legislation also contains a number of other provisions which will affect SouthTrust's operations and the operations of all financial institutions. One of the new provisions relates to the financial privacy of consumers, authorizing federal banking regulators to adopt rules that will limit the ability of banks and other financial entities to disclose non-public information about consumers to non-affiliated entities. These limitations likely will require more disclosure to SouthTrust's customers, and in some circumstances, will require consent by the customer before information is allowed to be provided to a third party.

         At this time, SouthTrust is unable to predict the impact this legislation may have upon it or SouthTrust Bank, including its impact on its financial condition and results of operations.

         Changes in Regulations

         Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. SouthTrust cannot determine the likelihood and timing of any such proposals or legislation and the impact they might have on it and its subsidiaries.

FIRST BANK HOLDING

         First Bank Holding is a bank holding company within the meaning of the Bank Holding Company Act, and is registered with the Federal Reserve Board, and is therefore subject to regulations that are substantially the same as those to which SouthTrust is subject. First Bank is chartered by the State of Florida, and is subject to comprehensive regulation, examination and supervision by the State of Florida Department of Banking and Finance as well as by the Federal Deposit Insurance Corporation.


           INFORMATION CONCERNING THE BUSINESS OF FIRST BANK HOLDING

GENERAL

         First Bank was organized in 1990 and opened for business on October 15,1990 in Tallahassee, Leon County, Florida. First Bank was chartered as a state bank by the State of Florida and has been principally regulated by the Federal Deposit Insurance Corporation, or the FDIC, and the State of Florida Department of Banking. In 1997, First Bank Holding was organized as a one-bank holding company under the laws of the State of Florida for the purpose of acquiring and holding all of the outstanding common stock of First Bank. As of close of business on June 30, 2000 First Bank Holding had assets of approximately $99,806,000 and deposits of approximately $89,522,000.

         When First Bank opened, the operation consisted of one facility located in northeast Leon County. In 1992, the first branch facility was opened on Thomasville Road in Tallahassee approximately 5 miles south of the original location.

         During 1995, the board of directors of First Bank Holding made a conscious effort to expand banking offices and product delivery venues. In May 1995, a branch office was opened in the Wal-Mart SuperCenter in Panama City Beach, Florida, approximately 130 miles west of Tallahassee. In August of that year a new facility was opened on Capital Circle Northeast, which would thereafter be utilized as the main banking office. The original location was converted to a branch site.

         In 1997, a second Wal-Mart SuperCenter Branch was opened at the Wal-Mart Store in Tallahassee. In 1998 the board took actions to close the Panama City Beach office. Presently, First Bank Holding operates 4 offices in the Tallahassee, Leon County market area.

         Since its origination in 1990, First Bank has provided traditional commercial banking services, including interest and non-interest bearing checking accounts, savings accounts, money market accounts, certificates of deposit, individual retirement accounts and a wide variety of commercial, real estate and consumer loans.

         First Bank Holding's primary business is attracting deposits from the general public within the primary market area and utilizing those funds to make secured and unsecured loans within the categories of commercial, real estate, and consumer loan products.

         The principal sources of funds for First Bank Holding which are utilized in the funding of lending and investment activities are deposits, loan repayments, and proceeds from the sale of securities. First Bank Holding's principal expenses are interest paid on deposits, and general operating expenses such as salaries, employee benefits, and occupancy expenses.

         First Bank Holding offers a wide range of short to medium term commercial and consumer loans. Commercial loans include, but are not limited to, both secured and unsecured financing for working capital, business expansion loans, purchase of equipment, inventory, and real property and also construction. Consumer loans include both secured and unsecured loans for financing automobiles, home improvements and other personal expenditures.

         First Bank Holding provides a variety of banking services to individuals, businesses, and other institutions, including governmental, located within the delineated primary market area. These services would include both business and personal checking accounts, savings accounts, individual retirement accounts, and time deposits. The FDIC insures all deposit accounts to the maximum extent as provided by law.

         First Bank Holding offers ATM service at three of its four branches as well as at the Governor's Square Cine-Plex. Full teller service is provided at all locations. Drive-in tellers are provided at three of the four offices and safe deposit boxes are provided at two of the four offices.

         First Bank Holding operates in an extremely competitive environment throughout its primary market area. It has never been the goal of First Bank Holding to attempt to be "all things to all people". Rather, First Bank Holding has sought to satisfy a specific niche, primarily small business and young professionals. To that end, efforts have proven to be successful and First Bank Holding has enjoyed comfortable growth and profitability in an otherwise "over-banked" community. The key to this growth and profitability has been the delivery of quality customer service.

         As is often the case with financial institutions, operations and profitability are significantly influenced by general economic conditions and by the related monetary and fiscal policies of the Federal Reserve System. Deposit flows and interest rates on competing investments and general market rates of interest influence, to a degree, First Bank Holding's cost of funds. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn are affected by competitive influences such as competition and interest rates.

EMPLOYEES

         As of June 30, 2000, First Bank Holding employed 39 full-time equivalent employees at the four banking locations. Management believes the relationship with the staff is excellent.

DESCRIPTION OF PROPERTIES

         The main office of First Bank Holding is located at 1997 Capital Circle Northeast, Tallahassee, Florida. This location is subject to two leases, each with an original term of 25 years, expiring in 2020, and with 3 renewal periods of five years each. Of the remaining three locations, all are leased and have terms ranging from three years with automatic renewal periods of three years each (Timberlane Road office), to 15 years with two five-year renewals (Thomasville Road), to 5 years with one five-year renewal period (Wal-Mart SuperCenter).

LEGAL PROCEEDINGS

         There are presently no legal actions pending that has First Bank Holding named as either a plaintiff or defendant outside of the normal activities resulting from loan collection efforts.

REGULATION AND LEGISLATION

         First Bank Holding is regulated by and periodically examined by both the State of Florida Banking Department as well the Federal Deposit Insurance Company. Routinely, reports are filed with both of these entities detailing First Bank Holding's financial condition, and these regulators must give approval before certain transactions are entered into. Each of these regulators monitors First Bank Holding's compliance with all applicable regulations and laws on an ongoing basis.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         The officers and directors of First Bank Holding and the businesses and organizations related to them have been customers of First Bank and it is believed that those relationships will continue following the merger. Extensions of credit made to officers and directors of First Bank Holding were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons, and do not involve more than a normal risk of collectability or present other unfavorable circumstances.

BENEFICIAL OWNERSHIP OF FIRST HOLDING COMPANY COMMON STOCK

         The following table sets forth, as of November 1, 2000, (1) the names and addresses of the persons known by First Bank Holding to be beneficial owners of five percent (5%) or more of the issued and outstanding shares of First Bank Holding common stock and the names of each director and executive officer; (2) the number and percent of shares of First Bank Holding common stock owned by each such person and by all of the directors and executive officers of First Bank Holding; and (3) the estimated number of shares of SouthTrust common stock each such person or group is expected to receive as a result of the merger, assuming that such persons do not exercise their dissenters' rights, calculated by multiplying the number of shares of First Bank Holding common stock beneficially owned by such person or group by the exchange ratio.

         According to the rules and regulations of the SEC, shares are considered to be beneficially owned by a person if the person (1) has any power to vote or dispose of the shares, either directly or indirectly, or (2) has the right to acquire shares within 60 days of the date of this proxy statement/prospectus. For purposes of computing the percentage of shares owned, we have included the number of shares that a person has the right to acquire within 60 days in the number of outstanding shares, but only for that individual. Unless indicated otherwise, you may assume that the named beneficial owner has sole voting and investment power with respect to the shares reported.

                                  Number of Shares of         Percentage of Total
                                   First Bank Holding             Shares of             Estimated Number of
                                      Common Stock            First Bank Holding        Shares to be Owned
       Beneficial Owner            Beneficially Owned            Common Stock          Following the Merger
       ----------------           -------------------         -------------------      --------------------
5% OR MORE
SHAREHOLDERS:
William E. Childers (1)                46,875 (2)                   11.66%                    81,825
  2241 Armistead Road
  Tallahassee, FL 32312
Luther E. Council, Sr.                 26,826 (2)                    6.67%                    46,827
and Nancy T. Council,
JTWROS(1)
  P O Box 2025
  Quincy, FL 32353

DIRECTORS AND EXECUTIVE OFFICERS:

Kathleen B. Atkins                       8,385.5(2)             2.09%                   14,637
Michael Blankenship                       14,576(2)             3.63%                   25,443
Nancy T. Council                          26,826(2)             6.67%                   46,827
William E. Childers                       46,875(2)            11.66%                   81,825
William G. Donnellan, Jr.                  7,442(2)             1.85%                   12,990
Thomas E. Duggar                           6,576(2)             1.64%                   11,479
Elaine N. Duggar                           9,007(2)             2.24%                   15,722
William D. Gunter, Jr.                     6,825(2)             1.70%                   11,913
F. C. Nixon                               18,277(3)             4.45%                   31,904
J. Lee Vause                              13,826(2)             3.45%                   24,134
Stephen R. Winn                            9,945(2)             2.47%                   17,359
Susie B. Andrews                           4,619(2)             1.15%                    8,062
Tami H. Chandler                           1,294(2)             0.32%                    2,258
All Directors and
Executive Officers
as a Group
(a total of 13 people)                 174,473.5               41.34%                  304,560

(1)      Mr. Childers and Mrs. Council are also directors of First Bank Holding.

(2) Includes 1,000 shares held as options which are exercisable within 60 days of the date of this proxy statement/prospectus.

(3) Includes 9,000 shares held as options which are exercisable within 60 days of the date of this proxy statement/prospectus.


             FIRST BANK HOLDING MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         This analysis has been prepared to provide insight into the consolidated financial condition of First Bank Holding and addresses the factors which have affected First Bank Holding's results of operations for the six months ended June 30, 2000 and 1999, and for the fiscal years ended December 31, 1999, 1998 and 1997. Unless otherwise noted, the financial and other information presented with respect to First Bank Holding in the discussion includes the accounts of First Bank. First Bank Holding's financial statements and accompanying notes which follow are an integral part of this review and should be read in conjunction with it.

         First Bank Holding conducts general commercial banking business in Leon County, Florida. The business consists primarily of attracting deposits from the general public within the trade area and utilizing those funds in the origination of loans for commercial, consumer, and residential purposes. First Bank Holding's profitability depends, to a large extent, on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest bearing liabilities and the interest rates paid or charged on these balances.

         Net interest income is dependent upon First Bank Holding's interest rate spread, which is the difference between the average yield earned on interest earning assets and the average rate paid on interest bearing liabilities. When the interest that is generated on interest earning assets exceeds the interest that is paid on interest bearing liabilities, First Bank Holding generates a positive interest rate spread (net rate of yield). During 2000, First Bank Holding's yield on net average earning assets was 4.73% and for the six-month period ending June 30, 1999 First Bank Holding yielded 5.12% on net average earning assets. For the full years of 1999, 1998 and 1997 First Bank Holding's yield on net average earning assets was 4.65%, 4.66% and 5.17% respectively. The net yield is impacted by external factors such as interest rates on loans and deposits as well as deposit flows and loan demand.

         Additionally, First Bank Holding's profitability is affected by such factors as the level of non-interest Additionally, First Bank Holding's profitability is affected by such factors as the level of non-interest income and expenses, the provisions for loan losses, and the effective tax rate. Non-interest income typically consists of service charges and other deposit fees, and also ATM fees, credit card merchant services fees, and mortgage loan origination activities. Non-interest expenses consist primarily of compensation and benefits, occupancy related expenses and other operating expenses.

RESULTS OF OPERATIONS

         Comparison of Six Months Ended June 30, 2000 and 1999

         For the six month period ended June 30, 2000, First Bank Holding reported net income of approximately $550,000, or $1.37 per outstanding share of stock, as compared to net income of $485,000 or $1.21 per outstanding share of stock for the six month period ended June 30, 1999, which represents an increase of $65,000 (rounded). Total assets as of June 30,2000 were approximately $99,806,000 which is an increase of $7,506,000 or 8.13% over June 30, 1999. Net interest earnings increased by approximately $94,000 or 4.6% from the first six months of 1999.

         Total net non-interest expenses (non-interest expenses minus non-interest income) increased by $41,000, or 3.37%, to $1,258,000 from June 30, 1999.

         First Bank Holding's loans totaled approximately $73,515,000 at June 30,2000 an increase of $8,357,000, or 12.83% over June 30, 1999. The allowance for loan losses was $752,000, or 1.01% of total outstanding loans on June 30,2000, which is up from $684,708, or 1.04% of total loans at June 30, 1999.

         First Bank Holding's yield on net average earning assets as of June 30, 2000 (as previously stated) was 4.73% as compared to 5.12% for the period ending June 30, 1999.

         Comparison of the Fiscal Years Ended December 31, 1999 and 1998

         For the year ended December 31, 1999, First Bank Holding reported net income of $959,590 or $2.33 per share of outstanding stock, as compared to net income of $852,799 or $2.08 per outstanding share of stock for the year ended December 31, 1998.

         Net interest income before provision for loan losses for the year ended December 31, 1999 was $4,116,376 or 4.65% of average net earning assets, as compared to $3,792,251 or 4.68% of average earning assets for the year ended December 31, 1998. The increase in net income from 1998 to 1999 was largely due to an increase in net earning assets.

         First Bank Holding's total assets were $101,242,276 and $90,107,959 at December 31, 1999 and 1998 respectively. Total assets increased $11,134,317 or 12.36% from the previous year-end. First Bank Holding's earning assets were approximately $92,581,764 on December 31, 1999, representing an increase of $12,978,744 or 16.3% from December 31, 1998.

         Loans totaled $72,423,552 at year-end 1999, an increase of $13,064,708 or 21.94% from December 31, 1998. The allowance for loan losses was $718,440 or 0.99% of total outstanding loans as of December 31, 1999. This compares to loss allowance of $609,720 or 1.03% of total outstanding loans on December 31, 1998.

         Comparison of the Fiscal Years Ended December 31, 1998 and 1997

         For the year ended December 31, 1998 First Bank Holding reported net income of $852,799 or $2.08 per outstanding share of stock as compared to net income of $742,524 or $1.82 per share of outstanding stock for the year ended December 31, 1997.

         Net interest income before provision for loan losses for the year ended December 31, 1998 was $3,792,251 or 4.66% of average net earning assets, as compared to $3,467,435 or 5.17% of average net earning assets for the year ended December 31, 1997. The increase was due to an increase in earning assets. First Bank Holding's total assets were $90,107,959 and $81,793,475 at December 31, 1998 and December 31, 1997, respectively. Total assets increased $8,314,484 or 10.17% between years ended 1997 and 1998. First Bank Holding's earning assets were

79,603,020 at December 31, 1998, which represents an increase of $7,480,666 or 10.37% from December 31, 1997.

         First Bank Holding's loans totaled $59,358,844 on December 31, 1998, which is an increase of $5,544,935 or 10.3% from December 31, 1997. Allowance for loan losses were $609,720 or 1.03% of total outstanding loans on December 31, 1998. This compares to an allowance for loan losses of $550,000 or 1.02% of total outstanding at December 31, 1997.

NET INTEREST INCOME

         Net interest income, which constitutes the major source of income for First Bank Holding, represents the difference between interest income on interest earning assets and interest expense on interest bearing liabilities. The primary interest earning assets of First Bank Holding are loans made to businesses and individuals. Interest bearing liabilities consist mostly of time deposits, interest bearing checking accounts ("NOW" accounts), savings accounts, money market deposits, and individual retirement accounts. Funds generated by these sources are invested in interest bearing assets accordingly. Net interest income depends on the volume of average interest earning assets and average interest bearing liabilities and the interest earned and paid on interest earning assets and interest bearing liabilities.

         Net interest income for the six months ended June 30, 2000 and 1999 was $2,139,000 and $2,045,000, respectively, and the yield on net average earning assets was 4.73% and 5.12% respectively.

         Net interest income for the years ended December 31, 1999, 1998, and 1997 was $4,116,376, $3,792,251, and $3,467,435 respectively. The yield on net average earning assets was 4.65%, 4.66%, and 5.17% respectively. Total interest expense for the years end December 31, 1999, 1998, and 1997 was approximately $2,909,523, $2,845,069, and $2,342,799 respectively. The average cost of interest bearing liabilities for each period was approximately 4.42%, 4.69%, and 4.70%, respectively.

  DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY, INTEREST RATES,
                           AND INTEREST DIFFERENTIALS
                             (DOLLARS IN THOUSANDS)

                                                     1999                          1998                         1997
                                        -----------------------------   ---------------------------   -----------------------------
                                         Average              Average   Average             Average   Average               Average
                                         Balance   Interest     Rate    Balance   Interest   Rate     Balance    Interest    Rate
                                        --------   --------   -------   --------  --------  -------   --------   --------   -------
Assets:
   Loans, net of unearned interest      $ 64,746   $5,714        8.83%  $ 56,151  $5,263       9.37%  $ 50,112   $ 4,788       9.55%
   Taxable investment securities          12,635      783        6.20%     8,408     533       6.34%     9,542       639       6.70%
   Tax-exempt investment securities        4,042      194        4.80%     3,815     176       4.61%     1,866        94       5.04%
   Funds sold                              2,628      129        4.91%     8,946     478       5.34%     1,678        87       5.18%
                                        --------   ------     -------   --------  ------    -------   --------   -------    -------
      Total earning assets                84,051    6,820        8.11%    77,320   6,450       8.34%    63,198     5,608       8.87%

   Cash and due from banks                 4,624                           4,158                         3,394
   Allowance for loan losses                (697)                           (595)                         (553)
   Other assets                            5,012                           3,972                         4,075
                                        --------                        --------                      --------
      TOTAL ASSETS                      $ 92,990                        $ 84,855                      $ 70,114
                                        ========                        ========                      ========
Liabilities:
   NOW accounts                         $  6,075   $   97        1.60%  $  5,792  $  109       1.88%  $  4,879   $    94       1.93%
   Money market accounts                  19,543      647        3.31%    20,104     775       3.85%    16,697       686       4.11%
   Savings accounts                        5,435      136        2.50%     4,910     130       2.65%     4,963       133       2.68%
   Other time deposits                    33,920    1,988        5.86%    29,655   1,820       6.14%    22,339     1,371       6.14%
                                        --------   ------     -------   --------  ------    -------   --------   -------    -------
      Total interest bearing deposits     64,973    2,868        4.41%    60,461   2,834       4.69%    48,878     2,284       4.67%
   Funds purchased                           528       21        3.98%         4       0       0.00%       251        10       3.98%
   Other short-term borrowings               373       20        5.36%       177      12       6.78%       755        49       6.49%
   Long-term debt                              0        0        0.00%         0       0       0.00%         0         0       0.00%
                                        --------   ------     -------   --------  ------    -------   --------   -------    -------
      Total interest bearing
        liabilities                       65,874    2,909        4.42%    60,642   2,846       4.69%    49,884     2,343       4.70%
   Noninterest bearing deposits           18,497                          16,417                        13,325
   Other liabilities                         678                             580                           502
                                        --------                        --------                      --------
      TOTAL LIABILITIES                   85,049                          77,639                        63,711
                                        --------                        --------                      --------
Shareholders' Equity:
   Common stock                            2,000                           2,000                         2,000
   Additional paid-in capital              2,000                           2,000                         2,000
   Retained earnings                       3,941                           3,216                         2,403
                                        --------                        --------                      --------

      TOTAL SHAREOWNERS' EQUITY            7,941                           7,216                         6,403
                                        --------                        --------                      --------
      TOTAL LIABILITIES AND
        SHAREOWNERS' EQUITY             $ 92,990                        $ 84,855                      $ 70,114
                                        ========                        ========                      ========
Interest rate spread                                             3.69%                         3.65%                           4.17%
                                                              =======                       =======                          ======
Net interest income                                $3,911                         $3,604                          $3,265
                                                   ======                         ======                         =======
Net interest margin                                              4.65%                         4.66%                           5.17%
                                                              =======                       =======                          ======

ASSET/LIABILITY MANAGEMENT

         First Bank Holding seeks to maximize net interest income through growth in net earning assets and by protecting First Bank Holding's net interest margin and ensuring adequate liquidity and/or growth in deposit flows. This is accomplished by structuring the balance sheet so that repricing opportunities exist for both assets and liabilities during approximately the same time intervals in the future. Management of First Bank Holding and the Board recognize that a perfectly matched interest rate sensitive balance sheet is not possible and that imbalances in repricing opportunities at any point in time constitutes an interest rate sensitivity position.

         Management attempts to control these imbalances to provide for a consistently growing positive net interest rate margin under all interest rate environments. To this end, First Bank Holding through the Asset and Liability Management Committee monitors the structure of our rate-sensitive assets and liabilities.

         A traditional indicator of the interest rate sensitivity position of a financial institution's balance sheet is the difference between rate sensitive assets and rate sensitive liabilities at given forward-looking time horizons, which is referred to as First Bank Holding's "GAP" measurement. GAP analysis is a traditional indicator used for monitoring interest rate risk and First Bank Holding employs GAP analysis as one of the means of monitoring exposure to the risk of interest rate sensitivity. First Bank Holding management believes that First Bank Holding was not subject to any excessive interest rate risk at June 30, 2000.

                            RATE AND VOLUME ANALYSIS

                                            1999 Changes from 1998              1998 Changes from 1997
                                       -------------------------------     -------------------------------
                                                Due to Average                     Due to Average
                                       -------------------------------     -------------------------------
                                        Total      Volume       Rate        Total      Volume        Rate
                                       -------     -------     -------     -------     -------     -------
Earning Assets:
  Loans, net of unearned interest      $   451     $   805     $  (354)    $   475     $   576     $  (101)
  Investment securities
    Taxable                                250         267         (17)       (106)        (75)        (31)
    Tax-exempt                              18          10           8          82          98         (16)
  Funds sold and interest
    bearing deposits                      (349)       (337)        (12)        391         376          15
                                       -------     -------     -------     -------     -------     -------
TOTAL                                      370         745        (375)        842         975        (133)
                                       -------     -------     -------     -------     -------     -------
Interest bearing liabilities:
  NOW accounts                             (12)          5         (17)         15          17          (2)
  Money market accounts                   (128)        (21)       (107)         89         140         (51)
  Savings accounts                           6          13          (7)         (3)         (1)         (2)
  Other time deposits                      168         261         (93)        449         449           0
  Short-term borrowings                     29          48         (19)        (47)        (53)          6
  Long-term debt                             0           0           0           0           0           0
                                       -------     -------     -------     -------     -------     -------
TOTAL                                       63         306        (243)        503         552         (49)
                                       -------     -------     -------     -------     -------     -------
Changes in net interest income         $   307     $   439     $  (132)    $   339     $   423     $   (84)
                                       =======     =======     =======     =======     =======     =======


PROVISION FOR LOAN LOSSES

         First Bank Holding recorded a provision for loan losses of approximately $47,000 during the six-month period ending June 30, 2000 as compared to approximately $125,000 for the six-month period ended June 30, 1999. For the year ended December 31, 1999, First Bank Holding recorded a provision for loan losses of $250,232 as compared to $198,260 for the year ended December 31, 1998 and $248,335 for the year ended December 31, 1997.

         The total allowance for loan losses was $718,440 or 0.99% of total outstanding loans on December 31, 1999 as compared to $609,720 or 1.03% on December 31, 1998.

         First Bank Holding's policy is to record a provision for loan losses consistent with current levels of net charge-offs with special emphasis placed on credit quality trends (inclusive of assessments of criticized and classified assets as set-forth in First Bank's Accrual for Loan and Leases Losses Policy) and current economic trends.

         First Bank Holding's allowance for loan losses represents an amount which, in the judgement of management and the board of directors, will be adequate to absorb losses on existing loans that may become uncollectable. The adequacy of these allowances is evaluated monthly based on regular review of the First Bank Holding loan portfolio, non-accruing loans, past due loans and other loans management and the board believes require special attention.

NON-INTEREST INCOME

         First Bank Holding's non-interest income includes service charges and other fees on deposit accounts, and other miscellaneous fee income such as merchant credit card fees. For the six months ended June 30, 2000 and 1999, non-interest income was approximately $512,000 and $669,000 respectively. Note that the accounting method for recording income on credit card merchant's fees was changed in 2000 from a gross income figure to a net figure, which accounts for the decline in these numbers.

         Non-interest income totaled $1,440,102, $1,252,210, and $1,133,302 respectively for the years ended 1999, 1998, and 1997.

NON-INTEREST EXPENSE

         Non-interest expense for the six-month period ended June 30, 2000 and 1999 totaled approximately $1,770,000 and $1,886,000, respectively.

         Non-interest expense for the years-ended December 31, 1999, 1998, and 1997 totaled approximately $3,927,857, $3,619,870, and $3,258,082 respectively.
The percentage increases range from 8.51% between 1998 and 1999 to 11.10% between 1997 and 1998. These trends are believed to be nominal in nature and within acceptable limits based on normal growth trends.

INCOME TAXES

         For the six-month periods ended June 30, 2000 and 1999, First Bank Holding's provision for income taxes was approximately $284,000 and $218,000 respectively. For the years ended December 31, 1999, 1998, and 1997, provision for income taxes was $418,799, $373,532, and $351,796, respectively. All increases were due to increased earnings before tax.

LENDING ACTIVITIES

         The primary source of income for First Bank Holding is the interest earned on loans. Loans are the single largest component of First Bank Holding's earning assets, as well as the highest yielding asset. Due to the importance of loans to profitability, most other assets and liabilities are managed to accommodate the funding of loans.

         As of June 30, 2000, First Bank Holding's total assets were approximately $99,806,000 as compared to $92,300,000 on June 30, 1999. On the years ended December 31, 1999, 1998, and 1997 total assets were $101,242,276, $90,107,959, and $81,793,475 respectively. On June 30, 2000, total loans, net were approximately $73,515,000 or 73.66% of total assets as compared with $65,158,000 or 70.59% on June 30, 1999.

         Comparisons for years ended December 31, 1999, 1998, and 1997 show total loans of $73,141,992 or 72.24% of assets, $59,968,564 or 66.55%, and
$54,363,909 or 66.46%, respectively. Management believes the loan increases from year to year are the result of a consistent local economy and a reasonable interest rate environment as well as the positive reputation enjoyed by First Bank Holding among small businesses in the primary market area.

         The amount of loans outstanding at the dates indicated is shown in the following table according to loan category.

                                LOANS BY CATEGORY


                                                             December 31,
(Dollars in thousands)             1999         1998             1997           1996           1995
                                ---------      ---------     ------------    ---------      ---------
Commercial, financial,
   and agricultural             $  24,663      $  21,865      $  18,245      $  15,159      $  11,994
Real estate - construction          3,440          3,119          3,435          2,703          2,005
Real estate - mortgage             33,455         23,735         21,745         17,006         13,016
Consumer                           11,584         11,250         10,939         10,105          7,534
                                ---------      ---------      ---------      ---------      ---------
                                $  73,142      $  59,969      $  54,364      $  44,973      $  34,549
                                =========      =========      =========      =========      =========


         Total loans as of December 31, 1999, are shown in the following table according to maturity classifications.



                                 LOAN MATURITIES


                                                   Maturity Periods

                                                Over One
                               One Year         Through            Over
                                Or Less        Five Years       Five Years         Total
                              ---------        ----------       ----------       ---------
Commercial, financial,
   and agricultural           $  14,874        $   7,878        $   1,911        $  24,663
Real estate                       4,941           14,616           17,338           36,895
Consumer                          5,831            5,453              300           11,584
                              ---------        ---------        ---------        ---------
                              $  25,646        $  27,947        $  19,549        $  73,142
                              =========        =========        =========        =========


                               RISK ELEMENT ASSETS

                                                                    December 31,
                                                               ----------------------
(Dollars in thousands)                                           1999           1998
                                                               -------        -------
Nonaccruing loans(1)                                           $    55        $   119
Restructured
                                                               -------        -------
     Total nonperforming loans                                 $    55        $   119
                                                               =======        =======
Past due 90 days or more                                       $    42        $    29
                                                               =======        =======

(1)      Interest income recognized and not recognized not significant.


ASSET QUALITY

         Management of First Bank Holding has sought to maintain a high quality of assets and adhere to a sound underwriting practice. An analysis of the loan portfolio reveals a reasonable concentration of real estate related credits. On June 30, 2000, approximately 43.2% of total loans were secured by real estate. At year end 1999, that percentage was 41.8%. At year end 1998 and 1997, respectively, 36.6% and 42.1% of total loans were secured by real estate.

         As a by-product of the First Bank Holding loan policy and on-going review of the loan portfolio, loans are classified as non-accrual when it is anticipated that the collection of interest under the original loan terms is doubtful due to deterioration in the financial condition of the borrower. On June 30, 2000 total non-accrual loans were $52,765.

         Loan concentrations are defined as amounts of monies loaned to a number of borrowers engaged in similar activities, which could cause them to be impacted by economic and other conditions. First Bank Holding regularly evaluates these concentrations vis-a-vis the established parameters for lending levels in each type of loan. As needed, adjustments are made to properly shape lending activities. Events that may trigger such adjustments would include economic changes, loan to deposit ratios, and industry trends. First Bank Holding has established a target mix of 45% commercial loans, 42% real estate loans, and 13% consumer loans for the purposes of closely monitoring loan concentration trends.

         First Bank Holding, through its management and board of directors, places great emphasis on strong underwriting procedures. An established loan review policy has the defined purpose of quickly identifying possible areas that may be problematic and the application of corrective action that is needed for marginal or troubled loans. Additionally, all due and past due loans are reviewed weekly by the board of directors' loan committee and monthly by the full board.

CLASSIFICATION OF ASSETS

         Interest on loans is accrued and credited to income based on the principal balance outstanding. Unless mitigating circumstances exist or waiver of policy by the loan committee is given, it is the policy of First Bank Holding to discontinue the accrual of interest income and classify the loan for non-accrual or instigate charge-off proceedings when principal and/or interest is 90 days past due or the financial condition of the borrower has deteriorated. Loans are not returned to accrual status until principal and interest are brought current. Interest that is accrued and unpaid at the time the loan is placed on non-accrual or charged-off is charged against income.

         Any real estate that may be acquired by First Bank Holding as a result of foreclosure action is classified as "other real estate owned". The properties are recorded on the date acquired at the lower of fair market value less estimated selling costs, or First Bank Holding's recorded investment in the related loan. If under the fair market calculation the property is less than the recorded investment in the related loan, the estimated loss is charged to the allowance for loan losses at that time. The resulting carrying value established at the date of the foreclosure becomes the new cost basis for subsequent accounting. After the foreclosure, if the fair market value less estimated selling costs, becomes less than its cost; the difference is charged to loan loss provision. Any costs related to the developmental improvement of the property are capitalized, whereas those cost relating to holding the property for sale are charged as expense.

         First Bank Holding had no other real estate owned for the reporting periods ending December 31, 1999, 1998, and 1997 as well as June 30, 2000.

ALLOWANCE FOR LOAN LOSSES

         In the origination of loans First Bank Holding recognizes that credit losses will be experienced and the risk of loss will depend largely on the type of loan made, the credit worthiness of the borrower over the term of the loan, and, in case of a collateralized loan, the quality of the collateral as well as changes in the economic environment. It is the policy of First Bank Holding to maintain adequate allowances for loan losses based on our historical loss experience, economic condition evaluation, and regular reviews of delinquencies and of the quality of the loan portfolio.

         The allowance for loan losses is established through charges to earnings in the form of provision for loan losses, increases and decreases in the allowance due to changes in the measurement of impaired loans are included in the provision for loan losses. Loans are classified as incurred and reviewed and re-classified (as necessary) on a regular on-going basis. When a loan or a portion thereof is deemed to be uncollectable, it is charged (as appropriate) against the allowance.

         First Bank Holding's management continues to actively monitor asset quality and to charge-off loans against the allowance for loan losses when appropriate, or to provide specific loan losses when necessary. Although management believes it utilizes the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if the economic conditions differ from those in effect when and used as assumptions when the loan was made.

         First Bank Holding's allowance for loan losses was $752,000 as of June 30, 2000 (1.01% of total loans) and $718,440 on December 31, 1999 (0.99% of total loans). First Bank Holding experienced gross charge-offs of $47,168 during the six months ended June 30, 2000. Recoveries of previously charged-off loans during that period were $14,043. First Bank Holding had gross charge-offs totaling $250,232, $198,260, and $248,335 for fiscal years 1999, 1998, and 1997.
Recoveries for each of those years respectively were $26,803, $48,996, and $16,781.

         As of June 30, 2000 the Board of Directors of First Bank Holding determined that the loan loss reserve position was adequate to cover anticipated losses.


                         SUMMARY OF LOAN LOSS EXPERIENCE

                                                                 1999                1998
                                                                ------              ------
Balance at beginning of year                                    $  610              $  550
                                                                ------              ------
Charge-offs:
   Commercial, financial, and agricultural                          90                  39
   Real estate - construction                                        0                   0
   Real estate - mortgage                                            0                   8
   Consumer                                                         78                 140
                                                                ------              ------
                                                                   168                 187
                                                                ------              ------
Recoveries:
   Commercial, financial, and agricultural                           1                   0
   Real estate - construction                                        0                   0
   Real estate - mortgage                                            0                  42
   Consumer                                                         25                   7
                                                                ------              ------
                                                                    26                  49
                                                                ------              ------
Net charge-offs                                                    142                 138

Additions charged to operations                                    250                 198
                                                                ------              ------
                                                                $  718              $  610
                                                                ======              ======


                   ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES


                                                                          1999                                     1998
                                                   -----------------------------------      ----------------------------------
                                                                     Percent of Loans                         Percent of Loans
                                                                     In Each Category                         in Each Category
                                                     Amount           to Total Loans          Amount           to Total Loans
                                                   --------          -----------------       --------         ----------------
Commercial, financial, and agricultural            $    525                 0.64%            $    466                 0.68%
Real estate - construction                                0                 0.00                    0                 0.00
Real estate - mortgage                                   31                 0.16                   17                 0.11
Consumer                                                160                 0.20                  122                 0.21
Unallocated                                               2                 0.00                    5                 0.00
                                                   --------             --------             --------            ---------
                                                   $    718               100.00%            $    610               100.00%
                                                   ========             ========             ========            =========


INVESTMENT ACTIVITIES

         Management and the Board of Directors of First Bank Holding have made it a policy to classify virtually all investment securities as "available for sale". Securities in this category are recorded at amortized cost. The cost of investment securities sold is determined by the specific identification method. If a security has a decline in fair market value that is other than temporary then the security will be written down to its fair market value by recording a loss in the statement of operations (while also recognizing the significance of the income tax position). As of June

30, 2000, First Bank Holding had approximately $15,637,00 of securities held as "available for sale" and no "trading" securities.

         As of June 30, 2000, First Bank Holding had unrealized losses on securities available for sale (net of taxes) of approximately $348,000. As of June 30, 2000 the investment portfolio totaled approximately $15,637,000 compared to $15,828,212 as of December 31, 1999. As of June 30, 2000, 51.8%
($8,077,697) of the investment portfolio consisted of U.S. Government Agency securities.

                 MATURITY DISTRIBUTION OF INVESTMENT SECURITIES

                                                                    Amortized        Weighted
                                                                      Cost         Average Yield
                                                                    ---------      -------------
U. S. Governments:
   Due over 1 year through 5 years                                   $ 8,500           6.05%
     Total                                                             8,500
                                                                     -------

State & Political Subdivisions:
   Due over 1 year through 5 years                                       339           4.70%
   Due over 10 years                                                   3,616           4.94%
                                                                     -------
     Total                                                             3,955
                                                                     -------

Mortgage-Backed Securities:
   Due in 1 year or less                                                   9           7.15%
   Due over 1 year through 5 years                                       680           6.33%
   Due over 5 years through 10 years                                     673           7.27%
   Due over 10 years                                                   2,271           5.90%
                                                                     -------
     Total                                                             3,633
                                                                     -------
Other Securities:
   Due over 10 years                                                     270
                                                                     -------
     Total                                                               270
                                                                     -------
Total Investment Securities                                          $16,358
                                                                     =======


DEPOSIT ACTIVITIES

         Deposits are the primary source of funds for First Bank Holding's lending and other investment activities. In addition to deposits, First Bank Holding derives funds from interest payments, loan principal payments, funds provided from operations sources and prudent borrowing strategies when circumstances warrant and are deemed beneficial. First Bank Holding will occasionally utilize federal funds borrowing lines established through three upstream correspondents for short-term borrowing needs.

         Generally speaking, First Bank Holding attracts deposits from within its principal market area through the offering of a full line of deposit products. Deposit products include checking accounts, money market accounts, savings accounts, time deposits, and individual retirement accounts.

         On certain situations First Bank Holding will accept deposits from areas outside of its local geographic market area. First Bank Holding has never, however, accepted brokered deposits and has not aggressively pursued high interest bearing certificates of deposits unless such efforts were part of a concerted asset liability management plan. As of June 30, 2000, First Bank Holding had $13,992,980 in time deposits with balances of $100,000 or more. As of December 31, 1999, 1998, and 1997 First Bank Holding had time deposits in excess of $100,000 totaling $16,000,107, $12,840,550, and $8,265,305 respectively.

         First Bank Holding establishes maturity terms, service fees, and withdrawal penalties on a periodic basis. The determination of interest rates and terms is dependent upon funds acquisition and liquidity needs, interest rates paid by competitors, growth goals, loan demand and federal regulations.

         Average amounts of deposits, determined using daily average balances, and average rates paid thereon are presented below.

                                    DEPOSITS

                                                      1999                              1998
                                         ----------------------------       --------------------------
                                           Average                           Average
                                           Amount              Rate          Amount              Rate
                                         ---------            -----         ---------           -----
Noninterest bearing deposits             $  19,188                          $  16,825
Interest bearing demand deposits            25,618             3.0%            25,896             3.5%
Savings deposits                             4,121             2.6%             3,979             2.8%
Time deposits                               33,332             6.0%            29,655             6.1%
                                         ---------                          ---------
                                         $  82,259                          $  76,355
                                         =========                          =========

The amounts of time deposits issued in amounts of $100,000 or more as of December 31, 1999, are shown below by category, which is based on time remaining until maturity of three months or less, over three through six months, over six months through twelve months, over twelve months.

         Three months or less                                   $ 3,786
         Over three through six months                            2,091
         Over six through twelve months                           3,470
         Over twelve months                                       6,653
                                                                -------
                                                                $16,000
                                                                =======

RETURN ON EQUITY AND ASSETS

         The return on average assets for the years-ended December 31, 1999, 1998, and 1997 respectively, approximated 1.03%, 1.01%, and 1.06%.

         The return on equity for the years-ended December 31, 1999, 1998, and 1997 respectively, approximated 12.08%, 11.82%, and 11.60%.

         The following rate of return information for the years indicated is presented below:

                           RETURN ON EQUITY AND ASSETS

                                                         1999                1998
                                                        ------              ------
         Return on assets                                1.03%               1.01%
         Return on equity                               12.08%              11.82%
         Dividend payout ratio                           8.58%               5.71%
         Equity to assets ratio                          8.54%               8.50%


LIQUIDITY AND CAPITAL RESOURCES

         First Bank Holding's principal sources of funds are deposits, principal and interest payments on loans, interest on investments, and sales of investment securities. During 1999, First Bank Holding experienced deposit growth of $10,203,656 or 12.46%. First Bank Holding management is unaware of any trends in the sources or uses of funds that are expected to have a material impact on liquidity position. First Bank Holding believes it maintains significant sources of secondary liquidity in case events occur that would cause a material change in the liquidity position of First Bank Holding. First Bank Holding also meets the definition of a "well capitalized" financial institution.

         At June 30, 2000, shareholder equity was approximately $8,556,000 or 8.6% of total assets compared to $8,020,092 or 7.9% of total assets as of December 31, 1999. All of First Bank Holding's capital ratios exceed the minimum regulatory guidelines for a "well capitalized" bank.

IMPACT OF INFLATION AND CHANGING PRICES

         First Bank Holding's financial statements have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of First Bank Holding is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. Consequently, changes in interest rates have a more significant impact on the performance of a financial institution than do the effect of changes in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services in general.

FEDERAL AND STATE TAXATION

         Although a bank's income tax liability is determined under the provision of the Internal Revenue Code, which is applicable to taxpayers or corporations, sections 581 and 597 of the Internal Revenue Code apply specifically to financial institutions.

         The two primary areas in which the treatment of financial institutions differs from the treatment of other corporations under the Internal Revenue Code are bond gains and losses, and bad debt deductions. Bond gains and losses generated from the sale or exchange of portfolio securities are generally treated for financial institutions as ordinary gains and losses as opposed to capital gains and losses for other corporations. The Internal Revenue Code considers bond portfolios held by First Bank Holding to be inventory in a trade or business rather than to be capital assets. Banks are allowed a statutory method for calculating a tax-deductible reserve for bad debt deductions.

         First Bank Holding is also subject to various taxes imposed by the State of Florida.


                       WHERE YOU CAN FIND MORE INFORMATION

         You may obtain more information about SouthTrust from its web site at http://www.southtrust.com. In addition, you can also obtain more information about SouthTrust by reviewing the information which SouthTrust is required by the Securities Exchange Act of 1934 to file with the Securities and Exchange Commission. The information which SouthTrust is required to file includes, among other things, information about its business, operations and financial condition, executive compensation and other information about its management. You may read and copy this information at the following locations of the SEC:

          Public Reference Section
          Room 1024
          450 Fifth Street, N. W.
          Washington D.C. 20549

          Seven World Trade Center
          Suite 1300
          New York, New York 10048

          Citicorp Center
          Suite 1400
          500 West Madison Street
          Chicago, Illinois 60601-2511


You may also obtain by mail copies of any document filed with the SEC by SouthTrust from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including SouthTrust, who file information electronically with the SEC. The web site address is http://www.sec.gov.

         You may also inspect reports, proxy statements and other information which SouthTrust has filed with the SEC from the National Association of Securities Dealers, Inc., 1735 K Street, Washington D.C. 20096.

         SouthTrust "incorporates by reference" into this proxy statement/prospectus the information it files with the SEC, which means that SouthTrust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus. Some information contained in this proxy statement/prospectus updates the information incorporated by reference, and information that SouthTrust files subsequently with the SEC will automatically update this proxy statement/prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this proxy statement/prospectus and information incorporated by reference into this proxy statement/prospectus, you should rely on the information contained in the document that was filed later. SouthTrust incorporates by reference the documents listed below and any filings it makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this proxy statement/prospectus and up to and including the final adjournment of the special meeting at which First Bank Holding shareholders consider and vote on the merger:

         -        Annual Report on Form 10-K for the year ended December 31,
                  1999;

         - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

         -        Proxy Statement on Schedule 14A, filed on March 6, 2000;

         - The description of SouthTrust common stock set forth in the Amendment No. 1 to the Registration Statement on Form S-3, Registration Number 333-32922, filed on August 1, 2000; and

         - The description of the SouthTrust Rights Agreement set forth in the Registration Statement on Form 8-A/A, as amended, filed on September 29, 2000.

    You can request copies of the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from:

                               Mr. Alton E. Yother
                       Secretary, Treasurer and Controller
                             SouthTrust Corporation
                        420 North 20th Street, 34th Floor
                            Birmingham, Alabama 35203
                        Telephone Number: (205) 254-5000.

         Copies of exhibits to the documents incorporated by reference will not be provided to you unless the exhibits themselves are specifically incorporated into the documents incorporated by reference.

         You should rely only on the information contained in this proxy statement/prospectus or contained in the documents which are incorporated by reference into this document. Neither we nor SouthTrust have authorized anyone to provide you with any information that differs from, or adds to, the information in this document.

Therefore, if anyone does give you different or additional information, you should not rely on it. The information contained in this document is correct as of the date of this document. It may not continue to be correct after this date. We have supplied all of the information about First Bank Holding contained in this proxy statement/prospectus and SouthTrust supplied all of the information contained in this proxy statement/prospectus about SouthTrust and its subsidiaries. Each of us is relying on the correctness of the information supplied by the other.


                               EXPERTS AND COUNSEL

         The financial statements and schedules incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         James D.A. Holley & Co., P.A., independent public accountants, has audited our consolidated financial statements set out in this proxy statement/prospectus, to the extent and for the periods indicated in its reports. We have included these financial statements in reliance upon the authority of James D.A. Holley & Co., P.A. as experts in accounting and auditing and giving reports such as the reports given.

         Bradley Arant Rose & White LLP, a law firm located in Birmingham, Alabama and counsel for SouthTrust, will give an opinion as to the legality of the shares of SouthTrust common stock to be issued in connection with the merger and will give an opinion on the federal income tax consequences involved in the merger. As of October 31, 2000, the partners and associates of Bradley Arant Rose & White LLP beneficially owned approximately 1,900,000 shares of SouthTrust common stock.


              SUBMISSION OF SHAREHOLDER PROPOSALS AND OTHER MATTERS

         Our board of directors does not know of any matters to be presented for consideration at the special meeting other than those matters which are described in this proxy statement and in the Notice of Special Meeting accompanying this proxy statement/prospectus. If any other matters properly come before the special meeting for consideration, it is the intention of the persons named in the accompanying proxy to vote the shares of First Bank Holding common stock in accordance with their best judgment with respect to such other matters.

                           FIRST BANK HOLDING COMPANY

                          AUDITED FINANCIAL STATEMENTS


                 For the years ended December 31, 1999 and 1998

                                    CONTENTS

                                                                                        Page
                                                                                        ----
Independent Auditors' Report ...................................................         F-4

Audited Financial Statements:

    Consolidated Balance Sheets as of December 31, 1999 and 1998 ...............         F-4

    Consolidated Statements of Income for the Years Ended December 31,
       1999, 1998 and 1997 .....................................................         F-5

    Consolidated Statements of Changes in Stockholders' Equity for the Years
       Ended December 31, 1999, 1998 and 1997 ..................................         F-6

    Consolidated Statements of Cash Flows for the Years Ended December 31,
       1999, 1998 and 1997 .....................................................         F-7

    Notes to Financial Statements ..............................................         F-8 thru F-21



Interim Unaudited Financial Statements:

    Consolidated Balance Sheets as of June 30, 2000 and 1999 ...................         F-22

    Consolidated Statements of Income for the Six Months Ended
       June 30, 2000 and 1999 ..................................................         F-23

    Consolidated Statements of Changes in Stockholders' Equity
       for the Six Months Ended June 30, 1999 and 1998 .........................         F-24

    Consolidated Statements of Cash Flows for the Six Months
       Ended June 30, 2000 and 1999 ............................................         F-25

    Notes to Financial Statements ..............................................         F-26

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
First Bank Holding Company
Tallahassee, Florida


We have audited the accompanying consolidated balance sheets of First Bank Holding Company and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Bank Holding Company and subsidiary as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.



                                             /s/ James D. A. Holley & Co., P.A.


Tallahassee, Florida
January 25, 2000

                           FIRST BANK HOLDING COMPANY
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998

                                     ASSETS

                                                                                          1999                  1998
                                                                                     -------------        -------------
Cash and due from banks                                                              $   3,963,310        $   6,047,581
Interest-bearing time deposits in banks                                                      6,000                6,000
Federal funds sold                                                                       4,324,000            1,511,000

Investment securities (Note 2)                                                          15,828,212           18,727,176
Loans, net of allowance for loan losses
  of $718,440 in 1999 and $609,720
  in 1998 (Notes 3 and 4)                                                               72,423,552           59,358,844
Properties and equipment (Note 5)                                                        2,622,003            2,766,589
Accrued interest receivable                                                                642,805              625,800
Other assets                                                                             1,432,394            1,064,969
                                                                                     -------------        -------------
                                                                                     $ 101,242,276        $  90,107,959
                                                                                     =============        =============


                                          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits:
    Interest-bearing                                                                 $  67,847,090        $  58,913,557
    Noninterest-bearing                                                                 24,240,584           22,970,461
                                                                                     -------------        -------------
                                                                                        92,087,674           81,884,018
  Federal Home Loan Bank advances (Note 12)                                                571,250              162,000
  Other payables and accrued liabilities                                                   563,260              455,677
                                                                                     -------------        -------------
                                                                                        93,222,184           82,501,695
                                                                                     -------------        -------------
Stockholders' equity:
  Preferred stock; $.01 par value:
    Authorized: 500,000 shares; none issued
  Common stock; $.01 par value:
    Authorized: 1,000,000 shares
    Issued and outstanding: 401,000 shares                                                   4,010                4,010
  Additional paid-in capital                                                             4,413,990            4,413,990
  Retained earnings                                                                      3,936,362            3,056,972
  Accumulated other comprehensive income                                                  (334,270)             131,292
                                                                                     -------------        -------------
                                                                                         8,020,092            7,606,264
                                                                                     -------------        -------------
                                                                                     $ 101,242,276        $  90,107,959
                                                                                     =============        =============

              The accompanying notes are an integral part of these
                             financial statements.

                           FIRST BANK HOLDING COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME
              For the years ended December 31, 1999, 1998, and 1997

                                                      1999            1998            1997
                                                   ----------      ----------      ----------
Interest income:
  Loans                                            $5,919,209      $5,450,713      $5,007,493
  Securities                                          976,401         708,576         693,636
  Federal funds sold                                  129,088         477,816          87,305
  Deposits in banks                                     1,201             215          21,800
                                                   ----------      ----------      ----------
      Total interest income                         7,025,899       6,637,320       5,810,234
                                                   ----------      ----------      ----------
Interest expense:
  Interest on deposits                              2,867,862       2,833,267       2,283,863
  Federal funds purchased and securities sold
    under repurchase agreements                        21,383
  Other interest                                       20,278          11,802          58,936
                                                   ----------      ----------      ----------
      Total interest expense                        2,909,523       2,845,069       2,342,799
                                                   ----------      ----------      ----------
      Net interest income                           4,116,376       3,792,251       3,467,435
Provision for loan losses (Note 4)                    250,232         198,260         248,335
                                                   ----------      ----------      ----------
      Net interest income after
        provision for loan losses                   3,866,144       3,593,991       3,219,100
                                                   ----------      ----------      ----------
Other income:
  Service charges on deposit accounts                 581,678         556,766         523,823
  Merchant charge card fees                           541,960         442,241         381,794
  Securities transactions                                                               2,219
  Other (Note 8)                                      316,464         253,203         225,466
                                                   ----------      ----------      ----------
      Total other income                            1,440,102       1,252,210       1,133,302
                                                   ----------      ----------      ----------
Other expenses:
  Salaries and employee benefits                    1,446,438       1,442,800       1,376,814
  Occupancy expense                                   659,988         472,097         498,590
  Other (Note 8)                                    1,821,431       1,704,973       1,382,678
                                                   ----------      ----------      ----------
      Total other expenses                          3,927,857       3,619,870       3,258,082
                                                   ----------      ----------      ----------
      Income before income taxes                    1,378,389       1,226,331       1,094,320
Income taxes (Note 9)                                 418,799         373,532         351,796
                                                   ----------      ----------      ----------
      Net income                                   $  959,590      $  852,799      $  742,524
                                                   ==========      ==========      ==========

Basic net income per share                         $     2.39      $     2.13      $     1.86
Diluted net income per share                       $     2.33      $     2.08      $     1.82
Basic average common shares outstanding               401,000         401,216         400,012
Diluted average common shares outstanding             410,930         410,140         407,728
                                                   ==========      ==========      ==========



              The accompanying notes are an integral part of these
                             financial statements.

                           FIRST BANK HOLDING COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              For the years ended December 31, 1999, 1998, and 1997

                                                                                        Accumulated
                                                      Additional                            Other          Total
                                        Common         Paid-in          Retained        Comprehensive   Stockholders'
                                        Stock          Capital          Earnings           Income          Equity
                                     -----------     -----------       -----------      -------------   -------------
Balance, December 31, 1996           $     4,000     $ 4,396,000       $ 1,561,774       $     5,604     $ 5,967,378
   Net income                                                              742,524
   Net change in unrealized
     gain on available-for-sale
     securities, net of taxes
     of $44,515                                                                               75,796
   Comprehensive income                                                                                      818,320
   Capital stock issued                       10          17,990                                              18,000
   Cash dividends (Note 13)                                                (50,000)                          (50,000)
   Treasury stock transactions                                                                               (15,210)
                                     -----------     -----------       -----------       -----------     -----------
 Balance, December 31, 1997                4,010       4,413,990         2,254,298            81,400       6,738,488
   Net income                                                              852,799
   Net change in unrealized
     gain on available-for-sale
     securities, net of taxes
     of $29,302                                                                               49,892
   Comprehensive income                                                                                      902,691
   Cash dividends (Note 13)                                                (50,125)                          (50,125)
   Treasury stock transactions                                                                                15,210
                                     -----------     -----------       -----------       -----------     -----------
Balance, December 31, 1998                 4,010       4,413,990         3,056,972           131,292       7,606,264
   Net income                                                              959,590
   Net change in unrealized
     gain on available-for-sale
     securities, net of taxes
     of $273,425                                                                            (465,562)
   Comprehensive income                                                                                      494,028
   Cash dividends (Note 13)                                                (80,200)                          (80,200)
                                     -----------     -----------       -----------       -----------     -----------
Balance, December 31, 1999           $     4,010     $ 4,413,990       $ 3,936,362       $  (334,270)    $ 8,020,092
                                     ===========     ===========       ===========       ===========     ===========


              The accompanying notes are an integral part of these
                             financial statements.

                           FIRST BANK HOLDING COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the years ended December 31, 1999, 1998, and 1997

                                                                1999               1998               1997
                                                            ------------       ------------       ------------
Cash flows from operating activities:
  Net income                                                $    959,590       $    852,799       $    742,524
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Provision for loan losses                                  250,232            198,260            248,335
      Depreciation and amortization                              239,012            219,119            223,210
      Other changes:
        Deferred income taxes                                    (50,155)           (19,550)            27,414
        Accrued interest receivable                              (17,005)           (84,376)           (90,689)
        Other assets                                            (317,270)          (646,002)          (122,271)
        Other payables and accrued liabilities                   107,583              3,962            229,517
                                                            ------------       ------------       ------------
          Net cash provided by operating activities            1,171,987            524,212          1,258,040
                                                            ------------       ------------       ------------
Cash flows from investing activities:
  Proceeds from payments/maturities of securities
    available for sale                                         3,249,620          4,614,402          5,464,445
  Proceeds from payments/maturities of securities
    held to maturity                                             348,736          1,000,000          1,000,000
  Purchase of securities available for sale                   (1,164,954)       (15,066,241)        (2,009,755)
  Purchase of securities held to maturity                                                           (1,000,000)
  Loans made to customers net of principal collections       (13,314,940)        (5,743,195)        (9,599,524)
  Purchase of equipment and leasehold improvements               (94,426)           (14,019)          (334,607)
                                                            ------------       ------------       ------------
          Net cash used in investing activities              (10,975,964)       (15,209,053)        (6,479,441)
                                                            ------------       ------------       ------------
Cash flows from financing activities:
  Net proceeds from deposits                                  10,203,656          7,479,746          8,147,148
  Federal Home Loan Bank advances                              2,321,250
  Repayments of Federal Home Loan Bank advances               (1,912,000)           (37,000)           (37,000)
  Cash dividends                                                 (80,200)           (50,125)           (50,000)
  Capital stock issued                                                                                  18,000
  Treasury stock transactions                                                        15,210            (15,210)
                                                            ------------       ------------       ------------
          Net cash provided by financing activities           10,532,706          7,407,831          8,062,938
                                                            ------------       ------------       ------------
Net change in cash and cash equivalents                          728,729         (7,277,010)         2,841,537
Cash and cash equivalents at beginning of year                 7,564,581         14,841,591         12,000,054
                                                            ------------       ------------       ------------
Cash and cash equivalents at end of year                    $  8,293,310       $  7,564,581       $ 14,841,591
                                                            ============       ============       ============

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                                $  2,855,733       $  2,842,499       $  2,248,860
    Income taxes                                                 429,620            412,918            209,059
                                                            ============       ============       ============

              The accompanying notes are an integral part of these
                             financial statements.

                          NOTES TO FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting principles followed by the Company and its subsidiary and the method of applying those principles conform with generally accepted accounting principles and with general practice within the banking industry. The significant policies are summarized below.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of First Bank Holding Company and its subsidiary First Bank. All material intercompany transactions and accounts have been eliminated. The following notes to financial statements relate primarily to First Bank (Bank).

NATURE OF OPERATIONS

         The Bank provides a variety of financial services to individuals and corporate customers through its main bank and three branches in Tallahassee, Florida. The Bank's primary deposit products are noninterest-bearing checking accounts, interest-bearing demand accounts, and certificates of deposit. Its primary lending products are commercial and real estate loans.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents includes cash and due from banks, interest-bearing deposits in other banks, and federal funds sold.

INVESTMENT SECURITIES

         Investment securities classified as held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Held-to-maturity securities are carried at amortized cost as the Bank has the ability and positive intent to hold these securities to maturity. Investment securities in the available for sale portfolio are carried at fair value and represent securities that are available to meet liquidity and/or other needs of the Bank.

         Gains and losses are recognized and shown separately in the statements of income upon realization or when impairment of values is deemed to be other than temporary. These gains or losses are recognized using the specific identification method. Unrealized holding gains and losses for securities in the available for sale portfolio are excluded from the statements of income and reported net of taxes as a net amount in other comprehensive income.

LOANS

         Loans are stated at the principal amount outstanding. Interest income on loans, except for those designated as non-accrual loans, is accrued based on the outstanding daily balances.

                          NOTES TO FINANCIAL STATEMENTS

ALLOWANCE FOR LOAN LOSSES

         Provisions for loan losses are charged to operating expenses and added to the allowance to maintain it at a level deemed appropriate by management to absorb known and inherent risks in the loan portfolio. When establishing a provision, management makes various estimates regarding the value of collateral and future economic events. Actual future experience may differ from these estimates. Recognized loan losses are charged to the allowance when loans are deemed to be uncollectible due to such factors as the borrower's failure to pay principal and interest or when loans are classified as losses under internal or external review criteria. Recoveries of principal on loans previously charged-off are added to the allowance.

         Loans are placed on nonaccrual status when management believes the borrower's financial condition, after giving consideration to economic conditions and collection efforts, is such that collection of interest is doubtful. Generally, loans are placed on nonaccrual status when interest becomes past due 90 days or more, or management deems the ultimate collection of principal and interest, in full, is in doubt.

         The Bank defines impaired loans as all nonperforming loans except residential mortgages and consumer loans. The allowance for loan losses related to impaired loans is determined by measuring the amount of impairment for these loans. Impairment is measured by comparing the recorded investment in the loan to the present value of expected future cash flows from the loan or to the fair value of the underlying collateral.

PROPERTIES AND EQUIPMENT

         Properties and equipment are stated at cost less accumulated depreciation, computed on the straight-line method over estimated useful lives of 35 years for buildings and 5 to 20 years for fixtures and equipment. Additions and major facilities are capitalized and depreciated in the same manner. Repairs and maintenance are charged to operating expense as incurred.

INCOME TAXES

         The Company and its affiliate file consolidated federal and state income tax returns. Under a tax-sharing arrangement, income tax charges or benefits are generally allocated to the Company and its affiliate on the basis of their respective taxable income or loss included in the consolidated income tax returns.

         Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

BENEFIT PLANS

         The Bank has a 401(k) benefit plan which covers substantially all officers and employees. The plan provides for employee contributions with limited matching contributions. The expense for 1999, 1998, and 1997 was $29,024, $24,895, and $14,000, respectively.

         The Company has a stock option plan that provides for the granting of stock options to officers and directors.

ADVERTISING

         Advertising costs are expensed in the year incurred.

                          NOTES TO FINANCIAL STATEMENTS

2.       INVESTMENT SECURITIES

         Debt and equity securities have been classified in the balance sheets according to management's intent. Equity securities consist of Federal Home Loan Bank stock. The carrying amount of securities and their approximate fair value at December 31, are as follows:

                                                                 1999
                                      -----------------------------------------------------------
                                      Amortized        Unrealized     Unrealized         Fair
                                         Cost             Gains        Losses            Value
                                      -----------      ----------    -----------      -----------
Available for sale:
  U.S. government agencies
   and corporations                   $ 8,500,000      $             $   391,433      $ 8,108,567
  State and municipal securities        3,616,314        21,898          110,135        3,528,077
  Mortgage backed securities            3,043,957        10,731           61,649        2,993,039
  Equity securities                       270,400                                         270,400
                                      -----------      --------      -----------      -----------
                                       15,430,671        32,629          563,217       14,900,083
                                      -----------      --------      -----------      -----------
Held to maturity:
  State and municipal securities          338,658           441                           339,099
  Mortgage backed securities              589,471         7,846            4,332          592,985
                                      -----------      --------      -----------      -----------
                                          928,129         8,287            4,332          932,084
                                      -----------      --------      -----------      -----------
                                      $16,358,800      $ 40,916      $   567,549      $15,832,167
                                      ===========      ========      ===========      ===========

                                                                 1998
                                      -----------------------------------------------------------
                                      Amortized        Unrealized     Unrealized         Fair
                                         Cost             Gains        Losses            Value
                                      -----------      ----------    -----------      -----------
Available for sale:
  U.S. government agencies
   and corporations                   $ 9,696,362      $ 11,924      $     5,071      $ 9,703,215
  State and municipal securities        3,623,200       208,712            5,019        3,826,893
  Mortgage backed securities            3,604,622        12,820           14,965        3,602,477
  Equity securities                       333,100                                         333,100
                                      -----------      --------      -----------      -----------
                                       17,257,284       233,456           25,055       17,465,685
                                      -----------      --------      -----------      -----------
Held to maturity:
  State and municipal securities          323,284        15,120                           338,404
  Mortgage backed securities              938,207        20,610               15          958,802
                                      -----------      --------      -----------      -----------
                                        1,261,491        35,730               15        1,297,206
                                      -----------      --------      -----------      -----------
                                      $18,518,775      $269,186      $    25,070      $18,762,891
                                      ===========      ========      ===========      ===========

                          NOTES TO FINANCIAL STATEMENTS

         The amortized cost and estimated market value of debt securities at December 31, 1999, by contractual maturity, are shown below:

                                                                                                Amortized             Fair
                                                                                                  Cost                Value
                                                                                              -------------       -------------
         Available for sale:
           Due after one year through five years                                              $   3,750,000       $   3,596,515
           Due after five years through ten years                                                 4,750,000           4,512,052
           Due after ten years                                                                    3,616,314           3,528,077
           Mortgage backed securities                                                             3,043,957           2,993,039
                                                                                              -------------       -------------
                                                                                                 15,160,271          14,629,683
                                                                                              -------------       -------------
         Held to maturity:
           Due after one year through five years                                                    338,658             339,099
           Mortgage backed securities                                                               589,471             592,985
                                                                                              -------------       -------------
                                                                                                    928,129             932,084
                                                                                              -------------       -------------
                                                                                              $  16,088,400       $  15,561,767
                                                                                              =============       =============

         Investment securities with a carrying value of $709,795 and $792,879 at December 31, 1999 and 1998, respectively, were pledged to secure public deposits and for other purposes.


3.       LOANS

         Major classifications of loans as of December 31, 1999 and 1998, are summarized as follows:

                                                                                                  1999                1998
                                                                                              -------------       -------------
         Commercial, financial, and agricultural                                              $  24,663,438       $  21,864,651
         Real estate - construction                                                               3,440,294           3,118,628
         Real estate - mortgage                                                                  33,454,706          23,734,529
         Consumer                                                                                11,583,554          11,250,756
                                                                                              -------------       -------------
                                                                                                 73,141,992          59,968,564
         Allowance for loan losses                                                                 (718,440)           (609,720)
                                                                                              -------------       -------------
                                                                                              $  72,423,552       $  59,358,844
                                                                                              =============       =============

                          NOTES TO FINANCIAL STATEMENTS



4.       ALLOWANCE FOR LOAN LOSSES

     Changes in the allowance for loan losses were as follows:

                                                                        1999               1998               1997
                                                                     ----------         ----------         ----------
         Balance, beginning of year                                  $  609,720         $  550,000         $  510,079
           Provision charged to operations                              250,232            198,260            248,335
           Loans charged off                                           (168,315)          (187,536)          (225,195)
           Recoveries                                                    26,803             48,996             16,781
                                                                     ----------         ----------         ----------
         Balance, end of year                                        $  718,440         $  609,720         $  550,000
                                                                     ==========         ==========         ==========

         Impaired loans totaled $97,000, $261,000, and $256,000, with a related reserves of $21,000, $75,000, and $57,000, at December 31, 1999, 1998, and 1997,
respectively. The allowance for loan losses is established to cover potential losses inherent in the portfolio as a whole.

         The Bank recognizes income on impaired loans primarily on the cash basis. Any change in the present value of expected cash flows is recognized through the allowance for loan losses. Interest recognized in income on impaired loans during 1999, 1998, and 1997 was not significant.

5.       PROPERTIES AND EQUIPMENT

         Major classifications of depreciable assets are summarized as follows:

                                                                                                   1999              1998
                                                                                              -------------       -------------
         Land                                                                                 $     163,561       $     163,561
         Buildings                                                                                2,211,456           2,463,528
         Equipment under capital lease                                                              260,665             260,665
         Furniture and equipment                                                                  1,256,648             981,543
                                                                                              -------------       -------------
                                                                                                  3,892,330           3,869,297
           Less accumulated depreciation                                                          1,270,327           1,102,708
                                                                                              -------------       -------------
                                                                                              $   2,622,003       $   2,766,589
                                                                                              =============       =============

         Depreciation and amortization of $239,012, $219,119, and $223,210 was charged to operating expense for 1999, 1998, and 1997, respectively.


6.       DEPOSITS

         Time deposits in denominations of $100,000 or more totaled $16,000,107 and $12,840,550 for 1999 and 1998, respectively. Interest expense for time deposits of $100,000 or more amounted to $1,045,523, $654,693, and $410,554, for
1999, 1998, and 1997, respectively.


7.       COMMITMENTS

         The Bank leases certain property and facilities from which the main bank and its branches operate. The leases generally provide for the lessee to pay taxes, maintenance, and insurance on the leased property. The leases on most of the properties contain renewal options and terms currently run from 3 to 20 years.

         The Bank's lease on its main office property is its most significant lease. This lease provides for monthly lease payments of $5,090 in the current year with annual increases in subsequent years based on the increase in the consumer price index. The lease runs through the year 2019 and can be renewed for three additional five year terms.

                          NOTES TO FINANCIAL STATEMENTS



         Lease expense for operating leases amounted to $166,154, $154,674, and $147,948 for 1999, 1998, and 1997, respectively. Future minimum lease commitments under noncancellable leases for 2000 through 2004 are $149,968, $125,936, $73,304, $56,975, and $56,975, respectively, and $911,798 for years subsequent to the year 2004.


8.       OTHER INCOME AND EXPENSE

         Other operating income and expenses that exceed 1% of the total income include the following:

                                                                        1999               1998              1997
                                                                     ----------         ----------         ----------
         Income:
           Other fees                                                $  178,725         $  180,289         $  173,035
         Expense:
           Data processing                                              191,105            179,066             45,600
           Advertising                                                   72,713            103,351            114,110
           Printing and supplies                                         76,012             84,768            111,343
           Directors' fees                                              111,625            109,928             90,722
           Charge card processing                                       385,499            323,197            273,889
           Bookkeeping services                                          92,190             86,791


9.       INCOME TAXES

         Income taxes from continuing operations are as follows:

                                                                        1999               1998               1997
                                                                     ----------         ----------         ----------
         Currently payable:
           Federal                                                   $  437,495         $  353,766         $  305,144
           State                                                         29,103             23,913             19,238
         Deferred:
           Federal                                                      (40,330)            (4,024)            23,407
           State                                                         (7,469)              (123)             4,007
                                                                     ----------         ----------         ----------
                                                                     $  418,799         $  373,532         $  351,796
                                                                     ==========         ==========         ==========

         The difference between federal income tax computed at the statutory rate and the actual tax provision is shown below:

                                                                         1999              1998               1997
                                                                     ----------         ----------         ----------
         Computed tax expense                                        $  468,652         $  416,953         $  372,069
         Increase (decrease) resulting from:
           Tax exempt interest income                                   (68,393)           (61,310)           (39,272)
           State income taxes net of
               federal income tax benefits                               14,131             15,702             15,061
           Other                                                          4,409              2,187              3,938
                                                                     ----------         ----------         ----------
               Actual tax expense                                    $  418,799         $  373,532         $  351,796
                                                                     ==========         ==========         ==========

                          NOTES TO FINANCIAL STATEMENTS

         The deferred tax asset and liability and the temporary differences comprising those balances at December 31, 1999 and 1998, are detailed below:

                                                                        1999            1998
                                                                     ----------     ----------
        Deferred tax assets:
          Allowance for loan losses                                  $  213,964     $  193,401
          Unrealized loss on investment securities                      196,317
          Other                                                                            639
                                                                     ----------     ----------
             Total deferred tax asset                                   410,281        194,040
                                                                     ----------     ----------
        Deferred tax liabilities:
          Depreciation                                                   92,210        118,730
          Unrealized gain on investment securities                                      77,108
          Other                                                             616          1,972
                                                                     ----------     ----------
             Total deferred tax liability                                92,826        197,810
                                                                     ----------     ----------
        Net deferred tax asset (liability)                           $  317,455     $   (3,770)
                                                                     ==========     ==========


10.      RELATED PARTY TRANSACTIONS

         Certain officers and directors were indebted to the Bank in the aggregate amounts of $1,643,670 and $1,892,666 at December 31, 1999 and 1998, respectively. These loans were made on the same terms as loans to other individuals of comparable creditworthiness. During 1999, new loans to related parties amounted to $762,186 and repayments amounted to $1,011,182. The Bank paid approximately $37,000, $40,000, and $57,134 in 1999, 1998, and 1997,
respectively, to directors for legal fees and insurance.


11.      FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISKS

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit.

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. As of December 31, 1999, the Bank's off-balance-sheet obligations were as follows:

         Commitments to extend credit                           $15,521,600
         Standby letters of credit                              $   183,885

         For both on and off-balance-sheet financial instruments, the Bank requires collateral to support such instruments when it is deemed necessary. The Bank evaluates each customer's creditworthiness on a case by case basis. Collateral may include deposits held in financial institutions; U.S. Treasury securities; other marketable securities; real estate; accounts receivable; property, plant and equipment; and inventory. The Bank's geographic concentration of credit risk is generally limited to the counties in which the Bank operates. At December 31, 1999, approximately 50% of the Bank's loan portfolio consisted of real estate loans.

                          NOTES TO FINANCIAL STATEMENTS



12.      FEDERAL HOME LOAN BANK ADVANCES

         Federal Home Loan Bank advances are as follows:

                                                                  1999                 1998
                                                                --------            --------
        Advance at 6.7% interest, maturing in 2001              $ 50,000            $ 75,000
        Advance at 6.2% interest, maturing in 2006                75,000              87,000
        Advance at 7.1% interest, maturing in 2009               446,250
                                                                --------            --------
                                                                $571,250            $162,000
                                                                ========            ========

         The agreement with Federal Home Loan Bank provides for a blanket floating lien collateral arrangement on one to four unit residential loans.


13.      DIVIDEND RESTRICTIONS

         The payment of dividends is subject to certain regulatory restrictions. The most common restriction requires regulatory approval of any dividends paid that would cause total dividends for the most recent three fiscal years to exceed net income for the same period. Under this restriction, $2,347,330 was available for payment of dividends on December 31, 1999, without prior regulatory approval.


14.      STOCK OPTION PLAN

         The Company has a stock option plan under which options for 21,000 shares of common stock have been granted as of December 31, 1999. The Company accounts for the fair value of its grants under this plan in accordance with SFAS No. 123. Since compensation cost as computed under SFAS No. 123 was immaterial, no expense was recorded.

         The fair value of each option grant is estimated on the date of grant using the Black-Sholes option-pricing model with the following weighted-average assumptions used: dividend yield of 1 percent, expected volatility of 1.5 percent, risk-free interest rate of 6 percent, and expected life of 6 years.

         A summary of the status of the fixed stock option plan as of December 31, 1999, and changes during the year then ended is presented below:

                                                                   1999                                   1998
                                                     ---------------------------------       -------------------------------
                                                                      Weighted-Average                      Weighted-Average
                                                      Shares           Exercise Price        Shares          Exercise Price
                                                     -------          ----------------       -------        ----------------
        Outstanding at beginning of year              21,000            $  11.07              21,000            $  11.07
        Granted (modified)                             8,000               11.00                  --                  --
        Exercise                                          --                  --                  --                  --
        Forfeited                                     (8,000)              11.00                  --                  --
                                                     -------                                 -------
        Outstanding at end of year                    21,000            $  11.07              21,000            $  11.07
                                                     =======                                 =======

         As of December 31, 1999, options for 21,000 shares were outstanding and were exercisable at $11.07 per share. Options for 8,000 shares expire in three years, nine months, and options for 13,000 shares expire in three years, six months. All positions are exercisable at the greater of book value per share of stock at the grant date or $11.00 per share.

                          NOTES TO FINANCIAL STATEMENTS



15.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         Fair values are based upon quoted market prices, when available. In cases where quoted market prices are not available, fair values are based on estimates using present value or other techniques, all of which may be significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. Therefore, these values may not be substantiated by comparison to independent markets and are not intended to reflect the proceeds that may be realizable from offering for sale at one time the Company's entire holdings of a particular financial instrument. Furthermore, the Company does not intend to dispose of a significant portion of its financial instruments. Therefore, any aggregate unrealized gains or losses should not be interpreted as a forecast of future earnings and cash flows.

         The following methods and assumptions were used to estimate the fair value of each material financial instrument.

INVESTMENT SECURITIES - Fair values are based on quoted market prices.

LOANS - Fair values are based on carrying values for variable-rate loans that reprice frequently and have no significant change in credit risk. The fair values of other loans are estimated by discounting expected future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and remaining maturities. Fair values for impaired loans are estimated using discounted future cash flows or underlying collateral values.

DEPOSIT LIABILITIES - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT - The fair value of commitments to extend credit is estimated using fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. Fair value of these fees is not material.

The estimated fair values of the Company's financial instruments are as follows:

                                                                    1999
                                                      --------------------------------
                                                         Carrying             Fair
                                                         Amount               Value
                                                      ------------        ------------
         Financial assets:
         Cash and cash equivalents                    $  8,293,310        $  8,293,310
           Investment securities                        15,828,212          15,832,167
           Loans, net of allowance for loan losses      72,423,552          82,441,552

         Financial liabilities:
           Deposits                                     92,087,674          92,099,674
           Federal Home Loan Bank advances                 571,250             571,250

                          NOTES TO FINANCIAL STATEMENTS



16.      REGULATORY CAPITAL MATTERS

                  First Bank Holding Company is subject to various regulatory capital requirements administered by its primary federal regulators the Federal Deposit Insurance Corporation (FDIC) and the Federal Reserve Bank. Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the Company's financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines involving quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification under the prompt corrective actions guidelines are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

                  Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios of total risk-based capital and Tier 1 capital to risk-weighted assets (defined in the regulations), and Tier 1 capital to adjusted total assets (as defined). Management believes, as of December 31, 1999, that the Company meets all the capital adequacy requirements to which it is subject.

                  As of December 31, 1999, the most recent notification from the FDIC and the Federal Reserve Bank, the Company was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Company will have to maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Company's category.

                  The Company's actual capital amounts and ratios are also presented in the following table.

                                                                                               To be Well Capitalized
                                                                                                        Under
                                                                           For Capital            Prompt Corrective
                                                     Actual             Adequacy Purposes         Action Provisions
                                               -----------------       -------------------     ----------------------
                                               Amount      Ratio       Amount        Ratio       Amount       Ratio
                                               ------      -----       ------        -----     ----------    --------
     As of December 31, 1999:
       Total Risk-Based Capital
       (to Risk-Weighted Assets)              $9,073,000    10.9%      $6,657,000     8.0%      $8,322,000    10.0%
       Tier 1 Capital
       (to Risk-Weighted Assets)              $8,354,000    10.0%      $3,329,000     4.0%      $4,993,000     6.0%
       Tier 1 Capital
       (to Adjusted Total Assets)             $8,354,000     8.6%      $3,904,000     4.0%      $4,880,000     5.0%

     As of December 31, 1998:
       Total Risk-Based Capital
       (to Risk-Weighted Assets)              $8,031,000    11.5%      $5,587,000     8.0%      $6,984,000    10.0%
       Tier 1 Capital
       (to Risk-Weighted Assets)              $7,421,000    10.6%      $2,793,000     4.0%      $4,190,000     6.0%
       Tier 1 Capital
       (to Adjusted Total Assets)             $7,421,000     8.5%      $3,501,000     4.0%      $4,376,000     5.0%

                          NOTES TO FINANCIAL STATEMENTS


17.      EARNINGS PER SHARE

                  Basic and diluted earnings per share calculations are as follows:

                                                    Income           Shares          Per Share
                                                  (Numerator)     (Denominator)       Amount
                                                  -----------     -------------      ---------
           1999:
             Basic earnings per share             $   959,590          401,000        $ 2.39
                                                                                      ======
             Stock options                                               9,930
                                                  -----------       ----------
             Diluted earnings per share           $   959,590          410,930        $ 2.33
                                                  ===========       ==========        ======
           1998:
             Basic earnings per share             $   852,799          401,216        $ 2.13
                                                                                      ======
             Stock options                                               8,924
                                                  -----------       ----------
             Diluted earnings per share           $   852,799          410,140        $ 2.08
                                                  ===========       ==========        ======
           1997:
             Basic earnings per share             $   742,524          400,012        $ 1.86
                                                                                      ======
             Stock options                                               7,716
                                                  -----------       ----------
             Diluted earnings per share           $   742,524          407,728        $ 1.82
                                                  ===========       ==========        ======

                          NOTES TO FINANCIAL STATEMENTS



18.      PARENT COMPANY FINANCIAL INFORMATION

                                 Balance Sheets
                           December 31, 1999 and 1998


                                                                    1999              1998
                                                                 -----------       -----------
        Assets:
          Cash                                                  $    11,625       $    14,125
          Investments in and amounts due from affiliates
            Bank                                                  7,974,834         7,552,107
            Amounts due from Bank                                    89,600            55,153
          Other assets                                               24,233            35,004
                                                                -----------       -----------
                                                                $ 8,100,292       $ 7,656,389
                                                                ===========       ===========
        Liabilities:
          Other liabilities                                          80,200            50,125
                                                                -----------       -----------
        Stockholders Equity:
          Common stock                                                4,010             4,010
          Additional paid-in capital                              4,413,990         4,413,990
          Retained earnings                                       3,936,362         3,056,972
          Accumulated other comprehensive income                   (334,270)          131,292
                                                                -----------       -----------
                                                                  8,020,092         7,606,264
                                                                -----------       -----------
                                                                $ 8,100,292       $ 7,656,389
                                                                ===========       ===========

                          NOTES TO FINANCIAL STATEMENTS

                              Statements of Income
              For the years ended December 31, 1999, 1998, and 1997

                                                               1999             1998              1997
                                                             ---------        ---------        ---------
         Income:
            Income from affiliates:
              Dividends                                      $  80,200        $  50,125        $  50,000
                                                             ---------        ---------        ---------

         Expenses:
            Salaries and employee benefits                                                         6,930
            Legal and accounting                                 2,500            2,500
            Other expense                                       11,248           10,862            8,077
                                                             ---------        ---------        ---------
                                                                13,748           13,362           15,007
                                                             ---------        ---------        ---------
         Income before income taxes and equity
            in undistributed income of affiliate                66,452           36,763           34,993
         Reduction of consolidated income taxes from
            parent company loss                                  4,849            5,028            5,647
                                                             ---------        ---------        ---------
         Income before equity in undistributed
            income of affiliates                                71,301           41,791           40,640
         Equity in undistributed income of affiliates          888,289          811,008          701,884
                                                             ---------        ---------        ---------
              Net income                                     $ 959,590        $ 852,799        $ 742,524
                                                             =========        =========        =========

                          NOTES TO FINANCIAL STATEMENTS

                            Statements of Cash Flows
              For the years ended December 31, 1999, 1998, and 1997

                                                                                 1999              1998              1997
                                                                               ---------         ---------         ---------
         Net income                                                            $ 959,590         $ 852,799         $ 742,524
            Adjustments to reconcile net income
              to net cash provided by operating activities:
                 Equity in undistributed earnings of affiliates                 (888,289)         (811,008)         (701,884)
                 Amortization                                                     10,771            10,770             8,077
                 Other liabilities                                                30,075           (15,085)           50,000
                                                                               ---------         ---------         ---------
                   Net cash provided by operating activities                     112,147            37,476            98,717
                                                                               ---------         ---------         ---------

            Cash flows from investing activities:
              Change in amounts due from affiliates                              (34,447)              494           (37,657)
                                                                               ---------         ---------         ---------
                   Net cash provided by (used in) investing
                     activities                                                  (34,447)              494           (37,657)
                                                                               ---------         ---------         ---------

            Cash flows from financing activities:
              Capital stock issued                                                                                        10
              Treasury stock transactions                                                           15,210
              Cash dividends                                                     (80,200)          (50,125)          (50,000)
                                                                               ---------         ---------         ---------
                   Net cash used in financing activities                         (80,200)          (34,915)          (49,990)
                                                                               ---------         ---------         ---------
         Net change in cash and cash equivalents                                  (2,500)            3,055            11,070
         Cash and cash equivalents at beginning of year                           14,125            11,070
                                                                               ---------         ---------         ---------
         Cash and cash equivalents at end of year                              $  11,625         $  14,125         $  11,070
                                                                               =========         =========         =========

                           FIRST BANK HOLDING COMPANY
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                         June 30, 2000     June 30, 1999
                            ASSETS                        (Unaudited)       (Unaudited)
                                                         -------------     -------------
Cash and due from banks                                     $  6,018         $  5,979
Investment securities                                         15,637           16,465
Loans, net                                                    73,515           65,158
Properties and equipment                                       2,539            2,809
Accrued interest receivable                                      679              640
Other assets                                                   1,418            1,249
                                                            --------         --------
                                                            $ 99,806         $ 92,300
                                                            ========         ========


             LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Deposits:
     Interest-bearing                                       $ 67,208         $ 57,740
     Noninterest-bearing                                      22,314           20,225
                                                            --------         --------
                                                              89,522           77,965
   Federal funds purchased and repurchase agreements             791            3,934
   Federal Home Loan Bank advances                               530            2,018
   Other payables and accrued liabilities                        407              588
                                                            --------         --------
                                                              91,250           84,505
                                                            --------         --------

Stockholders' equity:
   Common stock                                                4,010            4,010
   Additional paid-in capital                                  4,414            4,414
   Retained earnings                                           4,486            3,542
   Accumulated other comprehensive income                       (348)            (165)
                                                            --------         --------
                                                               8,556            7,795
                                                            --------         --------
                                                            $ 99,806         $ 92,300
                                                            ========         ========



    The accompanying notes are an integral part of the financial statements.

                           FIRST BANK HOLDING COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in Thousands Except Per Share Amounts)

                                                                   Six Months
                                                                  Ended June 30
                                                                   (Unaudited)
                                                              2000             1999
                                                            --------         --------
Interest income:
   Loans                                                    $  3,389         $  2,752
   Securities                                                    477              497
   Federal funds sold                                             87               79
                                                            --------         --------
     Total interest income                                     3,953            3,328
                                                            --------         --------
Interest expense:
   Interest on deposits                                        1,794            1,272
   Federal funds purchased and repurchase agreements               1                6
   Other interest                                                 19                5
                                                            --------         --------
     Total interest expense                                    1,814            1,283
                                                            --------         --------
     Net interest income                                       2,139            2,045
Provision for loan losses                                         47              125
                                                            --------         --------
     Net interest income after provision for loan losses       2,092            1,920
                                                            --------         --------
Other income:
   Service charges on deposit accounts                           290              281
   Merchant charge card fees                                      72              241
   Other                                                         150              147
                                                            --------         --------
     Total other income                                          512              669
                                                            --------         --------

Other expenses:
   Salaries and employee benefits                                768              706
   Occupancy                                                     285              267
   Other                                                         717              913
                                                            --------         --------
     Total other expense                                       1,770            1,886
                                                            --------         --------
     Income before income taxes                                  834              703
Income taxes                                                     284              218
                                                            --------         --------
     Net income                                             $    550         $    485
                                                            ========         ========

Basic net income per share                                  $   1.37         $   1.21
Diluted net income per share                                $   1.34         $   1.18
Basic average common shares outstanding                      401,000          401,000
Diluted average common shares outstanding                    410,930          410,930
                                                            ========         ========


   The accompanying notes are an integral part of these financial statements.

                           FIRST BANK HOLDING COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                                       Accumulated
                                                        Additional                        Other            Total
                                         Common           Paid-in        Retained     Comprehensive     Stockholder's
                                          Stock           Capital        Earnings         Income           Equity
                                        --------       -----------       --------     -------------     -------------
Balance, December 31, 1998              $  4,010         $  4,414        $  3,057        $    131         $  7,606
   Net income                                                                 485
   Net change in unrealized
      gain on available-for-sale
      securities                                                                             (296)
   Comprehensive income                                                                                        189
                                        --------         --------        --------        --------         --------
Balance, June 30, 1999                  $  4,010         $  4,414        $  3,542        $   (165)        $  7,795
                                        ========         ========        ========        ========         ========

Balance, December 31, 1999              $  4,010         $  4,414        $  3,936        $   (334)        $  8,020
   Net income                                                                 550
   Net change in unrealized
      gain on available-for-sale
      securities                                                                              (14)
   Comprehensive income                                                                                        536
                                        --------         --------        --------        --------         --------
Balance, June 30, 2000                  $      4         $  4,414        $  4,486        $   (348)        $  8,556
                                        ========         ========        ========        ========         ========



   The accompanying notes are an integral part of these financial statements.

                           FIRST BANK HOLDING COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                                                     Six Months
                                                                                   Ended June 30,
                                                                                    (Unaudited)
                                                                               2000             1999
                                                                             --------         --------
Cash flows from operating activities                                         $    501         $    711
                                                                             --------         --------

Cash flows from investing activities:
   Proceeds from payments/maturities of securities available for sale              52            3,235
   Proceeds from payments/maturities of securities held to maturity               116
   Purchase of securities available for sale                                                    (1,443)
   Loans made to customers net of principal collections                        (1,091)          (5,799)
   Purchase of equipment                                                          (37)            (161)
                                                                             --------         --------
       Net cash used in investing activities                                     (960)          (4,168)
                                                                             --------         --------

Cash flows from financing activities:
   Net decrease in deposits                                                    (2,566)          (3,919)
   Federal Home Loan Bank advances                                                               3,750
   Repayments of Federal Home Loan Bank advances                                  (41)          (1,894)
   Federal funds purchased and repurchase agreements                              791            3,934
                                                                             --------         --------
       Net cash provided by (used in) financing activities                     (1,816)           1,871
                                                                             --------         --------
Net change in cash and cash equivalents                                        (2,275)          (1,586)
Cash and cash equivalents at beginning of period                                8,293            7,565
                                                                             --------         --------
Cash and cash equivalents at end of period                                   $  6,018         $  5,979
                                                                             ========         ========



   The accompanying notes are an integral part of these financial statements.

                           FIRST BANK HOLDING COMPANY
                          NOTES TO FINANCIAL STATEMENTS



1.       INTERIM FINANCIAL INFORMATION

                  Financial information as of June 30, 2000 and 1999, and for the six month periods ended June 30, 2000 and 1999, included herein, is unaudited. Such information includes all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the financial information in the interim periods. The results of operations for the six months ended June 30, 2000 and 1999, are not necessarily indicative of the results for the full year.

                    EXHIBIT A - AGREEMENT AND PLAN OF MERGER





                          AGREEMENT AND PLAN OF MERGER

                                       OF

                           SOUTHTRUST OF ALABAMA, INC.

                                       AND

                           FIRST BANK HOLDING COMPANY

                                  JOINED IN BY

                             SOUTHTRUST CORPORATION

                                       AND

                   THE DIRECTORS OF FIRST BANK HOLDING COMPANY

                                TABLE OF CONTENTS


ARTICLE I

THE MERGER

     Section 1.1      Constituent Corporations; Consummation of Merger; Closing Date......   A-8
     Section 1.2      Effect of Merger....................................................   A-9
     Section 1.3      Further Assurances..................................................   A-9
     Section 1.4      Directors and Officers..............................................   A-9


ARTICLE II

CONVERSION OF CONSTITUENTS' CAPITAL SHARES

     Section 2.1      Manner of Conversion of Company Shares..............................   A-10
     Section 2.2      Company Stock Options and Related Matters...........................   A-11
     Section 2.3      Fractional Shares...................................................   A-12
     Section 2.4      Effectuating Conversion  ...........................................   A-12
     Section 2.5      Laws of Escheat.....................................................   A-13


ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 3.1      Corporate Organization..............................................   A-13
     Section 3.2      Capitalization......................................................   A-14
     Section 3.3      Financial Statements; Filings.......................................   A-15
     Section 3.4      Loan Portfolio; Reserves............................................   A-16
     Section 3.5      Certain Loans and Related Matters...................................   A-16
     Section 3.6      Authority; No Violation.............................................   A-17
     Section 3.7      Consents and Approvals..............................................   A-17
     Section 3.8      Broker's Fees.......................................................   A-17
     Section 3.9      Absence of Certain Changes or Events................................   A-17
     Section 3.10     Legal Proceedings; Etc..............................................   A-18
     Section 3.11     Taxes and Tax Returns...............................................   A-18
     Section 3.12     Employee Benefit Plans..............................................   A-19
     Section 3.13     Title and Related Matters...........................................   A-21
     Section 3.14     Real Estate.........................................................   A-21
     Section 3.15     Environmental Matters...............................................   A-22
     Section 3.16     Commitments and Contracts...........................................   A-22
     Section 3.17     Regulatory, Accounting and Tax Matters..............................   A-23
     Section 3.18     Registration Obligations............................................   A-23
     Section 3.19     [Intentionally Omitted].............................................   A-23
     Section 3.20     Insurance...........................................................   A-23
     Section 3.21     Labor...............................................................   A-22
     Section 3.22     Compliance with Laws................................................   A-24
     Section 3.23     Transactions with Management........................................   A-25

     Section 3.24     Derivative Contracts................................................   A-25
     Section 3.25     Deposits............................................................   A-25
     Section 3.26     Accounting Controls.................................................   A-25
     Section 3.27     Proxy Materials.....................................................   A-25
     Section 3.28     Deposit Insurance...................................................   A-25
     Section 3.29     Untrue Statements and Omissions.....................................   A-25


ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SOUTHTRUST AND ST-SUB

     Section 4.1      Organization and Related Matters of SouthTrust......................   A-26
     Section 4.2      Organization and Related Matters of ST-Sub..........................   A-26
     Section 4.3      Capitalization......................................................   A-26
     Section 4.4      Authorization.......................................................   A-26
     Section 4.5      Financial Statements................................................   A-27
     Section 4.6      Absence of Certain Changes or Events................................   A-27
     Section 4.7      Legal Proceedings, Etc..............................................   A-27
     Section 4.8      Insurance...........................................................   A-28
     Section 4.9      Consents and Approvals..............................................   A-28
     Section 4.10     Accounting, Tax, Regulatory Matters.................................   A-28
     Section 4.11     Proxy Materials.....................................................   A-28
     Section 4.12     No Broker's or Finder's Fees........................................   A-28
     Section 4.13     Untrue Statements and Omissions.....................................   A-28
     Section 4.14     SEC Filings.........................................................   A-28
     Section 4.15     Compliance with Laws................................................   A-28


ARTICLE V

COVENANTS AND AGREEMENTS

     Section 5.1      Conduct of the Business of Company..................................   A-29
     Section 5.2      Current Information.................................................   A-31
     Section 5.3      Access to Properties; Personnel and Records.........................   A-31
     Section 5.4      Approval of Shareholders............................................   A-32
     Section 5.5      No Other Bids.......................................................   A-32
     Section 5.6      Notice of Deadlines.................................................   A-32
     Section 5.7      Affiliates..........................................................   A-32
     Section 5.8      Maintenance of Properties...........................................   A-33
     Section 5.9      Environmental Audits................................................   A-33
     Section 5.10     Title Insurance.....................................................   A-33
     Section 5.11     Surveys.............................................................   A-33
     Section 5.12     Consents to Assign and Use Leased Premises..........................   A-33
     Section 5.13     Exemption Under Anti-Takeover Statutes..............................   A-34
     Section 5.14     Conforming Accounting and Reserve Policies..........................   A-34
     Section 5.15     Publicity...........................................................   A-34
     Section 5.16     Compliance Matters..................................................   A-34

     Section 5.17     Subsidiary Merger Agreement.........................................   A-34


ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

     Section 6.1      Best Efforts; Cooperation...........................................   A-34
     Section 6.2      Regulatory Matters..................................................   A-34
     Section 6.3      Other Matters.......................................................   A-35
     Section 6.4      Indemnification.....................................................   A-36
     Section 6.5      Current Information.................................................   A-37
     Section 6.6      Registration Statement..............................................   A-37
     Section 6.7      Reservation of Shares...............................................   A-37
     Section 6.8      Consideration.......................................................   A-37


ARTICLE VII

MUTUAL CONDITIONS TO CLOSING

     Section 7.1      Shareholder Approval................................................   A-37
     Section 7.2      Regulatory Approvals................................................   A-37
     Section 7.3      Legal Proceedings...................................................   A-38
     Section 7.4      Registration Statement and Listing..................................   A-38
     Section 7.5      Matters Relating to Employment Agreements...........................   A-38
     Section 7.6      Certain Stock Purchases.............................................   A-38


ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

     Section 8.1      Representations and Warranties......................................   A-38
     Section 8.2      Performance of Obligations..........................................   A-38
     Section 8.3      Certificate Representing Satisfaction of Conditions.................   A-39
     Section 8.4      Absence of Adverse Facts............................................   A-39
     Section 8.5      Opinion of Counsel..................................................   A-39
     Section 8.6      Consents Under Agreements...........................................   A-39
     Section 8.7      Consents Relating to Leased Real Property...........................   A-39
     Section 8.8      Material Condition..................................................   A-39
     Section 8.9      Acknowledgment of Option Conversion.................................   A-39
     Section 8.10     Outstanding Shares of the Company...................................   A-42
     Section 8.11     Dissenters..........................................................   A-40
     Section 8.12     Pooling.............................................................   A-40
     Section 8.13     Certification of Claims.............................................   A-40
     Section 8.14     Litigation..........................................................   A-40
     Section 8.15     Increase in Borrowing...............................................   A-40

ARTICLE IX

CONDITIONS TO OBLIGATIONS OF THE COMPANY

     Section 9.1      Representations and Warranties......................................   A-40
     Section 9.2      Performance of Obligations..........................................   A-40
     Section 9.3      Certificate Representing Satisfaction of Conditions.................   A-40
     Section 9.4      Absence of Adverse Facts............................................   A-43
     Section 9.5      Consents Under Agreements...........................................   A-41
     Section 9.6      Opinion of Counsel..................................................   A-41
     Section 9.7      SouthTrust Shares...................................................   A-41
     Section 9.8      Tax Opinion.........................................................   A-41
     Section 9.9      Fairness Opinion....................................................   A-41


ARTICLE X

TERMINATION, WAIVER AND AMENDMENT

     Section 10.1     Termination.........................................................   A-41
     Section 10.2     Effect of Termination; Break-Up and Termination Fees................   A-42
     Section 10.3     Effect of Wrongful Termination......................................   A-43
     Section 10.4     Amendments..........................................................   A-43
     Section 10.5     Waivers.............................................................   A-43
     Section 10.6     Non-Survival of Representations and Warranties......................   A-44


ARTICLE XI

MISCELLANEOUS

     Section 11.1     Entire Agreement....................................................   A-44
     Section 11.2     Definitions.........................................................   A-44
     Section 11.3     Notices.............................................................   A-45
     Section 11.4     Severability........................................................   A-46
     Section 11.5     Costs and Expenses..................................................   A-46
     Section 11.6     Captions............................................................   A-46
     Section 11.7     Counterparts........................................................   A-46
     Section 11.8     Governing Law.......................................................   A-46
     Section 11.9     Persons Bound; No Assignment........................................   A-46
     Section 11.10    Exhibits and Schedules..............................................   A-46
     Section 11.11    Waiver..............................................................   A-46
     Section 11.12    Construction of Terms...............................................   A-46

                         AGREEMENT AND PLAN OF MERGER OF

                           SOUTHTRUST OF ALABAMA, INC.

                                      WITH

                           FIRST BANK HOLDING COMPANY



                                LIST OF SCHEDULES


Disclosure Schedule 3.1(d)
Disclosure Schedule 3.2(a)
Disclosure Schedule 3.3(f)
Disclosure Schedule 3.4
Disclosure Schedule 3.5
Disclosure Schedule 3.7
Disclosure Schedule 3.8
Disclosure Schedule 3.9
Disclosure Schedule 3.10
Disclosure Schedule 3.11
Disclosure Schedule 3.12(a)
Disclosure Schedule 3.12(g)
Disclosure Schedule 3.12(m)
Disclosure Schedule 3.13(a)
Disclosure Schedule 3.13(b)
Disclosure Schedule 3.14(a)
Disclosure Schedule 3.14(b)
Disclosure Schedule 3.16(a)
Disclosure Schedule 3.16(b)
Disclosure Schedule 3.20
Disclosure Schedule 3.22
Disclosure Schedule 3.23
Disclosure Schedule 3.24
Disclosure Schedule 3.25
Disclosure Schedule 4.4
Disclosure Schedule 4.7
Disclosure Schedule 4.9
Disclosure Schedule 4.15
Disclosure Schedule 5.1(b)(iv)
Disclosure Schedule 5.1(b)(vi)
Disclosure Schedule 5.6
Disclosure Schedule 7.6

                         AGREEMENT AND PLAN OF MERGER OF
                           SOUTHTRUST OF ALABAMA, INC.
                                      WITH
                           FIRST BANK HOLDING COMPANY

                                LIST OF EXHIBITS


Exhibit 5.7:                   Form of Affiliate Letter
Exhibit 5.17:                  Subsidiary Merger Agreement
Exhibit 7.5(a):                Employment Agreement with Frederic C. Nixon
Exhibit 7.5(b):                Employment Agreement with Susie Andrews
Exhibit 7.5(c):                Employment Agreement with Tami Chandler
Exhibit 8.5:                   Matters as to which Pennington, Moore, Wilkinson, Bell & Dunbar, P.A.,
                               Counsel to the Company, will opine
Exhibit 9.6:                   Matters as to which Bradley Arant Rose & White LLP, Counsel to
                               SouthTrust and ST-Sub, will opine

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                           SOUTHTRUST OF ALABAMA, INC.
                                       AND
                           FIRST BANK HOLDING COMPANY
                                  JOINED IN BY
                             SOUTHTRUST CORPORATION


         This AGREEMENT AND PLAN OF MERGER, dated as of the 28th day of September, 2000 (this "Agreement"), by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub") and First Bank Holding Company, a Florida corporation (the "Company"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust") and the Board of Directors of the Company (the "Directors").


                                WITNESSETH THAT:



         WHEREAS, the respective Boards of Directors of ST-Sub and the Company deem it in the best interests of ST-Sub and of the Company, respectively, and of their respective shareholders, that ST-Sub and the Company merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to
Section 368(a)(1) of the Internal Revenue Code of 1986 (the "Code") (the "Merger");

         WHEREAS, the Boards of Directors of ST-Sub and the Company have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with applicable law;

         WHEREAS, SouthTrust, the sole shareholder of ST-Sub, will deliver, or cause to be delivered, to the shareholders of the Company the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and

         WHEREAS, the Company owns all of the issued and outstanding capital stock of the First Bank, a Florida banking corporation (the "Bank"), and ST-Sub owns all of the issued and outstanding capital stock of SouthTrust Bank, an Alabama banking corporation ("ST-Bank"), and it is contemplated that, in connection with the consummation of this Agreement and pursuant to the terms of that certain Subsidiary Merger Agreement (the "Subsidiary Merger Agreement"), the Bank will be merged with and into ST-Bank;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that the Company will be merged with and into ST-Sub and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of the Company, par value $.01 per share, into shares of common stock of SouthTrust, par value of $2.50 per share, shall be as hereinafter set forth.



                                    ARTICLE I

                                   THE MERGER


    Section 1.1       Constituent Corporations; Consummation of Merger;
Closing Date.


         (a) Subject to the provisions hereof, the Company shall be merged with and into ST-Sub (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to the laws of the States of Alabama and Florida and ST-Sub shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which a Certificate or Articles of Merger have been duly filed with the Secretaries of State of Alabama and Florida, unless a later date is specified in such Certificate or Articles of Merger (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and the Company, the Effective Time of the Merger shall occur on the first business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated under this Agreement and (ii) the date on which the shareholders of the Company, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement, or such other time as the parties may agree.

                  (b) The closing of the Merger (the "Closing") shall take place at the principal offices of the Company at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date and time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

         Section 1.2 Effect of Merger. (a) At the Effective Time of the Merger, the Company shall be merged with and into ST-Sub and the separate existence of the Company shall cease. The Articles of Incorporation and Bylaws of ST-Sub, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all of the duties and liabilities of a corporation organized under the laws of the State of Alabama and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of the Company last in office shall execute and deliver or cause to be executed and delivered in the name of the Company such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company.

         Section 1.4 Directors and Officers. From and after the Effective Time of the Merger, the directors of the Surviving Corporation and the officers of the Surviving Corporation shall be those persons serving as directors and officers of ST-Sub immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing.

                                   ARTICLE II

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES


         Section 2.1 Manner of Conversion of Company Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of SouthTrust, ST-Sub, the Company or the holder of any shares thereof, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of capital stock of ST-Sub outstanding immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, remain outstanding and unchanged and thereafter shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

                  (b) Each share of common stock of the Company (the "Company Shares") held by the Company or by SouthTrust (or any of their subsidiaries), other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

                  (c) Except with regard to Dissenting Company Shares (as hereinafter defined) and the Company Shares excluded in (b) above, each Company Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 1.7456 shares (such number being hereinafter referred to as the "Conversion Ratio") of common stock of SouthTrust (and the rights associated therewith pursuant to that certain Amended and Restated Rights Agreement dated as of August 1, 2000 between SouthTrust and American Stock Transfer & Trust Company (together, the "SouthTrust Shares"), The Conversion Ratio, including the aggregate number of SouthTrust Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of the Agreement and prior to the Effective Time of the Merger, such that the aggregate value of the consideration to be delivered by SouthTrust pursuant to this Agreement remains unchanged. There has been no stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, since June 30, 2000.


                  (d) Each outstanding Company Share, the holder of which has demanded and perfected such holder's demand for payment of the fair value of such share in accordance with Sections 607.1301 and 607.1302 of the Florida Business Corporation Act and Section 658.44 of the Florida Code, to the extent applicable (the "Dissent Provisions"), and has not effectively withdrawn or lost the right to such appraisal (the "Dissenting Company Shares"), shall not be converted into or represent a right to receive the SouthTrust Shares issuable in the Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. The Company shall give SouthTrust prompt notice upon receipt by the Company of any written objection to the Merger and any written demand for payment of the fair or appraised value of the Company Shares, and of withdrawals of such demands, and any other instruments provided to the Company pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value for any Company Shares held by such Dissenting Shareholder shall receive payment therefor from the Surviving Corporation in accordance with the Dissent Provisions and all of such Dissenting Shareholder's Company Shares shall be canceled. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of SouthTrust, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, the Company Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

         Section 2.2 Company Stock Options and Related Matters. (a) As of the Effective Time of the Merger, all rights with respect to Company Shares issuable pursuant to the exercise of stock options (the "Company Options") granted by the Company under stock option plans of the Company (the "Company Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not such Company Options are then exercisable, shall, subject to this section, be assumed by SouthTrust in accordance with the terms of the particular Company Stock Option Plan under which such Company Options were issued and the stock option agreement by which such Company Options are evidenced. From and after the Effective Time of the Merger, (i) each Company Option assumed by SouthTrust hereunder may be exercised solely for SouthTrust Shares, (ii) the number of SouthTrust Shares subject to such Company Option shall be equal to the number of Company Shares subject to such Company Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio and (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Conversion Ratio and rounding down to the nearest cent. By way of example, a Company Option to acquire 100 Company Shares at a per share exercise price of $20 would be converted into an option to acquire 174 SouthTrust Shares (100 x 1.7456) at a per share exercise price of $11.45 per share (20 / 1.7456).

                  (b) At all times after the Effective Time of the Merger, SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to permit the exercise of the Company Options assumed by SouthTrust in the manner contemplated by this Agreement. Within a reasonable time after the Effective Time of the Merger, SouthTrust shall file a Registration Statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate form), with respect to the SouthTrust Shares subject to the Company Options assumed by SouthTrust and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any such Company Options assumed by SouthTrust remain outstanding. SouthTrust shall make any filings required under any applicable state securities laws to qualify the SouthTrust Shares subject to such Company Options assumed by SouthTrust for resale thereunder.

                  (c) The number of SouthTrust Shares subject to Company Options to be assumed by SouthTrust hereunder and the exercise price thereof shall, from and after the Effective Time of the Merger, be subject to appropriate adjustment in the event of the occurrence of any transaction described in Section 2.1(c) hereof if the record date with respect to such transaction is on or after the Effective Time of the Merger.

                  (d) It is intended that the foregoing assumption of Company Options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code as to any Company Option which is an incentive stock option as defined in Section 422 of the Code. All restrictions or limitations on transfer with respect to Company Shares awarded under a Company Stock Option Plan ("Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise provided by such Company Stock Option Plan, shall remain in full force and effect with respect to the SouthTrust Shares into which such Restricted Stock is converted pursuant to this Agreement, unless such restrictions arise under the Securities Act of 1933 and are eliminated by virtue of the Registration Statements described in this Agreement. Except as otherwise provided herein, (i) no additional options to purchase shares of capital stock of the Company will be granted pursuant to Company Stock Option Plans following the Effective Time of the Merger and (ii) the Company shall take all reasonable steps to ensure that following the Effective Time of the Merger no holder of Company Options shall have any right thereunder to acquire any equity securities of the Company.

                  (e) The Company acknowledges that the holders of Company Options who may become or be deemed to be executive officers or directors of SouthTrust after the Effective Time of the Merger may be subject to the short-swing sale restrictions of the Securities Exchange Act of 1934 and regulations promulgated thereunder.

                  (f) At the election of SouthTrust, the Company shall procure from each holder of Company Options, and shall deliver to SouthTrust at the Closing, an executed acknowledgment of the treatment and disposition of such holder's Company Options, as provided for under this Section 2.2 of this Agreement.

         Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Company Shares converted pursuant to the Merger, and each holder of Company Options assumed by SouthTrust pursuant to this Agreement, who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger in the case of shares exchanged pursuant to the Merger or at the date of exercise in the case of the Company Options to be exercised for SouthTrust Shares. The market value of one SouthTrust Share at the Effective Time of the Merger or the date of exercise of Company Options, as the case may be, shall be the last sales price of such SouthTrust Shares, as reported by The Nasdaq Stock Market ("NASDAQ") on the last trading day preceding the Effective Time of the Merger or the date of exercise, as the case may be, or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Securities Exchange Act of 1934, the last sales price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Effectuating Conversion (a) SouthTrust shall designate such institution as it may select, including SouthTrust or one of its affiliates, to serve as the exchange agent (the "Exchange Agent") pursuant to this Agreement. The Exchange Agent may employ sub-agents in connection with performing its duties. As of the Effective Time of the Merger, SouthTrust will deliver or cause to be delivered to the Exchange Agent the consideration to be paid by SouthTrust for the Company Shares, along with an appropriate cash payment in lieu of fractional interests in SouthTrust Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of Company Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Company Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing the Company Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of the Company Shares to transfer good and marketable title to such Company Shares to SouthTrust, free and clear of all liens, claims and encumbrances. Amounts that would have been payable to Dissenting Shareholders for Company Shares but for the fact of their dissent in accordance with the provisions of Section 2.1(d) hereof shall be returned by the Exchange Agent to SouthTrust as promptly as practicable.

                  (b) At the Effective Time of the Merger, the stock transfer books of the Company shall be closed as to holders of Company Shares immediately prior to the Effective Time of the Merger and no transfer of Company Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Company Shares shall, without any action on the part of any holder thereof, no longer represent Company Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such certificates shall be promptly exchanged for the consideration contemplated by this Agreement into which the Company Shares represented thereby were converted in the Merger.

                  (c) In the event that any holder of record as of the Effective Time of the Merger of Company Shares is unable to deliver the certificate which represents such holder's Company Shares, ST-Sub, in the absence of actual notice that any Company Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                  (i) An affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed;

                  (ii) Such security and indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless in respect of such stock certificate(s); and

                  (iii) Evidence to the satisfaction of SouthTrust that such holder is the owner of the Company Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                  (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in whose name any certificate representing Company Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

                  (e) No holder of Company Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. After the Effective Time of the Merger, and until properly surrendered and exchanged pursuant to this Agreement, each outstanding certificate representing Company Shares, subject to this Section 2.4(e), shall be deemed to represent and evidence for all corporate purposes only the right to receive the consideration into which such Company Shares were converted as of the Effective Time of the Merger. Accordingly, among other matters, neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid, and SouthTrust shall not be obligated to pay, to the holder of any unsurrendered certificate or certificates representing Company Shares until such holder shall surrender the certificate or certificates representing the Company Shares as provided for by this Agreement, and until such holder becomes the record holder of the SouthTrust Shares issuable in the Merger, such holder shall not be entitled to vote such SouthTrust Shares in respect of any matter coming before the stockholders of SouthTrust. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any accrued dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares in accordance with the foregoing.

         Section 2.5 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Company Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of the Company, SouthTrust, ST-Sub, the Exchange Agent nor any other person acting on their behalf shall be liable to a holder of Company Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company hereby represents and warrants to ST-Sub and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and the Company is duly licensed or qualified to do business in each state or other jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 11.2 of this Agreement) on the Company. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Articles of Incorporation of the Company and the Bylaws of the Company, each as amended to the date hereof, have been delivered to SouthTrust.

                  (b) The Bank is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of Florida, the Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and the Bank is duly licensed or qualified to do business in Florida and in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Bank. True and correct copies of the Articles of Incorporation of the Bank and the Bylaws of the Bank, each as amended to the date hereof, have been delivered to SouthTrust.

                  (c) Each of the Company, the Bank, and their respective subsidiaries has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary to own or lease its properties and assets and to carry on its business as now conducted, except for authorizations, permits and licenses, the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  (d) Neither the Company nor the Bank owns any capital stock of any subsidiary, or has any interest in any partnership or joint venture, except that the Bank is a subsidiary of the Company and except as set forth in Disclosure Schedule 3.1(d); for purposes of this Agreement, a "subsidiary" means any corporation or other entity of which the party referred to beneficially owns, controls, or has the power to vote, directly or indirectly, more than 5% of the outstanding equity securities.

                  (e) The minute books of the Company, the Bank and their respective subsidiaries contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their shareholders and Boards of Directors (including all committees thereof).

         Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $.01 (hereinbefore and hereinafter referred to as "Company Shares"), 401,000 shares of which as of the date hereof are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. Except as set forth on Disclosure
Schedule 3.2(a), as of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of the capital stock of the Company, or any securities or rights convertible into or exchangeable for shares of capital stock of the Company.

                  (b) The authorized capital stock of the Bank consists of 500,000 shares of common stock, par value of $5.00, 400,000 shares of which as of the date hereof are issued and outstanding (the "Bank Shares"). All of the issued and outstanding Bank Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of the Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of the Bank.

                  (c) All of the issued and outstanding shares of capital stock of the Bank:

                           (i) are owned by the Company, except as may be limited or required by laws of general application relating to the Bank; and

                           (ii) are so owned free and clear of all liens and encumbrances and adverse claims thereto.


         Section 3.3 Financial Statements; Filings. (a) The Company has previously delivered to SouthTrust copies of the consolidated financial statements of the Company as of and for each of the three (3) fiscal years ended immediately prior to this Agreement and the interim unaudited consolidated financial statements of the Company as of and for each of the fiscal periods of the Company ended after the close of the most recently completed fiscal year of the Company and prior to the date of this Agreement, and the Company shall deliver to SouthTrust, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent fiscal quarter (or other reporting period) or year of the Company, the consolidated financial statements of the Company as of and for such subsequent fiscal quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of the Company").

                  (b) The Bank has previously delivered to SouthTrust copies of the financial statements of the Bank as of and for each of the three
(3) fiscal years of the Bank ended immediately prior to the date of this Agreement and the interim financial statements of the Bank as of and for each of the fiscal periods of the Bank ended after the close of the most recently completed fiscal year of the Bank and prior to the date of this Agreement, and the Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements for each subsequent fiscal quarter (or other reporting period) or year of the Bank, the financial statements of the Bank as of and for such subsequent fiscal quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of the Bank").

                  (c) The Bank have previously delivered to SouthTrust copies of the Call Reports of the Bank as of and for each of the three (3) fiscal years ended immediately prior to this Agreement and the Call Reports of the Bank as of and for the periods after the end of the most recent fiscal year and prior to the date of this Agreement, and the Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional Call Reports for each subsequent fiscal quarter (or other reporting period) or year of the Bank, the Call Reports of the Bank as of and for each such subsequent fiscal quarter (or other reporting period) or year (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Call Reports of the Bank").

                  (d) Each of the Financial Statements of the Company, the Financial Statements of the Bank and each of the Call Reports of the Bank (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of the Company and the Bank, and their subsidiaries have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of the Company, the Financial Statements of the Bank and each of the Call Reports of the Bank (including the related notes, where applicable) fairly present or will fairly present the financial position of the Company and the financial condition of the Bank on a consolidated basis as of the respective dates thereof and fairly present or will fairly present the results of operation of the Company and the results of operation of the Bank on a consolidated basis for the respective periods therein set forth.

                  (e) To the extent not prohibited by law, the Company has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by the Company, the Bank or any of their subsidiaries, with the Regulatory Authorities, and will from time to time hereafter furnish to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. Such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (f) Except as reflected on Disclosure Schedule 3.3(f) hereto, since December 31, 1999, none of the Company, the Bank, nor any of their subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of the Company, the Financial Statements of the Bank or the Call Reports of the Bank, or reflected in the notes thereto, and (ii) which were incurred after December 31, 1999, in the ordinary course of business consistent with past practices. Since December 31, 1999, none of the Company, the Bank, nor any of their subsidiaries have incurred or paid any obligations or liability which would have a Material Adverse Effect on the Company, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

    Section 3.4 Loan Portfolio; Reserves. Except as set forth in Disclosure
Schedule 3.4, (i) all evidences of indebtedness in original principal amount in excess of $10,000 reflected as assets in the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1999 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and, to the knowledge of the Company, the Bank or any of their respective subsidiaries, were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the allowances for possible loan losses shown on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1999 were, and the allowance for possible loan losses to be shown on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of the Company and the Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit);
(iii) the reserve for losses with respect to other real estate owned ("OREO Reserve") shown on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1999 were, and the OREO Reserve to be shown on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of the Company and the Bank as of the dates thereof;
(iv) the Company has reserved on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1999, and on the Financial Statements of the Company, the Financial Statements of the Bank, and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement, an amount adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to the Company, the Bank and their subsidiaries as of the dates thereof, and (v) each such allowance or reserve described above has been established in accordance with the accounting principles described in Section 3.3(d) and applicable regulatory requirements and guidelines.

    Section 3.5 Certain Loans and Related Matters. Except as set forth in Disclosure Schedule 3.5, none of the Company, the Bank nor any of their subsidiaries is a party as of the date of this Agreement to any written or oral:
(i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $10,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or is in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by the Company, the Bank or any Regulatory Authority, should have been classified as "substandard", "doubtful", "loss," "other loans especially mentioned," "other assets especially mentioned" or any other comparable classification; or (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Company, the Bank or any of their subsidiaries or any ten percent (10%) shareholder of the Company, the Bank or any of their subsidiaries, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to the Company, the Bank or any of their respective subsidiaries including, but not limited to, those promulgated, interpreted or enforced by any of the Regulatory Authorities and which violation could have a Material

Adverse Effect on the Company. As of the date of any Financial Statement of the Company, any Financial Statement of the Bank and any Call Reports of the Bank subsequent to the execution of this Agreement, including the date of the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank that immediately preceded the Effective Time of the Merger, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in (i) through (iv) above and Disclosure Schedule 3.5.

    Section 3.6 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of the Company and to the receipt of the Consents of the Regulatory Authorities and the other Consents referred to in Section 3.7 hereof, to consummate the transactions contemplated hereby. The Board of Directors of the Company has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted and recommended to the Company's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceedings on the part of the Company are necessary to consummate the Merger and the other transactions contemplated hereby. This Agreement, when duly and validly executed by the Company and delivered by the Company, will constitute a valid and binding obligation of the Company, and will be enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

            (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, the Articles of Incorporation of the Bank or Bylaws of the Bank, (ii) to the knowledge of the Company, the Bank or any of their respective subsidiaries, assuming that any necessary Consents, including, but not limited to, those of the Regulatory Authorities, referred to herein are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, the Bank or any of their subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company, the Bank or any of their subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which the Company, the Bank or any of their subsidiaries is a party, or by which the Company, the Bank or any of their subsidiaries or any of its properties or assets may be bound or affected.

    Section 3.7 Consents and Approvals. Except for (i) the approval of the shareholders of the Company pursuant to the proxy statement of the Company relating to the meeting of the shareholders of the Company at which the Merger is to be considered (the "Proxy Statement"); (ii) the Consents of the Regulatory Authorities; (iii) the approval of this Agreement by the shareholders of ST-Sub and the Company; (iv) the filing of a Certificate or Articles of Merger with the States of Alabama and Florida; and (v) as set forth in Disclosure Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated hereby.

    Section 3.8 Broker's Fees. Except for Allen C. Ewing & Co., a copy of whose engagement letter with the Company is attached as Disclosure Schedule 3.8, none of the Company, the Bank or any of their subsidiaries nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

    Section 3.9 Absence of Certain Changes or Events. Except as disclosed on Disclosure Schedule 3.9 and as otherwise provided in Section 5.1(b) of this Agreement, since December 31, 1999, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of the Company Shares or (ii) any Material Adverse Effect on the Company, the Bank or any of their respective subsidiaries including, without limitation, any change in the administration or supervisory standing or rating of the Company, the Bank or any of their respective subsidiaries with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

    Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure
Schedule 3.10, none of the Company, the Bank nor any of their respective subsidiaries is a party to any, and there are no pending or, to the knowledge of the Company, the Bank or any of their respective subsidiaries, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against the Company, the Bank or any of their respective subsidiaries challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of the Company, the Bank and their respective subsidiaries as of the date hereof, there is no proceeding, claim, action or governmental investigation against the Company, the Bank or any of their respective subsidiaries, and no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against the Company, the Bank or any of their respective subsidiaries which has or might reasonably be expected to have a Material Adverse Effect on the Company; there is no default by the Company, the Bank or any their respective subsidiaries under any material contract agreement to which the Company, the Bank or any of their respective subsidiaries is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of the Company, the Bank or any of their respective subsidiaries and none of the Company, the Bank or any of their respective subsidiaries has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

    Section 3.11 Taxes and Tax Returns. (a) The Company has previously delivered or made available to SouthTrust copies of the federal, state and local income tax returns of the Company and, if consolidated returns do not exist for all periods, of the Bank and each of its respective subsidiaries, for the years 1996, 1997, and 1998 and all schedules and exhibits thereto, and, will provide SouthTrust with a copy of all federal, state and local income tax returns for the year 1999, with all schedules and exhibits thereto, when such returns are filed, and, to the knowledge of the Company, the Bank and their respective subsidiaries such returns have not been examined by the Internal Revenue Service or any other taxing authority. Except as reflected in Disclosure Schedule 3.11, the Company, the Bank and their respective subsidiaries have duly filed in correct form all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and the Company, the Bank and any of their respective subsidiaries have duly paid or made adequate provisions for the payment of all taxes and other governmental charges which are owed by the Company, the Bank or any of their respective subsidiaries to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of the Company, the Bank and any of their respective subsidiaries), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. None of the Company, the Bank nor any of their respective subsidiaries is responsible for the taxes of any other person other than the Company, the Bank and any of their respective subsidiaries, under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

            (b) Except as disclosed in Disclosure Schedule 3.11, neither the Company, the Bank nor any of their respective subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of the Company, the Bank or any of their respective subsidiaries, have been adequately provided for in the Financial Statements of the Company, or the Financial Statements of the Bank, as the case may be.

            (c) Except as disclosed in Disclosure Schedule 3.11, neither the Company, the Bank nor any of their respective subsidiaries has made any payment, is obligated to make any payment or is a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280 G or 162(m) of the Code.

            (d) There has not been an ownership change, as defined in Section 382(g) or the Code, of the Company, the Bank or any of their respective subsidiaries that occurred during or after any taxable period in which the Company, the Bank or any of their respective subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of the Company immediately preceding the date of this Agreement.

            (e) (i) Proper and accurate amounts have been withheld by the Company, the Bank and their respective subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by the Company, the Bank and their respective subsidiaries for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor have been included by either the Company, the Bank in the Financial Statements of the Company or the Financial Statements of the Bank.

    Section 3.12 Employee Benefit Plans. (a) None of the Company, the Bank or any of their respective subsidiaries has or maintains any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Disclosure Schedule 3.12(a). The Company, the Bank or their respective subsidiaries have, with respect to each such plan, delivered to SouthTrust true and complete copies of:
(a) all plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (b) all summary plan descriptions and material employee communications; (c) the Form 5500 filed in each of the most recent three plan years (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (d) the most recent annual and periodic accounting of plan assets; (vii) if the plan is intended to qualify under Section 401(a) or 403)a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (e) all material communications with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation ("PBGC")).

            (b) None of the Company, the Bank or any of their respective subsidiaries (or any pension plan maintained by either of them) has incurred any liability to the PBGC or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

            (c) None of the Company, the Bank or any of their subsidiaries has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

            (d) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by the Company, the Bank and their respective subsidiaries comply in all material respects, with ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPAA and any applicable, similar state law, to such "employee benefit plans." None of the Company, the Bank or any of their respective subsidiaries have any material liability under any such plan.

                For purposes of this Agreement, "COBRA" means the provision of
Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of Title I of ERISA and any regulations thereunder, and "HIPPA" means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

            (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by the Company, the Bank or any of their respective subsidiaries (i) which would result in the imposition, directly or indirectly, of a material excise tax under
Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a material adverse effect on the Condition of the Company, the Bank or any of their respective subsidiaries; and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

            (f) No employee benefit plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

            (g) Except as set forth in Disclosure Schedule 3.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of the Company, the Bank or any of their respective subsidiaries under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

            (h) No employee benefit plan is a multiemployer plan as defined in
Section 414(f) of the Code or Section 3(37) or 4001(a)(31) of ERISA. The Company, the Bank and their respective subsidiaries have never been a party to or participant in a multiemployer plan.

            (i) There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any employee benefit plan or against the assets of any employee benefit plan. No assets of the Company, the Bank or their respective subsidiaries are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.

            (j) Each employee benefit plan which is intended to qualify under
Section 401(a) or 403(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

            (k) No employee benefit plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Sections 4063, 4064 or 4066 of ERISA. No employee benefit plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

            (l) Each employee pension benefit plan, as defined in Section 3(2) of ERISA, that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. No assets of the Company, the Bank or their respective subsidiaries are allocated to or held in a "rabbi trust" or similar funding vehicle.

            (m) Except as set forth on Disclosure Schedule 3.12(m), no employee benefit plan provides benefits to any current or former employee of the Company, the Bank of their respective subsidiaries beyond retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Any such plan may be amended or terminated at any time by unilateral action of the Company, the Bank or their respective subsidiaries.

    Section 3.13 Title and Related Matters. (a) Except as set forth in Disclosure Schedule 3.13(a), the Company, the Bank and their respective subsidiaries have good title, and as to owned real property, have good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by any of them on the Financial Statements of the Company, the Financial Statements of the Bank, or the Call Reports of the Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1999), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank or incurred in the ordinary course of business after December 31, 1999, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that do not in the aggregate have a Material Adverse Effect on the Company.

            (b) All agreements pursuant to which the Company, the Bank or any of their respective subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Company. Except as set forth in Disclosure Schedule 3.13(b), the Company, the Bank and their respective subsidiaries have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor), as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

            (c) Other than real estate owned, acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by the Company, the Bank and any of their respective subsidiaries, are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by the Company, the Bank and any of their respective subsidiaries, are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

    Section 3.14 Real Estate. (a) Disclosure Schedule 3.14(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, and a description of each parcel of real estate leased or subleased by the Company, the Bank or any of their respective subsidiaries or in which the Company, the Bank or any of their respective subsidiaries have any ownership or leasehold interest.

            (b) Disclosure Schedule 3.14(b) lists or otherwise describes and sets forth each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord's property manager (if any), under which the Company, the Bank or any of their respective subsidiaries is the lessee or sublessee of any real property and which relates in any manner to the operation of the businesses of the Company, the Bank or any of their respective subsidiaries.

            (c) None of the Company, the Bank or any of their respective subsidiaries have violated, or is currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to, any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a Material Adverse Effect on the Company.

            (d) As to each parcel of real property owned or used by the Company, the Bank or any of their respective subsidiaries, none of the Company, the Bank or any of their respective subsidiaries have received notice of any pending or, to the knowledge of the Company, the Bank or any of their respective subsidiaries, threatened condemnation proceedings, litigation proceedings or mechanics or materialmen's liens.

    Section 3.15   Environmental Matters.

            (a) Each of the Company, the Bank, their respective subsidiaries, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and all state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on the Company.

            (b) There is no litigation pending or, to the knowledge of the Company, the Bank or any of their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which the Company, the Bank, their respective subsidiaries, or any Participation Facility has been or, with respect to threatened litigation may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned or leased or operated by the Company, the Bank or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            (c) There is no litigation pending or, to the knowledge of the Company, the Bank and their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which any Loan Property (or the Company, the Bank and their respective subsidiaries in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law (as defined below) or
(ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a Material Adverse Effect on the Company.

            (d) To the knowledge of the Company, the Bank and any of their respective subsidiaries, there is no reasonable basis for any litigation of a type described in Sections 3.15(b) or 3.15(c) of this Agreement, except as will not have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (e) During the period of (i) ownership or operation by the Company, the Bank or any of their respective subsidiaries of any of their respective current properties, or (ii) participation by the Company, the Bank or any of their respective subsidiaries in the management of any Participation Facility, or (iii) holding by the Company, the Bank or any of their respective subsidiaries of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            (f) Prior to the period of (i) ownership or operation by the Company, the Bank or any of their respective subsidiaries of any of their respective current properties, (ii) participation by the Company, the Bank or any of their respective subsidiaries in the management of any Participation Facility, or (iii) holding by the Company, the Bank or any of their respective subsidiaries of a security interest in any Loan Property, to the knowledge of the Company, the Bank and their respective subsidiaries, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    Section 3.16 Commitments and Contracts. (a) Except as set forth in Disclosure Schedule 3.16(a), none of the Company, the Bank or any of their respective subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

    (i) Any employment contract or understanding (including any agreement or plan with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by the Company, the Bank or any of their respective subsidiaries);

    (ii)    Any labor contract or agreement with any labor union;

    (iii) Any contract covenants which limit the ability of the Company, the Bank or any of their respective subsidiaries to compete in any line of business or which involve any restriction of the geographical area in which the Company, the Bank or any of their respective subsidiaries may carry on its business (other than as may be required by law or applicable regulatory authorities);

    (iv)    Any lease (other than real estate leases described on Disclosure
            Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $10,000 or more; or

    (v) Any other contract or agreement which would be required to be disclosed in reports filed by the Company, the Bank or any of their respective subsidiaries with the SEC, the FRB, or the FDIC and which has not been so disclosed.

            (b) To the knowledge of the Company, the Bank or any of their respective subsidiaries, except as set forth in Disclosure Schedule 3.16(b), there is not, under any agreement, lease or contract to which the Company, the Bank or any of their respective subsidiaries is a party, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

    Section 3.17 Regulatory, Accounting and Tax Matters. None of the Company, the Bank or any of their respective subsidiaries has taken or agreed to take any action, has any knowledge of any fact nor has agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement, (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (iii) materially impede the ability of SouthTrust to account for the transactions contemplated by this Agreement as a pooling of interests.

    Section 3.18 Registration Obligations. None of the Company, the Bank or any of their respective subsidiaries is under any obligation, contingent or otherwise, which will survive the Merger, to register any of its securities under the Securities Act of 1933 or any state securities laws.

    Section 3.19 [Intentionally Omitted]

    Section 3.20 Insurance. Each of the Company, the Bank and their respective subsidiaries is presently insured, and during each of the past three (3) calendar years has been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of the Company, the Bank and their respective subsidiaries, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company, the Bank and their respective subsidiaries provide adequate coverage against loss, and the fidelity bonds in effect as to which the Company, the Bank or any of their respective subsidiaries is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure Schedule 3.20.

    Section 3.21 Labor. (a) No work stoppage involving the Company, the Bank or any of their respective subsidiaries is pending as of the date hereof or, to the knowledge of the Company, the Bank and their respective subsidiaries, threatened. None of the Company, the Bank or any of their respective subsidiaries is involved in, or, to the knowledge of the Company, the Bank and their respective subsidiaries, threatened with or affected by, any proceeding asserting that the Company, the Bank or any of their respective subsidiaries has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on the Company. No union represents or claims to represent any employees of the Company, the Bank or their respective subsidiaries, and, to the knowledge of the Company, the Bank and their respective subsidiaries, no labor union is attempting to organize employees of the Company, the Bank or their respective subsidiaries.

            (b) The Company, the Bank or their respective subsidiaries has made available to SouthTrust a true and complete list of all employees of the Company, the Bank and their respective subsidiaries as of the date hereof, together with the employee position, title, salary and date of hire, and all information with respect to all benefit plans or policies, bonus arrangements, commissions, severance plans or policies, compensation arrangements or other benefits provided to such employees. Except as set forth on Schedule 3.21(b), the consummation of the transactions contemplated hereby will not cause SouthTrust or ST-Sub to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity. Except as set forth on Schedule 3.21(b) hereto, no employee of the Company, the Bank or their respective subsidiaries has any contractual right to continued employment by the Company. Except as set forth on Schedule 3.21(b) hereto, there are no employment agreements, contracts, plans, arrangements, professional service contracts, commitments or understandings between the Company, the Bank or their respective subsidiaries and any employee not terminable at will.

            (c) The Company, the Bank and their respective subsidiaries is in compliance with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

            (d) Except as set forth on Schedule 3.21(d) hereto, there has not been, there is not presently pending or existing and, to the knowledge of the Company, the Bank or any of their respective subsidiaries, there is not threatened any proceeding against or affecting the Company, the Bank or their respective subsidiaries relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Company, the Bank or their respective subsidiaries.

    Section 3.22 Compliance with Laws. Each of the Company, the Bank and their respective subsidiaries has conducted its business and owned its assets in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on the Company. Except as disclosed in Disclosure Schedule 3.22, none of the Company, the Bank or any of their respective subsidiaries:

            (a) is in violation of any laws, regulations, rules, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on the Company; and

            (b) has received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that the Company, the Bank or any of their respective subsidiaries is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on the Company, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on the Company, (iii) requiring the Company, the Bank or any of their respective subsidiaries to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of the Company, the Bank or any of their respective subsidiaries, including, without limitation, any restrictions on the payment of dividends.

    Section 3.23 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of the Bank at the time such deposits were entered into, (b) the loans listed on Disclosure Schedule 3.5, (c) the agreements listed on Disclosure
Schedule 3.16, (d) obligations under employee benefit plans of the Company, the Bank and their respective subsidiaries as set forth on Disclosure Schedule 3.12, and (e) the items described on Disclosure Schedule 3.23 and any loans or deposit agreements entered into in the ordinary course with customers of the Bank, there are no contracts with or commitments to present or former stockholders, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, any business directly or indirectly controlled by any such person, or $5,000 for all such contracts or commitments in the aggregate for all such individuals.

    Section 3.24 Derivative Contracts. Neither the Company nor the Bank is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in Financial Statements of the Company and the Financial Statements of the Bank which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivative Contracts set forth in Disclosure Schedule 3.24.

    Section 3.25 Deposits. None of the deposits of the Bank are "brokered" deposits or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any affiliate of the Company's except as set forth in Disclosure Schedule 3.25.

    Section 3.26 Accounting Controls. Each of the Company, the Bank and their respective subsidiaries have devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the Company, the Bank and their respective subsidiaries; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as the Company, the Bank and their respective subsidiaries or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein;
(iii) access to the material properties and assets of the Company, the Bank and their respective subsidiaries is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the Company, the Bank and their respective subsidiaries; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

    Section 3.27 Proxy Materials. None of the information relating to the Company, the Bank or any of their respective subsidiaries to be included in the Proxy Statement which is to be mailed to the shareholders of the Company in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact, necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of such Proxy Statement relating to the Company, the Bank or any of their respective subsidiaries shall be and remain with the Company, the Bank and their respective subsidiaries.

    Section 3.28 Deposit Insurance. The deposit accounts of the Bank are insured by the Bank Insurance Fund ("BIF") in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); the Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

    Section 3.29 Untrue Statements and Omissions. No representation or warranty contained in Article III of this Agreement or in the Disclosure Schedules of the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              SOUTHTRUST AND ST-SUB


    SouthTrust and ST-Sub hereby jointly and severally represent and warrant to Company as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

    Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on SouthTrust. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to the Company.

            (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on SouthTrust.

    Section 4.2 Organization and Related Matters of ST-Sub. (a) ST-Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. ST-Sub has, or as of the Effective Time of the Merger, will have, the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Sub is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by ST-Sub, or the character or location of the properties and assets owned or leased by ST-Sub makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on SouthTrust. True and correct copies of the Articles of Incorporation of ST-Sub and the Bylaws of ST-Sub, each as amended to the date hereof will be made available to the Company.

            (b) ST-Sub has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on SouthTrust.

    Section 4.3 Capitalization. As of June 30, 2000, the authorized capital stock of SouthTrust consisted of 500,000,000 shares of common stock, par value $2.50 per share, 168,233,823 shares (which includes the rights associated with such shares pursuant to that certain Amended and Restated Rights Agreement dated as of August 1, 2000 between SouthTrust and American Stock Transfer & Trust Company) of which were issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust as of such date), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

    Section 4.4 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of SouthTrust and ST-Sub, and no other corporate proceedings on the part of SouthTrust or ST-Sub are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement, when duly authorized, will be the valid and binding obligation of SouthTrust and ST-Sub enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust or the Articles of Incorporation or Bylaws of ST-Sub or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents, including, but not limited to those of the Regulatory Authorities, referred to herein are duly obtained,
(A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust or ST-Sub under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust or ST-Sub is a party, or by which SouthTrust or ST-Sub or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust or ST-Sub or any of their respective material properties or assets, except for
(X) such conflicts, breaches or defaults as are set forth in Disclosure Schedule 4.4; and (Y) with respect to (B) above, such as individually or in the aggregate will not have a Material Adverse Effect on SouthTrust.

    Section 4.5 Financial Statements. (a) SouthTrust has made available to the Company copies of the consolidated financial statements of SouthTrust as of and for the two (2) fiscal years ended immediately prior to the date of this Agreement. SouthTrust will make available to the Company, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent fiscal period or year of SouthTrust, the consolidated financial statements of SouthTrust as of and for such subsequent fiscal period or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

            (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only the actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

            (c) Since December 31, 1999, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SouthTrust, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after December 31, 1999 in the ordinary course of business consistent with past practices. Since December 31, 1999, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would have a Material Adverse Effect on SouthTrust.

    Section 4.6 Absence of Certain Changes or Events. Since December 31, 1999, no fact or condition has occurred which would give rise to a Material Adverse Effect on SouthTrust, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a Material Adverse Effect on SouthTrust in the future.

    Section 4.7 Legal Proceedings, Etc. Except as set forth on Disclosure
Schedule 4.7 hereto, or as disclosed in any registration statement filed by SouthTrust with the SEC and made available to the Company hereunder, neither SouthTrust nor any of its affiliates is a party to any, and there are no pending, or, to the knowledge of SouthTrust,


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threatened, legal, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations of any nature against SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to Item 103 of Regulation S-K promulgated by the SEC.

    Section 4.8 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

    Section 4.9 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the respective shareholders of ST-Sub and the Company; (iii) the filing of a Certificate or Articles of Merger with the States of Alabama and Florida; or (iv) as disclosed in Disclosure Schedule 4.9, no Consents of any person are necessary in connection with the execution and delivery by SouthTrust and ST-Bank or, to the knowledge of SouthTrust, by the Company of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

    Section 4.10 Accounting, Tax, Regulatory Matters. SouthTrust has not agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement.

    Section 4.11 Proxy Materials. None of the information relating solely to SouthTrust or any of its subsidiaries to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of the Company in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of the Company to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of the information supplied by SouthTrust and relating solely to SouthTrust which is either included or incorporated by reference in the Proxy Statement shall be and remain with SouthTrust.

    Section 4.12 No Broker's or Finder's Fees. Neither SouthTrust nor ST-Sub or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

    Section 4.13 Untrue Statements and Omissions. No representation or warranty contained in Article IV of this Agreement or in the Disclosure Schedules of SouthTrust or ST-Sub contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Section 4.14 SEC Filings. SouthTrust has filed all forms, reports and documents required to be filed by SouthTrust with the SEC since December 31, 1998, other than registration statements on Form S-4 and S-8 (collectively, the "SouthTrust SEC Reports"). The SouthTrust SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SouthTrust SEC Reports or necessary in order to make the statements in such SouthTrust SEC Reports, in light of the circumstances under which they were made, not misleading.

    Section 4.15 Compliance with Laws. Each of SouthTrust or ST-Sub has conducted its business and owned its assets in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken


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


together as a whole, will not have a Material Adverse Effect on SouthTrust. Except as disclosed in Disclosure Schedule 4.15, none of SouthTrust or ST-Sub:

            (a) is in violation of any laws, regulations, rules, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on SouthTrust; and

            (b) has received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that SouthTrust or ST-Sub is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on SouthTrust, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on SouthTrust, (iii) requiring SouthTrust or ST-Sub to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SouthTrust or ST-Sub, including, without limitation, any restrictions on the payment of dividends.


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

    Section 5.1 Conduct of the Business of Company. (a) Except as provided in this Agreement, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall and shall cause the Bank and each subsidiary of the Company and the Bank to, (i) conduct their business in the usual, regular and ordinary course consistent with past practice and prudent banking and business principles, (ii) use their best efforts to maintain and preserve intact their business organization, employees, goodwill with customers and advantageous business relationships and retain the services of their officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of the Company or SouthTrust to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform their covenants and agreements under this Agreement.

            (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, the Company shall not, and it shall not permit the Bank or any of their respective subsidiaries, without the prior written consent of SouthTrust, to:

    (i) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of the Company, the Articles of Incorporation or Bylaws of the Bank or the Articles or Certificates of Incorporation or Bylaws of any of their respective subsidiaries;

    (ii) except for the issuance of the Company Shares pursuant to the terms of the Company Options, change the number of shares of the authorized, issued or outstanding capital stock of the Company, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of the Company, or declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of the Company or the Bank except for that certain dividend from the Bank to Company disclosed on Schedule 3.9 (which consent, with respect to dividends paid by the Bank, will not be unreasonably withheld); provided, however, that in the event the Effective Time of the Merger has not occurred by the record date for the payment of SouthTrust's fourth quarter dividend, the Company shall be permitted to pay its


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


            normal and recurring dividend of $0.22 per share to its shareholders prior to the Effective Time of the Merger;

    (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

    (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 31, 1999 and disclosed in a Disclosure Schedule delivered pursuant to Article III of this Agreement or in the annexed Disclosure Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

    (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein or any tangible or intangible personal property having a book value in excess of or in exchange for consideration in excess of $25,000 for each such parcel or interest, in which case consent will not be unreasonably withheld;

    (vi) except as reflected in annexed Disclosure Schedule 5.1(b)(vi): pay any bonuses to any executive officer or director except pursuant to the terms of an enforceable agreement; enter into any new, or amend in any respect any existing employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit or bonus plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

    (vii) enter into or extend any agreement, lease or license relating to real property, tangible or intangible personal property or any service or other function (including, without limitation), data processing or bankcard functions relating to the Company, the Bank or any of their respective subsidiaries that involves an aggregate of $25,000;

    (viii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with the Company and the Bank' past practices;

    (ix) purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than five years, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation, or any Derivative Contract;

    (x) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing subsidiaries of the Company or the Bank which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by a banking subsidiary in a fiduciary capacity or (D) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement; or

    (xi) commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against the Company, the Bank or any of their respective subsidiaries for material money damages or restrictions upon any of their operations.

    Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of the Company, the Bank and their respective subsidiaries. The Company will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of the Company, the Bank or any of their respective subsidiaries, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting the Company, the Bank or any of their respective subsidiaries, the institution or the threat of material litigation, claims, threats or causes of action involving the Company, the Bank or any of their respective subsidiaries, and will keep SouthTrust fully informed of such events. The Company will furnish to SouthTrust, promptly after the preparation and/or receipt by the Company thereof, copies of its unaudited periodic financial statements, and shall furnish or cause the Bank or such other applicable subsidiary of the Company or the Bank to furnish to SouthTrust promptly after the preparation and/or receipt by the Company, the Bank or such subsidiary, copies of all periodic financial statements of the Bank and such subsidiaries, if available, and all call reports with respect to the Bank for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank.

    Section 5.3 Access to Properties; Personnel and Records. (a) So long as this Agreement shall remain in effect, the Company, the Bank and their respective subsidiaries shall permit SouthTrust or its agents reasonable access, to be arranged with the officers of the Company in advance, during normal business hours, to the properties of the Company, the Bank and their respective subsidiaries, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of the Company, the Bank or any of their respective subsidiaries, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and the Company, the Bank and their respective subsidiaries shall use their reasonable best efforts to provide SouthTrust and its representatives access to the work papers of the Company's accountants. The Company, the Bank and their respective subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided that the Company, the Bank and their respective subsidiaries shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by the Company and its subsidiaries.

            (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use


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


its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five (5) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice of any such required disclosure. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

    Section 5.4 Approval of Shareholders. The Company will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of the Company will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and the Company will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

    Section 5.5 No Other Bids. Except with respect to this Agreement and the transactions contemplated hereby, neither the Company nor any "affiliate" (as defined below) thereof, nor any investment banker, attorney, accountant or other representative (collectively, "representative") retained by the Company, the Bank or any of their respective subsidiaries shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any "takeover proposal" (as defined below) by any other party. Except to the extent necessary to comply with the fiduciary duties of the Company's Board of Directors as advised in writing by counsel to such Board of Directors, neither the Company nor any affiliate or representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its affiliates or representatives not to engage in any of the foregoing, but the Company may communicate information about such a takeover proposal to its shareholders if and to the extent it is required to do so in order to comply with its legal obligations as advised in writing by counsel. The Company shall promptly notify SouthTrust orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. The Company shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. As used in this Section 5.5, an "affiliate" of a party means (i) any other party directly or indirectly controlling, controlled by or under common control with such party, (ii) any executive officer, director, partner, employer or direct or indirect beneficial owner of a 10% or greater equity or voting interest in such party, or (iii) any other party for which a party described in clause (ii) acts in any such capacity. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving the Company, the Bank or any of their respective subsidiaries or for the acquisition of a significant equity interest in the Company, the Bank or any of their respective subsidiaries or for the acquisition of a significant portion of the assets or liabilities of the Company, the Bank or any of their respective subsidiaries.

    Section 5.6 Notice of Deadlines. Disclosure Schedule 5.6 lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which the Company, the Bank or any of their respective subsidiaries is a party.

    Section 5.7 Affiliates. No later than thirty (30) days following the execution of this Agreement, Company shall deliver to SouthTrust a letter identifying all persons who are anticipated to be, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act of 1933. In addition, the Company shall cause each person named in the letter referred to above to deliver to SouthTrust not later than thirty (30) days following the execution of this Agreement a written agreement substantially in the form of EXHIBIT 5.7 providing that such person will not sell, pledge, transfer, or otherwise dispose of the Company Shares held by such person, except as contemplated by such agreement or by this Agreement, and will not sell, pledge, transfer, or otherwise dispose of the SouthTrust Shares to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations promulgated thereunder and until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and the Company and its subsidiaries have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. To assure that the Merger will qualify for pooling-of-interests accounting treatment, the SouthTrust Shares issued to such affiliates of the Company in exchange for the Company Shares shall not be transferable until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and the Company and its subsidiaries have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies regardless of whether each such person has provided the written agreement referred to in this Section 5.7.

    Section 5.8 Maintenance of Properties. The Company, the Bank and their respective subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

    Section 5.9 Environmental Audits. At the election and expense of SouthTrust, the Company will, with respect to each parcel of real property that the Company, the Bank or any of their respective subsidiaries owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, an environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust; provided, however, that in the event the Company, the Bank or any of their respective subsidiaries acquires a parcel of real property after the date of this Agreement, and owns, leases or subleases such parcel within forty-five (45) days prior to the Effective Time of the Merger, SouthTrust may elect to have an environmental audit conducted on the property at the expense of the Company.

    Section 5.10 Title Insurance. At the election of SouthTrust, the Company will, at its own expense, with respect to each parcel of real property that the Company, the Bank or any of their respective subsidiaries owns, leases or subleases (with the exception of the branch located in the Wal-Mart store), procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, a commitment to issue owner's title insurance in such amounts and by such insurance company reasonably acceptable to SouthTrust, which policy shall be free of all material exceptions to SouthTrust's reasonable satisfaction.

    Section 5.11 Surveys. At the election of SouthTrust, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.10, the Company, at its own expense, will procure and deliver to SouthTrust at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger.

    Section 5.12 Consents to Assign and Use Leased Premises. With respect to the leases disclosed in Disclosure Schedule 3.14(b), the Company will, or shall cause the Bank and each applicable subsidiary of the Company and the Bank to, obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of the Company, the Bank and their respective subsidiaries to ST-Bank and to permit the use and operation of the leased premises by ST-Bank.

    Section 5.13 Exemption Under Anti-Takeover Statutes. Prior to the Effective Time of the Merger, the Company and SouthTrust will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.

    Section 5.14 Conforming Accounting and Reserve Policies. At the request of SouthTrust, the Company shall immediately prior to Closing establish and take such reserves and accruals as SouthTrust reasonably shall request to conform the Bank's loan, accrual, reserve and other accounting policies to the policies of ST-Bank, provided however, such requested conforming adjustment shall not be taken into account as having a Material Adverse Effect on the Company.

    Section 5.15 Publicity. Except as otherwise required by law or the rules of NASDAQ, so long as this Agreement is in effect, neither ST-Sub nor the Company shall, or shall permit any of their respective subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

    Section 5.16 Compliance Matters. Prior to the Effective Time of the Merger, the Company shall take, or cause to be taken, all steps reasonably requested by SouthTrust to cure any deficiencies in regulatory compliance by the Company, the Bank or any of their respective subsidiaries, including compliance with Regulations Z and CC of the FRB; provided that neither SouthTrust nor ST-Sub shall be responsible for discovering or have any obligation to disclose the existence of such defects to the Company nor shall SouthTrust or ST-Sub have any liability resulting from such deficiencies or attempts to cure them.

    Section 5.17 Subsidiary Merger Agreement. Prior to the effective time of the Merger, ST-Bank, and the Bank shall have executed and delivered the Subsidiary Merger Agreement substantially in the form annexed hereto as EXHIBIT 5.17 and the Company shall have voted by action by written consent or as otherwise required the shares of capital stock of the Bank held by the Company in favor of such Subsidiary Merger Agreement and the transactions contemplated thereby.


                                   ARTICLE VI

                       ADDITIONAL COVENANTS AND AGREEMENTS


    Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

    Section 6.2 Regulatory Matters. (a) Within thirty (30) days following the execution and delivery of this Agreement, SouthTrust and the Company shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of the Company. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agency in connection with the transactions contemplated by this Agreement.

            (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

    Section 6.3 Other Matters. (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of the Company, the Bank or any of their respective subsidiaries or an obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

            (b) The parties agree that appropriate steps shall be taken to terminate the First Bank 401(k) Profit Sharing Plan (the "Company Savings Plan") as of a date prior to the Effective Time of the Merger or as promptly as practicable thereafter. SouthTrust shall take appropriate steps to wind up the Company Savings Plan and distribute the assets of its trust in accordance with the terms of the Company Savings Plan and applicable law, following the termination of the Company Savings Plan and receipt of a favorable determination letter from the Internal Revenue Service relating to such termination. In addition, the parties agree that appropriate steps shall be taken to terminate all employee benefit plans of the Company, the Bank or any of their respective subsidiaries other than the Company Savings Plan and that certain Split Dollar Agreement between Frederick C. Nixon and the Bank, dated March 24, 1999, immediately prior to, at or as soon as administratively feasible following the Effective Time of the Merger provided that the conditions of this Subsection (b) and of paragraphs (i)-(ii) below are then met and provided further that all employees of the Company, the Bank or any of their respective subsidiaries who were participating immediately prior to the Merger in employee benefit plans of the Company, the Bank or any of their respective subsidiaries (other than the Company Savings Plan) for which SouthTrust maintains a corresponding plan shall commence participation in SouthTrust's corresponding plan upon the later of the Effective Time of the Merger or the date of termination of coverage under the Company's employee benefit plans of the Company, the Bank or any of their respective subsidiaries without any gap or interruption in coverage (including any gap affecting any Target employee's dependents), whether a gap in time of coverage or in waiting or elimination periods. Subject to Section 6.4(c) hereof and except as otherwise specifically provided below, SouthTrust agrees that the officers and employees of the Company, the Bank or any of their respective subsidiaries who SouthTrust or its subsidiaries employ shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans, sick leave, vacation, holiday pay and similar payroll practices, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

                   (i) with respect to each SouthTrust group health plan (within the meaning of Section 5000(b)(1) of the Code), SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the group medical insurance plan of the Company, the Bank or any of their respective subsidiaries during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and

                   (ii) credit for each such employee's past service with the
            Company, the Bank or any of their respective subsidiaries prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to employees for purposes of:

                              (1) determining vacation, sick leave and other
                   leave benefits and accruals, in accordance with the established policies of SouthTrust; and


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



                              (2) establishing eligibility for participation in
                   and vesting under SouthTrust's welfare and fringe benefit plans, and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service.

            (c) From and after the Applicable Date (as hereinafter defined) and subject to applicable law, SouthTrust shall recognize the service of all Company employees of the Company, the Bank or any of their respective subsidiaries for purposes of determining eligibility to participate in, and vesting in accrued benefits under the SouthTrust 401(k) Plan, the SouthTrust Employee Stock Ownership Plan, the SouthTrust Corporation Employees' Cash Profit Sharing Plan (the "ST Cash PS Plan"), and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") as follows:

                   (i) for purposes of vesting and eligibility under the SouthTrust 401(k) Plan, the SouthTrust Employee Stock Ownership Plan, the ST Cash PS Plan and the ST Retirement Plan, all Past Service Credit shall be credited as if such service had been performed for SouthTrust and all service performed for SouthTrust from and after the Effective Time of the Merger shall be credited; and

                   (ii) for purposes of benefit accrual under the ST Retirement
            Plan, all service performed for SouthTrust from and after the Applicable Date shall be credited.

 The "Applicable Date" with respect to a plan is as specified below:

                          Plan                                           Applicable Date
               --------------------------            -------------------------------------------------------
               SouthTrust 401(k) Plan                The Eligibility Plan Entry Date as defined in such plan

               SouthTrust Employee Stock             January 1
               Ownership Plan

               ST Cash PS Plan                       January 1

               ST Retirement Plan                    January 1

               SouthTrust Discount Stock             January 1
               Payroll Purchase Plan

        Section 6.4 Indemnification (a) The Company agrees to indemnify, defend and hold harmless SouthTrust and its subsidiaries and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act of 1933 or the Securities Exchange Act of 1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, the Proxy Statement or any application for the approval of the transactions contemplated by this Agreement) filed with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the Statements therein, in light of the circumstances under which they were made not misleading.

               (b) SouthTrust agrees to indemnify, defend and hold harmless the Company, the Bank, and their respective subsidiaries and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act of 1933 or the Securities Exchange Act of 1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, the Proxy Statement or any application for the approval of the transactions contemplated by this Agreement) filed with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the Statements therein, in light of the circumstances under which they were made not misleading.

               (c) After the Effective Time of the Merger, directors, officers and employees of the Company and the Bank shall have indemnification rights having prospective application only. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of SouthTrust and its subsidiaries would be entitled under the Restated Certificate of Incorporation and Bylaws of SouthTrust or the particular subsidiary for which they are serving as officers, directors or employees and under such directors' and officers' liability insurance policy as SouthTrust may then make available to officers, directors and employees of SouthTrust and its subsidiaries. In addition to and not as a limitation on the foregoing, it is specifically acknowledged, agreed and understood that no director, officer or employee of the Company or the Bank shall be entitled to any indemnification for any claims or actions arising out of or related to the transactions described in Disclosure
Schedule 7.6.

        Section 6.5 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with the Company and to report with respect to the general status and the ongoing operations of SouthTrust.

        Section 6.6 Registration Statement. SouthTrust shall cause the Registration Statement to be filed and shall use its best efforts to cause such Registration Statement to become effective with the SEC and any such state securities authority prior to the Effective Time of the Merger, which Registration Statement shall in all material respects conform to the requirements of the Securities Act of 1933 and the general rules and regulations of the SEC under the Securities Act of 1933. The Company will furnish to SouthTrust the information required to be included in the Registration Statement with respect to the business and affairs of the Company, the Bank and their respective subsidiaries before such Registration Statement is filed with the SEC and again before any amendments are filed. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable federal securities laws and state blue sky securities laws, as appropriate.

        Section 6.7 Reservation of Shares. SouthTrust, on behalf of ST-Sub, shall reserve for issuance such number of SouthTrust Shares as shall be necessary to pay the consideration contemplated in this Agreement. If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

        Section 6.8 Consideration. SouthTrust shall issue the SouthTrust Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.


                                   ARTICLE VII

                          MUTUAL CONDITIONS TO CLOSING

        The obligations of SouthTrust and ST-Sub on the one hand, and the Company, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

        Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of the Company and the sole shareholder of ST-Sub.

        Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

        Section 7.3 Legal Proceedings. No court or governmental or regulatory authority of any competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, order or similar restriction (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

        Section 7.4 Registration Statement and Listing. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated or threatened by the SEC or any other regulatory authority. SouthTrust shall have received all federal and state securities laws, or "Blue Sky" permits or other authorizations or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.

        Section 7.5 Matters Relating to Employment Agreements. The employment agreements between ST-Bank and each of Frederick C. Nixon, Susie B. Andrews and Tami Chandler, set forth as EXHIBITS 7.5(A), (B) and (C) respectively, shall be in full force and effect and shall not have been terminated by either Nixon, Andrews or Chandler.

        Section 7.6 Certain Stock Purchases. As soon as practicable following the execution of this Agreement and in any event prior to the date of mailing of the Proxy Statement, the Company will use its best efforts to cause the individuals listed in Disclosure Schedule 7.6 (or otherwise identified by the parties hereto) to offer to rescind the transactions listed in Disclosure
Schedule 7.6 in a manner mutually acceptable to SouthTrust and the Company. In the event that any such individuals refuses or fails to offer to rescind any such transaction, the Directors of the Company, jointly and severally, shall defend, indemnify and hold harmless SouthTrust from and against any and all liability, loss, claims or damages that may arise from or out of such transactions or such failure or refusal.

        (b) In addition to the foregoing, with respect to the individuals listed and identified in Disclosure Schedule 7.6 (or otherwise identified by the parties hereto) who are non-executive employees of the Company or the Bank, for each transaction rescinded by such individuals, the Company will pay to the respective non-executive employee an amount equal to the difference between (i) the amount refunded to rescind the transaction and (ii) the product of the market price of SouthTrust Common Stock at the close of business on the day before the recision is effected multiplied by the Conversion Ratio.
Furthermore, with respect to each non-executive employee that rescinds such a transaction, the Company will pay to each such non-executive employee an amount sufficient to gross up the tax liability resulting to such non-executive employee as a result of the payment described in the foregoing sentence. The non-executive employees who are subject to this Section 7.6(b), and the respective transactions, are identified on Disclosure Schedule 7.6.


                                  ARTICLE VIII

             CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB


        The obligations of SouthTrust and ST-Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

        Section 8.1 Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

        Section 8.2 Performance of Obligations. The Company, the Bank and their respective subsidiaries shall have performed all covenants, obligations and agreements required to be performed by them under this Agreement prior to the Effective Time of the Merger.

        Section 8.3 Certificate Representing Satisfaction of Conditions. The Company shall have delivered to SouthTrust and ST-Sub a certificate of the Chief Executive Officer of the Company dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of the Company under Article III of this Agreement.

        Section 8.4 Absence of Adverse Facts. There shall have been no determination by SouthTrust that any fact, event or condition exists or has occurred that, in the reasonable judgment of SouthTrust, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Company or the consummation of the transactions contemplated by this Agreement, (b) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement or (c) would be materially adverse to the interests of SouthTrust on a consolidated basis or (d) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

        Section 8.5 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Pennington, Moore, Wilkinson, Bell & Dunbar, P.A. or other counsel to the Company acceptable to SouthTrust in substantially the form set forth in EXHIBIT 8.5 hereof.

        Section 8.6 Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of the Company, the Bank and any of their respective subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease (other than any lease or sublease described in and set forth on Disclosure Schedule 3.14(b)), license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

        Section 8.7 Consents Relating to Leased Real Property. The Company shall have delivered evidence that each Consent described in Section 3.14(c) shall have been obtained by the Company, the Bank and any of their respective subsidiaries, as appropriate.

        Section 8.8 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of the Company or the Bank or any other banking or other Subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of the Company or the Bank or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of Bank under similar circumstances.

        Section 8.9 Acknowledgment of Option Conversion. Each holder of a Company Option outstanding immediately prior to the Effective Time of the Merger shall have executed and delivered to SouthTrust such documents as SouthTrust, with the advice of counsel, may deem necessary to reflect the conversion and assumption of the Company Options provided for in Section 2.2.

        Section 8.10 Outstanding Shares of the Company. The total number of the Company Shares outstanding as of the Effective Time of the Merger and the total number of the Company Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any Company Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for Company Shares, shall not exceed 422,000 shares in the aggregate.

        Section 8.11 Dissenters. The holders of not more than five percent (5%) of the outstanding Company Shares shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares.

        Section 8.12 Pooling. SouthTrust, in the exercise of its discretion, and after taking into account the holders of the outstanding Company Shares who shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares, shall not have determined that the transactions contemplated by this Agreement fail to qualify for pooling of interests accounting treatment.

        Section 8.13 Certification of Claims. The Company shall have delivered a certificate to SouthTrust that the Company is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of the Company, the Bank or any of their respective subsidiaries.

        Section 8.14 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the judgment of SouthTrust, based upon advice of counsel, would have a Material Adverse Effect with respect to the interests of SouthTrust.

        Section 8.15 Increase in Borrowing. As of the date of any Financial Statement of the Company, any Financial Statement of the Bank or any Call Report of the Bank subsequent to the execution of this Agreement, including the date of the Financial Statements of the Company, the Financial Statements of the Bank and the Call Report of the Bank that immediately precede the Effective Time of the Merger, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in (i) through (iii) of
Section 3.5 and in Disclosure Schedule 3.5.


                                   ARTICLE IX

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY


        The obligation of the Company to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

        Section 9.1 Representations and Warranties. The representations and warranties of SouthTrust and ST-Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct as of the date of this Agreement and as of the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger, except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement.

        Section 9.2 Performance of Obligations. SouthTrust and ST-Sub shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

        Section 9.3 Certificate Representing Satisfaction of Conditions. SouthTrust and ST-Sub shall have delivered to the Company a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust and ST-Sub under Article IV of this Agreement.

        Section 9.4 Absence of Adverse Facts. There shall have been no determination by the Company that any fact, event or condition exists or has occurred that, in the reasonable judgment of the Company, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

        Section 9.5 Consents Under Agreements. SouthTrust and ST-Sub shall have obtained the consent or approval of each person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the judgment of the Company, individually or in the aggregate, have a Material Adverse Effect upon the consummation of the transactions contemplated hereby.

        Section 9.6 Opinion of Counsel. The Company shall have received the opinion of Bradley Arant Rose & White LLP, counsel to SouthTrust, dated the Effective Time of the Merger in substantially the form set forth in EXHIBIT 9.6 hereof.

        Section 9.7 SouthTrust Shares. The SouthTrust Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust.

        Section 9.8 Tax Opinion. The Company shall have received an opinion of Bradley Arant Rose & White LLP on or before the Effective Time of the Merger, to the effect, among others, that the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of Company to the extent that they receive SouthTrust Shares in exchange for their Company Shares in the Merger.

        Section 9.9 Fairness Opinion. The Board of Directors of the Company shall have received a letter from Allen C. Ewing & Co. (the "Fairness Opinion") dated prior to or as of the date that the Proxy Statement is delivered to the shareholders of the Company in connection with any meeting of the shareholders of the Company to approve the Merger, stating that the Merger is fair, from a financial point of view, and the Fairness Opinion shall not have been withdrawn prior to or as of the Effective Time of the Merger.


                                   ARTICLE X

                       TERMINATION, WAIVER AND AMENDMENT


        Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:


               (a) by the mutual consent in writing of the Board of Directors of SouthTrust, ST-Sub and the Company; or

               (b) by the Board of Directors of SouthTrust, ST-Sub, or the Company if the Merger shall not have occurred on or prior to March 31, 2001, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

                (c) by the Board of Directors of SouthTrust, ST-Sub or the Company (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of the Company and Section 9.1 in the case of SouthTrust or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 8.1 of this Agreement in the case of the Company and Section 9.1 of this Agreement in the case of SouthTrust; or

                (d) by the Board of Directors of SouthTrust, ST-Sub or the Company (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of the Company and Section 9.1 in the case of SouthTrust or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

                (e) by the Board of Directors of SouthTrust, ST-Sub or the Company in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of the Company fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law at the Company's shareholders' meeting where the transactions were presented to such shareholders for approval and voted upon;

                (f) by the Board of Directors of SouthTrust, ST-Sub or the Company (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in this case of the Company and Section 9.1 in the case of SouthTrust or in breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 10.1(e) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(b) of this Agreement as the date after which such party may terminate this Agreement; or

                (g) by majority vote of the members of the entire Board of Directors of the Company at any time during the five-business-day period commencing on the first day following the end of the Determination Period, if the Average Closing Price of SouthTrust Shares for the Determination Period shall be less than $22.00.

        For purposes of this Section 10.1(g), the following terms shall have the meanings indicated:

               "Average Closing Price" shall mean the average of the daily last sales prices of SouthTrust Shares as reported on NASDAQ (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by SouthTrust) during the Determination Period.

               "Determination Period" shall mean the ten consecutive full trading day period beginning 45 days prior to the Closing Date.

        Section 10.2 Effect of Termination; Break-Up and Termination Fees. In the event of the termination and abandonment of this Agreement pursuant to
Section 10.1 of this Agreement, the Agreement shall terminate and have no effect, except that:

               (a) The provisions of this Section 10.2, Section 10.5 and Article 11 of this Agreement shall survive any such termination and abandonment;


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


                (b) If, after the date of this Agreement, (i) an Acquisition Transaction (as defined below) is offered, presented or proposed to the Company or its shareholders, (ii) thereafter this Agreement and the Merger are disapproved by the Company or by the shareholders of the Company and (iii) within one year after termination of this Agreement as a result of disapproval by the Company or by the shareholders of the Company, an Acquisition Transaction is consummated or a definitive agreement is entered into by the Company relating to an Acquisition Transaction (a "Trigger Event"), then immediately upon the occurrence of a Trigger Event and in lieu of any other rights and remedies of SouthTrust, the Company shall pay SouthTrust a cash amount of $1,000,000.00 as an agreed-upon break-up fee (the "Break-Up Fee"). For purposes of this Section 10.2, "Acquisition Transaction" shall, with respect to the Company, mean any of the following: (a) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either the Company, the Bank or any of their respective subsidiaries, (b) a purchase, lease or other acquisition of all or substantially all the assets of either the Company, the Bank or any of their respective subsidiaries, (c) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 35% or more of the voting power of either the Company, the Bank or any of their respective subsidiaries, but excluding the acquisition of beneficial ownership by an existing shareholder of the Company or by any employee benefit plan maintained or sponsored by the Company, or (d) a bona fide tender or exchange offer to acquire securities representing 35% or more of the voting power of the Company;

                (c) The Company and SouthTrust agree that the Break-Up Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of any such Break-Up Fee exceeds the maximum amount permitted by law, then the amount of such Break-Up Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction;

                (d) Notwithstanding the foregoing, if this Agreement is terminated by SouthTrust for any reason other than as provided in Section 10.1(b), and the Company is not in breach of any of its representations, warranties, covenants or other agreements contained herein, then SouthTrust shall pay to the Company a termination fee in an amount equal to $150,000. Such payment shall be made within one business day following the notice of termination of this Agreement.

                (e) Notwithstanding the foregoing, if this Agreement is terminated by the Company for any reason other than as provided in Section 10.1(b) or 10.1(g), and SouthTrust is not in breach of any of its representations, warranties, covenants or other agreements contained herein, then the Company shall pay to SouthTrust a termination fee in an amount equal to $150,000. Such payment shall be made within one business day following the notice of termination of this Agreement.

        Section 10.3 Effect of Wrongful Termination. Notwithstanding the foregoing provisions of Section 10.2, if the Merger fails to be consummated because of the wrongful termination of this Agreement or a willful, knowing or grossly negligent breach by SouthTrust, or ST-Sub on the one hand, or the Company, on the other hand, of any representations, warranty, covenant, undertaking, term or restriction contained herein, the other party shall have all rights and remedies afforded by law.

        Section 10.4 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of SouthTrust, ST-Sub, and the Company.

        Section 10.5 Waivers. Subject to Section 11.11 hereof, prior to or at the Effective Time of the Merger, SouthTrust and ST-Sub, on the one hand, and the Company, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

        Section 10.6 Non-Survival of Representations and Warranties. The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust or ST-Sub, or the Company shall not survive the Effective Time of Merger, except that Sections 5.3(b), 6.3(b), 6.4, 6.6 and
7.6 shall survive the Effective Time of the Merger, and any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Sub, the Company (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of SouthTrust, ST-Sub or the Company contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust or ST-Sub, on the one hand, and the Company, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Sub or the Company and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.


                                   ARTICLE XI

                                 MISCELLANEOUS


        Section 11.1 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Sub and the Company with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 11.2 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

               "Affiliate" of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause (ii) acts in any such capacity.

               "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

               "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Loan Property" means any property owned by the Company, the Bank or any of their subsidiaries, or in which the Company, the Bank or any of their subsidiaries holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law; and "Participation Facility" means any facility in which the Company, the Bank or any of their subsidiaries has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility; "Participation in the Management" of a facility has the meaning set forth in 40 C.F.R.ss. 300.1100(c).

               "Material Adverse Effect," with respect to any party, shall mean any event, change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operation, financial performance or prospects of such party and their respective subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

               "Regulatory Authorities" shall mean, collectively, the Alabama State Banking Department, the Office of the Comptroller of the State of Florida, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

        Section 11.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

               If to the Company, then to:

                       First Bank Holding Company
                       1997 Capital Circle
                       Tallahassee, Florida 32312
                       Attention: Frederick C. Nixon
                       Fax:   (850) 385-7427

               with a copy to:

                       Pennington, Moore, Wilkinson, Bell & Dunbar, P.A. 215 South Monroe Street, 2nd Floor
                       Tallahassee, Florida 32301
                       Attention: Ben M. Wilkinson
                       Fax:   (850) 222-2126

               If to ST-Sub or SouthTrust, then to:

                       SouthTrust Corporation
                       420 North 20th Street
                       Birmingham, Alabama 35203
                       Attention: Alton E. Yother
                       Fax: (205) 254-5022

               with a copy to:

                       Bradley Arant Rose & White LLP
                       2001 Park Place, Suite 1400
                       Birmingham, Alabama 35203
                       Attention: Paul S. Ware, Esq.
                       Fax: (205) 521-8800

               All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third
(3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

        Section 11.4 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

        Section 11.5 Costs and Expenses. Expenses incurred by the Company on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

        Section 11.6 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

        Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

        Section 11.8 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Alabama without respect to its conflicts of laws principles.

        Section 11.9 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Bank to another affiliate of SouthTrust).

        Section 11.10 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

        Section 11.11 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

        Section 11.12 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.


                                          FIRST BANK HOLDING COMPANY


                                 By: /s/ F. C. NIXON
                                     -------------------------------------------

                                 Name:   F. C. Nixon
                                      ------------------------------------------
                                 Its:   Chief Executive Officer

ATTEST:


By:  /s/ SUSIE B. ANDREWS
     --------------------------

Name:  Susie B. Andrews
       ------------------------
Its:   Secretary


[CORPORATE SEAL]


                                          SOUTHTRUST OF ALABAMA, INC.


                                 By: /s/ JOHN D. BUCHANAN
                                    --------------------------------------------

                                 Name: John D. Buchanan
                                      ------------------------------------------
                                 Its:   Vice President
                                      ------------------------------------------


ATTEST:


By: /s/ ALTON E. YOTHER
   ----------------------------

Name:  Alton E. Yother
       ------------------------
Its:   Secretary

[CORPORATE SEAL]

                                              SOUTHTRUST CORPORATION


                                   By:  /s/ JOHN D. BUCHANAN
                                       -----------------------------------------

                                   Name: John D. Buchanan
                                         ---------------------------------------

                                   Its: Senior Vice President
                                        ----------------------------------------


ATTEST:


By: /s/ ALTON E. YOTHER
    -----------------------

Name: Alton E. Yother
      ---------------------
Its:   Secretary


[CORPORATE SEAL]


    The undersigned directors of First Bank Holding Company hereby execute this Agreement for the purpose of evidencing their consent and agreement to Sections 1.3, 5.4 and 7.6 of this Agreement.


                                           DIRECTORS:


                                   /s/ KATHLEEN B. ATKINS
                                   ---------------------------------------------
                                              Kathleen B. Atkins


                                   /s/ MICHAEL L. BLANKENSHIP
                                   ---------------------------------------------
                                             Michael L. Blankenship


                                   /s/ WILLIAM E. CHILDERS
                                   ---------------------------------------------
                                              William E. Childers


                                   /s/ NANCY T. COUNCIL
                                   ---------------------------------------------
                                               Nancy T. Council


                                   /s/ WILLIAM G. DONNELLAN
                                   ---------------------------------------------
                                              William G. Donnellan


                                   /s/ ELAINE N. DUGGAR
                                   ---------------------------------------------
                                                Elaine N. Duggar


                                   /s/ THOMAS E. DUGGAR
                                   ---------------------------------------------
                                                Thomas E. Duggar


                                   /s/ WILLIAM D. GUNTER
                                   ---------------------------------------------
                                                William D. Gunter

                                   /s/ F. C. NIXON
                                   ---------------------------------------------
                                                   F.C. Nixon


                                   /s/ J. LEE VAUSE
                                   ---------------------------------------------
                                                  J. Lee Vause


                                   /s/ STEPHEN R. WINN
                                   ---------------------------------------------
                                                Stephen R. Winn

                   EXHIBIT B - OPINION OF ALLEN C. EWING & CO.


                              ALLEN C. EWING & CO.


October 26, 2000


Board of Directors
First Bank Holding Company
1997 Capital Circle, N.E.
Tallahassee, Florida 32308

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of First Bank Holding Company (the "Company") of Tallahassee, Florida, the registered bank holding for First Bank (the "Bank"), in regard to the terms of the proposed acquisition of 100% of the shares of the Company by SouthTrust of Alabama, Inc., an Alabama Corporation ("ST-Sub"), a wholly-owned subsidiary of SouthTrust Corporation, a Delaware corporation ("SouthTrust") of Birmingham, Alabama (the "Transaction"). This Transaction involves a merger of the Company with and into ST-Sub, whereby the existence of the Company shall cease and SouthTrust shall survive. The shareholders of the Company will receive registered shares of SouthTrust in a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code.

In arriving at its opinion, Ewing relied upon the accuracy and completeness of the information provided by the Company, which was used in the preparation of the accompanying analysis. Ewing did not conduct an independent verification of such information or perform an independent appraisal of the Company's assets and liabilities.

Based upon the accompanying analysis and our knowledge of and experience in the valuation of Florida banks and their securities, it is our opinion that the terms of the Transaction are fair, from a financial point of view, to the shareholders of the Company.

The opinion of Allen C. Ewing & Co. ("Ewing") is directed to the Board of Directors and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the shareholders' meeting held in connection with the proposed Transaction. Ewing has not been requested to opine as to, and the opinion does not address, the Board's underlying business decision to support and recommend the acquisition to the shareholders.

Very truly yours,
ALLEN C. EWING & CO.



By:       /s/ BENJAMIN C. BISHOP, JR.
   -------------------------------------------
       Benjamin C. Bishop, Jr.

                                    EXHIBIT C
               FLORIDA BUSINESS CORPORATION ACT DISSENT PROVISIONS
                        FLORIDA BUSINESS CORPORATION ACT
                    SECTIONS 607.1301, 607.1302 AND 607.1320



607.1301 DISSENTERS' RIGHTS; DEFINITIONS.

         The following definitions apply to ss. 607.1302 and 607.1320:

(1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.


607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.

(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a)      Consummation of a plan of merger to which the corporation is a party:

1.       If the shareholder is entitled to vote on the merger, or

2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

(b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

(d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

(e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

(f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

(2)      A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

(3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

(5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

         (1) (a) If a proposed corporate action creating dissenters' rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and
607.1320. A shareholder who wishes to assert dissenters' rights shall:

1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

(b)      If proposed corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

(2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

(3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

(4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

(a)      Such demand is withdrawn as provided in this section;

(b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

(c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

(d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

(5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

(a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

(b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12 month period, for the portion thereof during which it was in existence.

(6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

(7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

(8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

(9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

(10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                           First Bank Holding Company
                            1997 Capital Circle, N.E.
                           Tallahassee, Florida 32308


        PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS - DECEMBER {__}, 2000

               (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS OF FIRST BANK HOLDING COMPANY)

          The undersigned shareholder of First Bank Holding Company ("First Bank Holding") hereby appoints {____________} and {____________}, and each or either of them, with full power of substitution, as attorneys and proxies to vote all of the shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present at the Special Meeting of the Shareholders of First Bank Holding to be held in the principal banking office of First Bank Holding at 1997 Capital Circle, N.E. Tallahassee, Florida, on December {__}, 2000, at 5:30 p.m., and at any adjournment or postponement thereof, upon the matters set forth in the Notice of the Special Meeting, the Proxy Statement/Prospectus, and in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus.

          This Proxy, when properly executed and returned to First Bank Holding, will be voted as directed.

          1. Proposal to approve the Agreement and Plan of Merger, dated as of September 28, 2000, by and between SouthTrust of Alabama, Inc., an Alabama corporation and First Bank Holding Company, and joined in by SouthTrust Corporation, a Delaware corporation, whereby First Bank Holding will be merged with and into SouthTrust of Alabama and the holders of First Bank Holding common stock will receive 1.7456 shares of SouthTrust Corporation common stock, with cash being paid in lieu of issuing fractional shares, for each share of First Bank Holding common stock, all pursuant to and in accordance with the terms and conditions of the Merger Agreement, all as more fully described in the Proxy Statement/Prospectus dated November {__}, 2000;


                  FOR  [ ]       AGAINST  [ ]       ABSTAIN  [ ]

          2.    Other Matters:

                [ ] In their discretion, upon such other matters as may properly come before the special meeting of shareholders or any adjournment or postponements thereof.

                [ ]   Authority withheld to vote upon such matters.

UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL (1). PLEASE RETURN THIS PROXY IN THE SELF-ADDRESSED POSTAGE PAID ENVELOPE PROVIDED AS PROMPTLY AS PRACTICAL, REGARDLESS OF WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON SHOULD YOU SO DESIRE.

                 ------------------           ----------------------------
                                              (Signature(s) of Shareholder)

                                               Dated:               , 2000
                                                     ---------------

                                              ----------------------------
                                                    (co-owner, if any)

                                               Dated:               , 2000
                                                     ---------------

Please date and sign exactly as name appears hereon. If shares are held jointly, each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc., should use full title, and, if more than one, all should sign. If the shareholder is a corporation or other entity, please sign full corporate or entity name by an authorized officer.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The restated certificate of incorporation and the restated by-laws of the registrant provide that the registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of the State of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a derivative action on behalf of the corporation, if he was not adjudged to be liable for negligence or misconduct.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          The following exhibits are filed as part of this registration statement:



   2 Agreement and Plan of Merger of SouthTrust of Alabama, Inc. and First Bank Holding Company Joined in by SouthTrust Corporation and the Directors of First Bank Holding Company (included as Exhibit A to the proxy statement/prospectus filed as part of this registration statement).
 **3(a)    Composite Restated Bylaws of SouthTrust Corporation, as amended.
  *3(b) Composite Restated Certificate of Incorporation of SouthTrust Corporation which was filed as Exhibit 3 to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration
           No. 333-34947).
  *4(a) Certificate of Designation of Preferences and Rights of Series 1999 Junior Participating Preferred Stock, adopted December 16, 1998 and effective February 22, 1999, which was filed as Exhibit A to Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 001-14781).
  *4(b) Amended and Restated Shareholder's Rights of Agreement, dated as of August 1, 2000, between SouthTrust Corporation and American Stock Transfer & Trust Company, Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 001-14781).
  *4(c) Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form S-3 (Registration No. 33-13637).
  *4(d) Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-52717).
  *4(e) Form of Senior Indenture which was filed as Exhibit 4(b)(i) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-52717).
 **5 Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered.
 **8 Form of Opinion of Bradley Arant Rose & White LLP regarding certain tax matters.
**23(a)    Consent of Arthur Andersen LLP (with respect to SouthTrust
           Corporation).
**23(b) Consent of James D. A. Holley & Co., P.A. (with respect to First Bank Holding Company).
**23(c)    Consent of Allen C. Ewing & Co.
**23(d)    Consent of Bradley Arant Rose & White LLP (included in Exhibit 5 and
           Exhibit 8).
  24       Powers of Attorney.



--------------
 *  Incorporated by reference.

**  Previously filed.

ITEM 22.  UNDERTAKINGS.

          (a)      The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)      (1)      The undersigned registrant hereby undertakes as
                            follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                   (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES



          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on November 7, 2000.



                                   SOUTHTRUST CORPORATION


                                   By: /s/ Wallace D. Malone, Jr.
                                      --------------------------------------
                                   Its: Chairman of the Board of Directors,
                                   President and Chief Executive Officer




          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.




               Signature                                                Title                             Date
               ---------                                                -----                             ----
      /s/ Wallace D. Malone, Jr.                        Chairman, President, Chief Executive         November 7, 2000
    -----------------------------                                 Officer, Director
        Wallace D. Malone, Jr.                             (Principal Executive Officer)


          /s/ Alton E. Yother                                 Secretary, Treasurer and               November 7, 2000
    -----------------------------                               Controller (Principal
            Alton E. Yother                                        Accounting and
                                                                 Financial Officer)

         /s/ Julian W. Banton                                         Director                       November 7, 2000
    -----------------------------                            (Chairman and Chief Executive
           Julian W. Banton                                    Officer, SouthTrust Bank)

                   *                                                  Director                       November 7, 2000
    -----------------------------
            Carl F. Bailey

                   *                                                  Director                       November 7, 2000
    -----------------------------
           John M. Bradford

                                                                      Director
    -----------------------------                                                                    ----------------
           William A. Coley

                   *                                                  Director                       November 7, 2000
    -----------------------------
           H. Allen Franklin


                   *                                                  Director                       November 7, 2000
    -----------------------------
           William C. Hulsey

                 *                                                    Director                    November 7, 2000
   -----------------------------
          Donald M. James

                 *                                                    Director                    November 7, 2000
   -----------------------------
        Allen J. Keesler, Jr.

                 *                                                    Director                    November 7, 2000
   -----------------------------
          Rex J. Lysinger

                 *                                                    Director                    November 7, 2000
   -----------------------------
           Van L. Richey


By       /s/ Alton E. Yother                                                                      November 7, 2000
  ------------------------------
          Alton E. Yother
          Attorney-in-fact

                                INDEX TO EXHIBITS


  EXHIBIT
     NO.                           DESCRIPTION
  -------                          -----------
    2      Agreement and Plan of Merger of SouthTrust of Alabama, Inc. and First
           Bank Holding Company Joined in by SouthTrust Corporation and the
           Directors of First Bank Holding Company (included as Exhibit A to the proxy statement/prospectus filed as part of this registration statement).
  **3(a)   Composite Restated Bylaws of SouthTrust Corporation, as amended.
   *3(b)   Composite Restated Certificate of Incorporation of SouthTrust
           Corporation which was filed as Exhibit 3 to the Registration
           Statement on Form S-3 of SouthTrust Corporation (Registration
           No. 333-34947).
   *4(a)   Certificate of Designation of Preferences and Rights of Series 1999
           Junior Participating Preferred Stock, adopted December 16, 1998 and effective February 22, 1999, which was filed as Exhibit A to Exhibit
           1 to SouthTrust Corporation's Registration Statement on Form 8-A
           (File No. 001-14781).
   *4(b)   Amended and Restated Shareholder's Rights of Agreement, dated as of
           August 1, 2000, between SouthTrust Corporation and American Stock
           Transfer & Trust Company, Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File
           No. 001-14781).
   *4(c)   Indenture, dated as of May 1, 1987 between SouthTrust Corporation and
           National Westminster Bank USA, which was filed as Exhibit 4(a) to
           SouthTrust Corporation's Registration Statement on Form S-3
           (Registration No. 33-13637).
   *4(d)   Subordinated Indenture, dated as of May 1, 1992, between SouthTrust
           Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation
           (Registration No. 33-52717).
   *4(e)   Form of Senior Indenture which was filed as Exhibit 4(b)(i) to the
           Registration Statement on Form S-3 of SouthTrust Corporation
           (Registration No. 33-52717).
  **5      Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered.
  **8      Form of Opinion of Bradley Arant Rose & White LLP regarding certain tax matters.
 **23(a)   Consent of Arthur Andersen LLP (with respect to SouthTrust
           Corporation).
 **23(b)   Consent of James D. A. Holley & Co., P.A. (with respect to First Bank
           Holding Company).
 **23(c)   Consent of Allen C. Ewing & Co.
 **23(d)   Consent of Bradley Arant Rose & White LLP (included in Exhibit 5 and
           Exhibit 8).
   24      Powers of Attorney.



--------------
 *  Incorporated by reference.

**  Previously filed.